UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Mattel, Inc.
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2019 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2019

Our Mission

To create innovative products

and experiences that inspire,

entertain and develop children

through play.

Mattel, Inc.

Notice of 2019 Annual Meeting

of Stockholders

DATE AND TIME May 16, 2019 at 9:00 a.m. (Los Angeles time)	LOCATION Mattel Conference and Leadership Center, 1955 East Grand Avenue, El Segundo, California 90245	RECORD DATE Holder of record of Mattel common stock at the close of business on March 22, 2019

We will consider and act on the following matters of business at our 2019 annual meeting of stockholders (“2019 Annual Meeting”):

Matter		The Board’s Recommendations
Proposal 1	Election of the 10 director nominees named in the Proxy Statement: R. Todd Bradley, Adriana Cisneros, Michael J. Dolan, Ynon Kreiz, Soren T. Laursen, Ann Lewnes, Roger Lynch, Dominic Ng, Dr. Judy D. Olian, and Vasant M. Prabhu	FOR each Director Nominee
Proposal 2	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2019	FOR
Proposal 3	Advisory vote to approve named executive officer compensation (“Say-on-Pay”)	FOR
Proposal 4	Approval of the Second Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	FOR
Proposal 5	Stockholder proposal regarding an amendment to stockholder proxy access provisions, if properly presented	AGAINST
Such other business as may properly come before the 2019 Annual Meeting

The Mattel Conference and Leadership Center is accessible to those who require special assistance. If you require special assistance, please call 310-252-4500. Whether or not you expect to attend the 2019 Annual Meeting, please submit a proxy to vote as soon as possible so that your shares will be represented and voted at the 2019 Annual Meeting.

By Order of the Board of Directors

ROBERT NORMILE

Secretary

El Segundo, California

April 4, 2019

2019 Proxy Statement	3

4	Mattel, Inc.

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding our 2018 financial performance, please review our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission (“SEC”) on February 22, 2019.

Voting Matters and Board Recommendations

Matter	The Board’s Recommendations	Page
Election of 10 Director Nominees	FOR each Director Nominee	27
Ratification of PricewaterhouseCoopers LLP as our Independent Accounting Firm for 2019	FOR	42
Advisory Vote to Approve Named Executive Officer Compensation (“Say-on-Pay”)	FOR	92
Approval of the Second Amendment to Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	FOR	93
Stockholder Proposal Regarding an Amendment to Stockholder Proxy Access Provisions	AGAINST	104

2018 Leadership Transition

In April 2018, Ynon Kreiz became our Chief Executive Officer (“CEO”), and Margaret H. Georgiadis, our former CEO, stepped down to pursue a new opportunity. Mr. Kreiz brings with him over 20 years of experience in finance, media, entertainment, and content creation, and a track record of innovation as well as substantial, relevant leadership experience having served as the Chairman and CEO of at Maker Studios, Inc., Endemol Group, and Fox Kids Europe N.V. Since joining the Mattel board of directors (the “Board”) as an independent director in June 2017, Mr. Kreiz has been an invaluable resource to the Board and the management team by helping to advance the Company’s transformation efforts and Structural Simplification cost savings program, and by contributing deep expertise in areas core to our strategy going forward. Given Mr. Kreiz’s background and experience, as well as his existing institutional knowledge of Mattel and its industry, the Board believed that appointing Mr. Kreiz as CEO would serve to ensure a smooth leadership transition and enhance the Company’s execution going forward.

2018 Business Highlights and Strategic Overview

We remain focused on advancing our strategy to restore profitability and regain top-line growth in the short-to-mid term, and are laying the groundwork to capture the full value of our intellectual property (“IP”) in the mid-to-long term.

In 2018, Mattel demonstrated meaningful progress in advancing our transformation strategy, and improving our financial performance over the prior year, despite considerable retail disruption in the global toy industry, which included the liquidation of Toys “R” Us. Our stronger than expected 2018 financial results were primarily driven by the successful execution of our Structural Simplification program, the strength of our brands, in particular Barbie and Hot Wheels, and our execution during the holiday season. While Mattel is in a multi-year turnaround and there is more work to be done, we are encouraged by our progress in 2018.

2019 Proxy Statement	5

Proxy Summary

To drive our transformation to become an IP-driven, high-performing toy company, in 2018, management developed a two-part strategy:

Transforming Mattel into an IP-driven, high-performing toy company

In the short-to-mid term, our priorities are to continue to restore profitability by reshaping operations through Structural Simplification and to regain topline growth by growing our Power Brands and expanding our brand portfolio.

In the mid-to-long term, we are looking to capture the full value of our IP through franchise management and the development of our online retail and e-commerce capabilities.

To drive the execution of our transformation strategy, we established four Company Objectives for the year. These objectives provided the framework for the Strategic Goals that measured individual performance under our annual cash incentive plan, thereby aligning pay delivery with our transformation strategy. These objectives were:

In 2017, we established Structural Simplification, a comprehensive cost savings program to simplify and streamline our operations and improve profitability by right sizing our cost structure.

In 2018, this program drove significant improvement in our profitability, helping us achieve:

◾	$521 million of run-rate cost savings exiting 2018, and we expect to exceed our cumulative $650 million run-rate cost savings target exiting 2019;

◾

$358 million improvement in fourth quarter operating income compared to 2017, our largest year-over-year fourth quarter improvement since 2009, and $103 million improvement in full year operating income compared to 2017, our largest full year improvement since 2012;

◾	Gross margin of 46.6% in the fourth quarter and 39.8% for the full year, representing the first gross margin improvement for each of the fourth quarter and full year since 2013; and

◾	A 22% reduction of our global non-manufacturing workforce.

6	Mattel, Inc.

Proxy Summary

Following the bankruptcy filing in September 2017 by Toys “R” Us, one of our top customers, the global toy industry faced considerable retail disruption going into 2018. Despite this significant headwind, Mattel demonstrated resilience and strong execution, in particular during the holiday season, and finished the year with a stronger than expected fourth quarter and full year.

◾	Compared to 2017, full year 2018 net sales declined 8%, driven primarily by lower Toys “R” Us sales as a result of its liquidation.

◾	Barbie and Hot Wheels continued their momentum throughout the year.

–	Barbie gross sales* increased 14% in 2018 versus the prior year, and reached the brand’s highest full year gross sales* in the last five years.

–	Hot Wheels gross sales* increased 7% in 2018 versus the prior year, and reached the brand’s highest full year gross sales* in its 50-year history.

◾	Additionally, we executed well in our two largest regions – North America and Europe – and maintained our strength in Latin America and Global Emerging Markets, excluding China.

With the creation of Mattel Films, Mattel Television, and our Global Franchise Management organization, we are targeting opportunities to develop our IP and extend our iconic franchises across film and television, digital gaming, live events, music, consumer products, and merchandise. We’ve recently made several announcements for the first ever live-action feature films for some of our key franchises including Barbie, Hot Wheels, Masters of the Universe, American Girl, and View-Master. Also, with respect to partner IP, we are focused on continuing to strengthen our relationships with many leading entertainment companies and consumer brands.

We have recognized that to achieve Mattel’s vision, we need to drive toward a more progressive mindset that is culturally-centered on performance and collaboration, with a focus on empowering decision-makers and driving accountability at all levels. We have instituted new fundamentals to evolve how we work, which include:

◾	Resetting performance standards to drive accountability, ownership, and execution;

◾	Modernizing work/life programs to be more progressive and competitive;

◾	Utilizing Mattel’s values as a foundation for how we hire, develop, promote, and drive accountability for culture-right behavior across all levels of the organization; and

◾	Redesigning reward and recognition systems to encourage employees to challenge the status quo.

Additionally, we have focused on attracting and retaining the best talent at all levels and making certain all teams are thoroughly aligned with our strategy.

Looking ahead, we will continue to methodically execute our strategy in order to position Mattel for sustainable, profitable growth and drive long-term value for our stockholders.

*

Gross sales is a non-GAAP financial measure. For the definition of gross sales and a reconciliation of gross sales to net sales (the most directly comparable GAAP financial measure), please see pages 49 to 51 of our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 22, 2019.

2019 Proxy Statement	7

Proxy Summary

Board Composition Reflects Significant Refreshment and the Needs of our Business

The Board remains focused on aligning our directors’ collective skills and expertise with Mattel’s strategy.

Given the meaningful changes in the toy industry, retail landscape, and at Mattel over the last several years, the Board has undergone significant refreshment. During 2018, the Board engaged in a comprehensive and deliberate director search process, prioritizing the following attributes:

◾	Skills and experiences relevant to Mattel’s business, operations, and strategy; and

◾	Qualities that contribute to the Board’s overall diversity.

The Board’s search process resulted in five new directors who bring a wide range of valuable perspectives and experiences that the Board believes will best support Mattel in executing its transformation strategy. The five directors added in 2018 are:

R. Todd Bradley, who, as a prior CEO of Mozido, LLC, brings digital, marketing, and technology expertise relevant to our strategy, proven experience with turnaround companies in driving growth and improving profitably, and management experience with logistics, production, and quality control.
Adriana Cisneros, who, as the CEO of Cisneros Group of Companies, brings significant experience transforming a company through innovation and digital strategy, and valuable expertise in restructuring, growth strategy, technology, and corporate social responsibility.
Soren T. Laursen, who, as a former CEO of Top-Toy and former President of LEGO Systems, Inc., has tested experience in, and an understanding of, our business and the global toy industry, deep expertise in developing strong brand franchises supported by compelling media, digital and technology activations, and leadership experience in successfully turning around a company and driving growth.
Roger Lynch, who, as the former President and CEO of Pandora Media, Inc., brings significant media, technology, and internet experience. Mr. Lynch has extensive experience leading, innovating, and scaling consumer media and technology businesses globally and has frequently worked with large content providers to create business models that embrace technological changes in distribution.
Dr. Judy D. Olian, who, as the President of Quinnipiac University and former Dean of UCLA Anderson School of Management for over 12 years, brings extensive human resource management, management composition, and management systems expertise.

The Board continues to work diligently to ensure it maintains the right balance between long-term institutional knowledge, and fresh perspectives among its members, as well as alignment with our strategy.

The Board believes that the current mix of director tenures provides Mattel with an optimal balance of knowledge, experience, and capability. In its oversight of management and our continued transformation efforts, this mix allows the Board to leverage the new viewpoints, experiences, and ideas of newer directors as well as the deep Company knowledge of, and experience with, Mattel of longer-tenured directors.

8	Mattel, Inc.

Proxy Summary

Name	Independent	Director Since	Audit	Compensation	Governance	Executive	Finance
R. Todd Bradley+		2018
Adriana Cisneros		2018
Michael J. Dolan Independent Lead Director		2004
Ynon Kreiz(1)		2017
Soren T. Laursen	(2)	2018
Ann Lewnes		2015
Roger Lynch+		2018
Dominic Ng+		2006
Dr. Judy D. Olian		2018
Vasant M. Prabhu+		2007

= Chair

+ = Audit Committee Financial Expert

= Member

(1)	Sole member of Equity Grant Allocation Committee.

(2)	Mr. Laursen is expected to be determined to be independent when his service as interim Executive Director with us is completed, which is expected to occur no later than September 30, 2019.

Corporate Governance Highlights

We maintain industry-leading corporate governance and Board practices that ensure accountability and enhance effectiveness in the boardroom.

Corporate Governance Practices		Board Practices

✓	Annual Board elections	✓	Routine review of Board leadership structure
✓	Majority voting standard	✓	Annual Board and Committee evaluations
✓	Robust Independent Lead Director role with significant responsibilities	✓	Robust director succession and search process
✓	Stockholder right to call special meetings	✓	Annual review and evaluation of the CEO’s performance by independent directors
✓	Stockholder right to proxy access	✓	Quarterly executive sessions held without management present
✓	Stockholder ability to remove directors with or without cause	✓	Comprehensive risk management with Board and Committee oversight
✓	Stockholder ability to act by written consent	✓	8 of 10 director nominees are independent

Extensive Stockholder Engagement Led to Meaningful Compensation Changes

The Compensation Committee directly incorporated feedback from our stockholders into our 2018 compensation programs.

Mattel has developed and maintains an ongoing and active stockholder engagement program. In spring 2018, leading up to our annual meeting of stockholders (“2018 Annual Meeting”), we spoke with stockholders representing approximately 66% of our outstanding shares. Dean A. Scarborough, then a member of the Compensation Committee, and members of senior management participated in these discussions. The majority of the feedback received during this outreach was focused on our executive compensation, and, in particular, the compensation structure of our former CEO.

2019 Proxy Statement	9

Proxy Summary

During the fall of 2018, and the beginning of 2019, we had discussions with stockholders representing approximately 81% of our outstanding shares. Our Independent Lead Director, Michael J. Dolan, and members of senior management participated in these discussions, which were focused on sharing the changes the Compensation Committee made to our compensation programs in response to the stockholder feedback we received in the spring after the 2018 Annual Meeting with respect to our 49% Say-on-Pay vote, and providing an update on our transformation progress.

Feedback received from our stockholders during this year-round practice is regularly shared with the full Board, the Governance and Social Responsibility Committee, and the Compensation Committee when related to our compensation programs and practices.

Executive Compensation Highlights

We made meaningful changes to our executive compensation programs in response to stockholder feedback in 2018 and are committed to our pay-for-performance philosophy and compensation governance best practices.

Meaningful Compensation Changes in Direct Response to Stockholder Feedback

The Compensation Committee carefully considered the feedback from our stockholders, our 49% Say-on-Pay vote in 2018, and compensation governance best practices, in implementing the following changes to our executive compensation programs and practices in 2018.

Feedback We Heard	How We Responded
CEO compensation structure should have greater alignment with Company performance and stockholder value creation, in particular the guaranteed bonus for our former CEO.

The compensation of our new CEO, Mr. Kreiz, is substantially performance-based, with:

◾  84% of his 2018 equity awards* subject to Company and stock price performance; and

◾  No guaranteed or signing bonuses.

Former CEO’s vesting period and performance requirements for new-hire equity awards were insufficient.	Mr. Kreiz’s new-hire inducement stock option is fully performance-based. ◾ Grant vests if our relative three-year TSR is ≥ 65th percentile of companies in the S&P 500.
Weighting of three-year performance-based restricted stock units (“Performance Units” or “PSUs”) in long-term incentive (“LTI”) mix should be increased.	Percentage of our 2018 total target annual equity grant value (“Annual LTI Value”) granted as Performance Units was increased to 50% (from 33%) for Executive Vice Presidents (“EVPs”) and above.
A three-year financial performance measurement should be employed in the Long-Term Incentive Program (“LTIP”).	Our 2018-2020 LTIP employs a single three-year cumulative Free Cash Flow goal, instead of an annual goal set each year and averaged over three years.
Explicit link of incentive measures with transformation and strategic plan should be increased.	Our Mattel Incentive Plan (“MIP”) and LTIP were realigned to emphasize profitability and cash flow.
Size of companies in our executive compensation benchmarking peer group should be reconsidered.

We realigned our peer group in 2018 by:

◾  Targeting median positioning and utilizing a lower revenue cap of 3x from the previous 4x    revenue cap; and

◾  Increasing focus on branded content/home entertainment companies.

Three of the four new companies in our peer group are smaller than Mattel in terms of revenue and market capitalization. Three of the five companies removed had market capitalizations greater than 5x Mattel.

*

2018 equity awards subject to Company and stock price performance include Mr. Kreiz’s 2018-2020 Performance Units, new-hire performance-based stock options, and time-vesting stock options, and exclude his time-vesting Restricted Stock Units (“RSUs”).

10	Mattel, Inc.

Proxy Summary

2018 Pay-For-Performance Results

Pay outcomes for our named executive officers (“NEOs”) in 2018 reflect our pay-for-performance philosophy.

Above Target Annual Cash Incentive, or MIP, Payouts Were Primarily Driven by Improved EBITDA and Stronger than Expected Sales in 2018.

Our 2018 financial measures focused on driving profitability and cash generation, while stabilizing net sales, with a financial performance goal structure as follows:

◾	The financial measures and their weightings are:

◾	Earn 35% for threshold performance to 200% for maximum performance under each financial measure, before weightings. No amounts earned for below threshold performance

◾	Multiplier of 0% to 125% of the amount earned under the financial measures, based on performance of individual Strategic Goals

◾	Payout cap of 200% of MIP target opportunity

Our improved profitability and stronger than expected sales resulted in a Company financial performance earnout of 159%, which was adjusted by up to 110% for individual performance against individual Strategic Goals.

No Performance Units Earned under 2016-2018 LTIP

Our 2016-2018 LTIP, which had a performance period from January 1, 2016 through December 31, 2018, based payout on achievement against a pre-established three-year cumulative earnings per share (“EPS”) goal, plus a relative TSR modifier of +/- 50 percentage points, based on our relative TSR versus the companies in the S&P 500.

We achieved below threshold performance under our EPS financial measure, resulting in no earnout. Our relative TSR was below threshold and the TSR modifier would have resulted in a reduction of 50 percentage points of any amount earned. Zero 2016-2018 LTIP units were earned, and thus no payouts were made.

Outstanding Equity Values Reflect 2018 Stock Price Underperformance

Based on our stock price performance through December 31, 2018, there would be a 25% earnout for the Performance Units under our 2017-2019 LTIP. Earnout under our 2017-2019 LTIP is based on achievement against annual EPS goals that are set on an annual basis with earnouts averaged over the three-year period. Any resulting earned amount is subject to a relative TSR modifier of +/- 50 percentage points, based on our relative TSR versus the companies in the S&P 500. Final earnout, however, will ultimately be based on our relative TSR over the three-year performance period, and will reflect our EPS performance for 2019.

As of December 31, 2018 (stock price of $9.99), all outstanding stock options were underwater and our CEO’s new-hire performance-based option, which vests at the end of a three-year performance period conditioned upon us achieving relative TSR over the performance period that is ≥ 65th percentile of companies in the S&P 500, is tracking not to be earned.

2019 Proxy Statement	11

Proxy Summary

Compensation Governance Best Practices

The Compensation Committee maintains the following compensation governance best practices, which establish strong safeguards for our stockholders and further enhance the alignment of the interests of our management and stockholders:

Compensation Governance Practices

▲

✓  Compensation Recovery Policy (“Clawback Policy”) applicable to all Section 16 officers and other direct reports to the CEO

✓  Double-trigger accelerated vesting in the event of a change of control

✓  Robust stock ownership guidelines as a multiple of base salary: 6x for CEO, 4x for Chief Operating Officer (“COO”) and Chief Financial Officer (“CFO”), 3x for other NEOs

✓  Independent compensation consultant

✓  Annual compensation risk assessment

✓  Annual comparator peer group review

✓  Annual tally sheet review

✓  No excise tax gross-ups

✓  No poor pay practice of tax gross-ups on perquisites and benefits

12	Mattel, Inc.

Corporate Governance at Mattel

Corporate Governance Highlights

Mattel utilizes strong and effective corporate governance practices to drive accountability and provide our stockholders with meaningful rights. Maintaining industry-leading governance practices is, and has been, a long-standing priority at Mattel, and we regularly assess and refine our corporate governance policies and procedures to take into account evolving best practices. We conduct a proactive engagement process that encourages feedback from our stockholders. This feedback informs boardroom discussions and helps shape our governance practices.

The following corporate governance and Board practices ensure accountability and enhance effectiveness in the boardroom:

Corporate Governance Practices		Board Practices
✓	Annual Board elections	✓	Routine review of Board leadership structure
✓	Majority voting standard	✓	Annual Board and Committee evaluations
✓	Robust Independent Lead Director role with significant responsibilities	✓	Robust director succession and search process
✓	Stockholder right to call special meetings	✓	Annual review and evaluation of the CEO’s performance by independent directors
✓	Stockholder right to proxy access	✓	Quarterly executive sessions held without management present
✓	Stockholder ability to remove directors with or without cause	✓	Comprehensive risk management with Board and Committee oversight
✓	Stockholder ability to act by written consent	✓	8 of 10 director nominees are independent

Stockholder Engagement

Stockholder feedback is an important consideration for the Board, helping to shape our practices.

We have established and maintain an ongoing and active stockholder engagement program. This engagement helps inform the Board’s understanding of stockholder perspectives on a wide range of matters. Stockholder dialogue is a year-round practice for Mattel through our investor relations team, with more concerted and focused efforts by an independent director, with management, once or twice a year.

In spring 2018, leading up to our 2018 Annual Meeting, we spoke with stockholders representing approximately 66% of our outstanding shares. Mr. Scarborough, then a member of the Compensation Committee, and members of senior management, participated in these discussions. The majority of the feedback received during this outreach was focused on our executive compensation, and in particular the compensation structure of our former CEO.

During the fall of 2018, and the beginning of 2019, we had discussions with stockholders representing approximately 81% of our outstanding shares. Our Independent Lead Director, Mr. Dolan, and members of senior management participated in these discussions, which were focused on sharing the changes the Board and Compensation Committee made to our compensation programs in response to the stockholder feedback we received in the spring after the 2018 Annual Meeting with respect to our 49% Say-on-Pay vote the progress of our strategic transformation, our leadership changes, board structure and refreshment, and environmental and social governance. Our stockholders expressed approval of the positive changes we had made with respect to leadership, board composition, executive compensation, and our progress with respect to environmental and social governance matters.

2019 Proxy Statement	13

Corporate Governance at Mattel

Board Leadership Structure

The Board believes that one of its most important responsibilities is to evaluate and determine the most appropriate Board leadership structure for Mattel so that it can provide effective, independent oversight of management and facilitate its engagement in, and understanding of, Mattel’s business. To carry out this responsibility, the Board of Directors Amended and Restated Guidelines on Corporate Governance (“Guidelines on Corporate Governance”) empower the Board to evaluate and determine the optimal leadership structure for the Company in relation to Mattel’s specific characteristics or circumstances at any given time. The Board evaluates its structure periodically, as well as when warranted by specific circumstances, such as the appointment of a new CEO. As part of its evaluation, the Board assesses which structure it believes is in the best interests of Mattel and its stockholders based on the evolving needs of the Company. This governance structure provides the Board appropriate flexibility to determine the leadership structure best suited to support the dynamic demands of our business.

In April 2018, in connection with Mr. Kreiz’s appointment as CEO, the Board determined that the Company and its stockholders would be best served by a leadership structure in which Mr. Kreiz serves as Chairman and CEO, counterbalanced by a strong, independent Board led by Mr. Dolan, as Independent Lead Director.

In evaluating Mattel’s go-forward Board leadership structure, the Board determined that this structure would best enable Mattel to accelerate progress on our transformation to becoming an IP-driven, high-performing toy company. The Board believes that the combined Chairman and CEO role permits tight coordination between management and the Board, direct and timely communication, and optimal prioritization of the Board agenda, all as we continue to navigate through a critical period for the Company. Further, Mr. Kreiz, who joined the Board in June 2017, brings substantial, relevant leadership experience to the Company and to the Chairman and CEO position, having previously served in the combined role at Maker Studios, Inc., Endemol Group, and Fox Kids Europe N.V. Since joining the Board, Mr. Kreiz has been an invaluable resource for our Board and management team by helping to advance our progress toward our transformation efforts and Structural Simplification cost savings program, and by contributing deep expertise in multimedia, entertainment, and content creation – core areas of our strategy.

Independent leadership still remains an important pillar of the Board leadership structure and, as such, the Company continues to have an Independent Lead Director with robust, well-defined responsibilities as set forth below under “Independent Lead Director Responsibilities.”

Going forward, the Board will continue to evaluate its leadership structure in order to ensure it aligns with and supports the evolving needs and circumstances of the Company and its stockholders.

Independent Lead Director Responsibilities

The Board recognizes the importance of strong independent Board leadership. As such, the independent directors of the Board elect annually an Independent Lead Director when the Chairman is not independent. The Board believes that the Independent Lead Director provides the Company and the Board with the same independent leadership, oversight and benefits that would be provided by an independent Chairman.

The Independent Lead Director’s duties include the following significant responsibilities:

✓	Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
✓	Serves as liaison between the Chairman and the independent directors;
✓	Approves information sent to the Board;
✓	Approves meeting agendas for the Board;
✓	Approves schedules of meetings to assure that there is sufficient time for discussion of all agenda items;
✓	Has authority to call meetings of the independent directors; and
✓	If requested by major stockholders, ensures that he or she is available for consultation and direct communication.

In 2018, the independent directors of the Board re-elected Mr. Dolan to serve as the Board’s current Independent Lead Director, a position he has held since January 2015. Mr. Dolan has significant experience on the Board, serving as an independent director since 2004, as Chair of the Compensation Committee and the Executive Committee, and as a member of the Governance and Social Responsibility Committee. The Board believes that Mr. Dolan’s extensive business experience across a variety of industries, unique insights in the areas of advertising and brand building, and prior service on several boards of directors make him well qualified to currently serve as Independent Lead Director of Mattel.

14	Mattel, Inc.

Corporate Governance at Mattel

Board Independence Determination

Mattel’s Board has adopted Guidelines on Corporate Governance consistent with Nasdaq listing standards that include qualifications for determining director independence. These provisions incorporate Nasdaq’s categories of relationships between a director and a listed company that would make a director ineligible to be independent.

The Board has affirmatively determined that each of the directors who served in 2018 (except Messrs. Kreiz and Laursen) is independent within the meaning of both Mattel’s and Nasdaq’s director independence standards, as currently in effect, and has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Kreiz ceased being independent as of April 26, 2018 when he became our CEO, and Mr. Laursen ceased being independent as of October 8, 2018 when he became employed as interim Executive Director, as discussed below. Furthermore, the Board has determined that each of the members of our Audit Committee, Compensation Committee, and Governance and Social Responsibility Committee is independent within the meaning of Nasdaq director independence standards applicable to members of such committees, as currently in effect.

The Compensation Committee members also qualify as “non-employee directors” and “outside directors” within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and Section 162(m) of the Internal Revenue Code, respectively.

In making these determinations, the Board considered, among other things, ordinary course commercial relationships with companies at which Board members then served as executive officers (including Adobe Systems Incorporated and TOP-TOY Holding II A/S). The aggregate annual amounts involved in these commercial transactions were less than the greater of $200,000 or 5% of the annual consolidated gross revenues of these companies, and the Board members were not deemed to have a direct or indirect material interest in those transactions. The Board has determined that none of these relationships are material and that none of these relationships impair the independence of any non-employee director.

On October 8, 2018, Mr. Laursen became employed as Executive Director in order to help accelerate key aspects of our growth strategy in Europe, including business planning, product and market development, commercial execution, regional partnerships, and retail collaboration. In connection with his employment as Executive Director, Mr. Laursen stepped down as a member of the Governance and Social Responsibility Committee to ensure its continuing independence. The terms of his employment agreement provide that his service as Executive Director will terminate no later than September 30, 2019. The Board determined that as of October 8, 2018, Mr. Laursen is not independent within the meaning of both Mattel’s and Nasdaq’s director independence standards. The Board expects that Mr. Laursen will once again qualify as independent at the conclusion of his service as Executive Director.

Board Evaluations

The Board conducts an annual self-evaluation process to assess effectiveness at both the Board and Board committee levels. The three key areas of focus for the evaluation are Board operations, Board accountability, and Board committee performance. The Chair of the Governance and Social Responsibility Committee is responsible for leading the annual review and makes herself available for private sessions with Board members during the evaluation process. Comments are aggregated and summarized, and the results are reviewed with the Board and Board committees.

This annual evaluation process has resulted in multiple improvements in Board effectiveness, including enhanced agenda item selection, better discussion formats, and greater interaction with Mattel’s CEO and management team. In addition, the Governance and Social Responsibility Committee conducts an annual review of the Board’s composition and skills and makes recommendations to the Board accordingly. This review includes an assessment of the talent base, skills, areas of expertise and experience, diversity, and independence of the Board and its members, and consideration of any recent changes in a director’s outside employment or responsibilities.

2019 Proxy Statement	15

Corporate Governance at Mattel

Director Board Composition and Director Search Process

The Board has a robust director succession and search process. The Board retains an independent, third-party search firm to assist with the search for new effective directors. The Board has worked diligently to ensure the right balance between long-term, institutional knowledge, and fresh perspectives on the Board. While three of the director nominees have been on the Board for over 10 years, the Board has added six new directors in the past two years, including four new independent directors. The Board believes that the current mix of director tenures provides Mattel with an optimal balance of knowledge, experience, and capability. In its oversight of management and our continued transformation efforts, this mix allows the Board to leverage the new viewpoints, experiences, and ideas of newer directors as well as the deep Company knowledge of, and experience with, Mattel of longer-tenured directors. The Board continues to be very thoughtful and proactive about this process and will continue to evaluate its composition with respect to skills, qualifications, tenure, and diversity to ensure the right balance is achieved for effective, independent Board oversight.

Board General Information

Director Nominees Reflect Strong Board Refreshment

The Board remains focused on aligning our directors’ collective skills and expertise with Mattel’s strategy. Given the meaningful changes in the toy industry, retail landscape, and at Mattel over the last several years, the Board has undergone significant refreshment. During 2018, the Board conducted a comprehensive and deliberate director search process, prioritizing the following attributes:

◾	Skills and experiences relevant to Mattel’s business, operations, and strategy; and

◾	Qualities that contribute to the Board’s overall diversity.

The Board’s search process resulted in five new directors who bring a wide range of valuable perspectives and experiences that the Board believes will best support Mattel in executing its transformation strategy. The five directors added in 2018 are:

R. Todd Bradley, who, as a prior CEO of Mozido, LLC, brings digital, marketing, and technology expertise relevant to our strategy, proven experience with turnaround companies in driving growth and improving profitably, and management experience with logistics, production, and quality control.

Adriana Cisneros, who, as the CEO of Cisneros Group of Companies, brings significant experience transforming a company through innovation and digital strategy, and valuable expertise in restructuring, growth strategy, technology, and corporate social responsibility.

Soren T. Laursen, who, as a former CEO of Top-Toy and former President of LEGO Systems, Inc., has tested experience in, and an understanding of, our business and the global toy industry, deep expertise in developing strong brand franchises supported by compelling media, digital and technology activations, and leadership experience in successfully turning around a company and driving growth.

Roger Lynch, who, as the former President and CEO of Pandora Media, Inc., brings significant media, technology, and internet experience. Mr. Lynch has extensive experience leading, innovating, and scaling consumer media and technology businesses globally and has frequently worked with large content providers to create business models that embrace technological changes in distribution.

Dr. Judy D. Olian, who, as the President of Quinnipiac University and former Dean of UCLA Anderson School of Management for over 12 years, brings extensive human resource management, management composition, and management systems expertise.

Christopher A. Sinclair, who previously served as our Executive Chairman of the Board, retired at the end of his term and did not stand for re-election to the Board at the 2018 Annual Meeting. Ms. Georgiadis, our former CEO, stepped down from the Board in April 2018 to pursue a new opportunity. Dr. Fergusson reached Mattel’s mandatory retirement age at the time of the 2018 Annual Meeting and, accordingly, did not stand for re-election to the Board. In addition, Ms. White Loyd and Messrs. Scarborough and Edwards did not stand for re-election at our 2018 Annual Meeting.

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Board Meetings

During 2018, the Board held 10 meetings. No incumbent director attended less than 75% of the aggregate of all Board meetings and all meetings held by any committee of the Board on which such director served (in each case, held during the period of time such director served on the Board or the applicable committee).

Policy Regarding Attendance of Directors at the Annual Meeting of Stockholders

Each member of Mattel’s Board is expected, but not required, to attend Mattel’s annual meeting of stockholders. There were 11 directors at the time of the 2018 Annual Meeting and 10 directors attended the meeting.

Board Committees

The Board has established six principal committees: the Audit Committee, the Governance and Social Responsibility Committee, the Compensation Committee, the Executive Committee, the Finance Committee, and the Equity Grant Allocation Committee. Each of the Audit Committee, the Governance and Social Responsibility Committee, and the Compensation Committee has a written charter that is reviewed annually and revised as appropriate. A copy of each of these committee’s current charter is available on Mattel’s corporate website at http://corporate.mattel.com/about-us/bios.aspx.

The current chairs and members of these committees are identified in the following table:

Director	Audit	Compensation	Governance and Social Responsibility	Executive	Finance	Equity Grant Allocation
Non-Employee Directors
R. Todd Bradley	●		●
Adriana Cisneros		●
Michael J. Dolan+		●
Ann Lewnes				●
Roger Lynch	●				●
Dominic Ng	●			●
Dr. Judy D. Olian		●	●
Vasant M. Prabhu				●	●
Employee Directors
Ynon Kreiz						●
Soren T. Laursen					●

= Chair	+ = Independent Lead Director
● = Member

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The primary responsibilities, membership, and meeting information for the committees of the Board during 2018 are summarized below.

Audit Committee

Members in 2018: Vasant M. Prabhu (Chair) R. Todd Bradley (member since May 2018) Roger Lynch (member since August 2018) Dominic Ng Kathy White Loyd (member until May 2018)

Meetings in 2018: 11

The Board has determined that each member meets applicable SEC, Nasdaq and Mattel independence and “financial sophistication” standards and qualifies as a “financial expert” under applicable SEC regulation.

Primary Responsibilities

◾  Assist the Board in fulfilling the Board’s oversight

    responsibilities regarding the quality and integrity of Mattel’s financial reports, the independence, qualifications, and performance of Mattel’s independent registered public accounting firm, the performance of Mattel’s internal audit function, and Mattel’s compliance with legal and regulatory requirements

◾  Sole authority to appoint or replace the independent registered public accounting firm; directly responsible for the compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work

◾  Meet with the independent registered public accounting firm and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed

◾  Review and discuss Mattel’s quarterly and annual financial statements with management, the independent registered public accounting firm, and the internal audit group

◾  Discuss with management and the independent registered

    public accounting firm Mattel’s practices with respect to risk assessment, risk management, and critical accounting policies

◾  Review periodically with the Chief Legal Officer the

    implementation and effectiveness of Mattel’s compliance and ethics programs

◾  Discuss periodically with the independent registered public accounting firm and the senior internal auditing officer the adequacy and effectiveness of Mattel’s accounting and financial controls, and consider any recommendations for improvement of such internal control procedures

◾  Pre-approve audit services, internal-control-related services,

    and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm

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Governance and Social Responsibility Committee

Members in 2018:

Ann Lewnes (Chair) (Chair since May 2018)

Adriana Cisneros (member since August 2018)

Michael J. Dolan

Dr. Judy D. Olian (member since September 2018)

Dr. Frances D. Fergusson (Chair until May 2018)

Trevor A. Edwards (member until May 2018)

Soren T. Laursen (member from May 2018 to

September 2018)

Meetings in 2018: 7 The Board has determined that each member meets applicable Nasdaq and Mattel independence standards.

Primary Responsibilities

◾  Assist the Board by identifying individuals qualified to become Board members, consistent with the criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders

◾  Assist the Board in evaluating potential executive candidates in succession planning

◾  Develop and recommend to the Board the Guidelines on Corporate

    Governance applicable to Mattel

◾  Lead the evaluation of the Board’s performance

◾  Evaluate and make recommendations to the Board regarding the independence of the Board members

◾  Recommend director nominees for each committee of the Board

◾  Assist the Board with oversight and review of social responsibility matters such as sustainability, corporate citizenship, community involvement, diversity and equal opportunity matters, responsible supply chain standards, public policy matters, and environmental, health, and safety issues

◾  Oversee and review with management risks relating to governance and social responsibility matters

◾  Oversee the Company’s engagement with institutional stockholders and proxy advisory firms concerning governance and social responsibility matters

◾  Provide oversight with regard to philanthropic activities

◾  Work closely with the CEO and other members of Mattel’s

    management to ensure that Mattel is governed effectively and efficiently

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Compensation Committee

Members in 2018:

Michael J. Dolan (Chair)

R. Todd Bradley (member since May 2018)

Dr. Judy D. Olian (member since September 2018)

Ann Lewnes (member until September 2018)

Trevor A. Edwards (member until May 2018)

Dean A. Scarborough (member until May 2018)

Kathy White Loyd (member until May 2018)

Meetings in 2018: 9

The Board has determined that each member meets applicable Nasdaq and Mattel independence standards and qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and as a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act.

Meets at least once each year without the CEO present.

Primary Responsibilities

◾Develop, evaluate, and, in certain instances, approve or determine compensation plans, policies, and programs

◾Approve all forms of compensation to be provided to the CEO and all other executives who are subject to Section 16 of the Exchange Act

◾Annually review and approve corporate goals and objectives relevant to the CEO, and review and evaluate the CEO’s performance

◾Administer short- and long-term incentive and equity compensation plans and programs

◾Approve all forms of compensation to be provided to the non-employee directors

◾Assess material risks associated with Mattel’s compensation structure, policies, plans, and programs generally

◾Report and, as appropriate, make recommendations to the Board regarding executive compensation programs and practices

◾Inform the non-management directors of the Board of its decisions regarding compensation for the CEO and other senior executives

◾Oversee the Company’s engagement with institutional stockholders and proxy advisory firms concerning executive compensation matters

Compensation Committee Use of Independent Compensation Consultant

The Compensation Committee has the authority to retain independent legal or other advisors, to the extent it deems necessary or appropriate, and has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant since August 2007 to provide the committee with advice and guidance on the design of our executive compensation levels, programs and practices. FW Cook has not performed and does not currently provide any services to management or Mattel. Each year the Compensation Committee reviews the independence of the compensation consultant and other advisors who provide advice to the Compensation Committee, employing the independence factors specified in the Nasdaq listing standards. The Compensation Committee has determined that FW Cook is independent within the meaning of the committee’s charter and the Nasdaq listing standards, and the work of FW Cook for the committee does not raise any conflicts of interest. FW Cook attends Compensation Committee meetings when invited and meets with the Compensation Committee without management. FW Cook provides the Compensation Committee with third-party data and analysis as well as advice and expertise on competitive compensation practices and trends, executive compensation plans and program designs, and proposed executive and director compensation levels. FW Cook reports directly to the Compensation Committee and, as directed by the Compensation Committee, works with management and the Chair of the Compensation Committee. In 2018, FW Cook assisted the Compensation Committee on the following matters:

◾	Analyzing and advising on:

–

The base salaries, bonus leverage, target and actual annual cash incentives, LTIs, Total Direct Compensation (“TDC”), and all other compensation for our CEO, his direct reports, and other EVPs as compared to the market and compensation of their counterparts at our executive compensation comparator peer companies (“peer group”);

–	Our MIP and LTI designs, provisions, and practices; and

–	The compensation of the Board as compared to the board compensation at our peer group;

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◾	Reviewing and advising regarding our peer group;

◾	Assessing if our compensation plans, policies, and programs present potential material risk to the Company;

◾	Reviewing and advising on our 2018 Proxy Statement;

◾	Advising on our new CEO’s compensation;

◾	Providing executive compensation regulatory and legislative updates; and

◾	Advising regarding institutional proxy advisers’ voting policies and market trends.

Other Board Committees

During 2018, the Finance Committee held five meetings. The committee’s primary functions are to advise and make recommendations to the Board with regard to Mattel’s allocation and deployment of available capital, including dividends to stockholders, credit facilities and debt securities, capital expenditures, stock repurchase programs, hedging transactions, mergers, acquisitions, dispositions, and other strategic transactions. The Finance Committee also oversees Mattel’s interactions with credit rating agencies and third-party financial risks.

During 2018, the Executive Committee held one meeting. The Executive Committee may exercise all the powers of the Board, subject to limitations of applicable law, between meetings of the Board.

Mattel also has an Equity Grant Allocation Committee (“EGAC”) with Mr. Kreiz as the current sole member. The EGAC’s primary function is to exercise the limited authority delegated to the committee by the Board and the Compensation Committee with regard to making annual and off-cycle equity grants to employees below the business unit leadership job level.

Risk Oversight

Role of Full Board in Risk Oversight

The full Board is responsible for overseeing Mattel’s ongoing assessment and management of material risks impacting Mattel’s business. The Board relies on Mattel’s management to identify and report on material risks, and relies on each Board committee to oversee management of specific risks related to that committee’s function. The Board engages in risk oversight throughout the year and specifically focuses on risks facing Mattel each year at a regularly scheduled Board meeting.

Role of Management in Risk Oversight

Consistent with their role as active managers of Mattel’s business, our senior executive officers play the most active role in risk management, and the Board looks to such officers to keep the Board apprised on an ongoing basis about risks impacting Mattel’s business and how such risks are being managed. Each year as part of Mattel’s risk evaluation process performed by its internal audit team, Mattel’s most senior executive officers, including the Chief Legal Officer, provide input regarding material risks facing the business group or function that each manages. These risks are presented to the Audit Committee and the full Board along with Mattel’s strategy for managing such risks. Since much of the Board’s risk oversight occurs at the committee level, Mattel believes that this process is important to ensure that all directors are aware of Mattel’s most material risks.

Role of Board Committees in Risk Oversight

The Board’s committees assist the full Board in overseeing many of the risks associated with Mattel’s business.

The Audit Committee oversees the Company’s assessment and management of Mattel’s material financial reporting and accounting risks, including the steps management has taken to monitor and control such risks. The Audit Committee is also responsible for overseeing Mattel’s compliance risk, which includes risk relating to Mattel’s compliance with laws and regulations.

The Compensation Committee oversees and assesses material risks associated with Mattel’s compensation plans, policies, and programs generally, including those that may relate to pay mix, selection of performance measures, the goal setting process, and the checks and balances on the payment of compensation. See “Compensation Risk Review” for a more detailed description of the Compensation Committee’s review of potential pay risk.

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The Finance Committee oversees and reviews with management risks relating to capital allocation and deployment, including Mattel’s credit facilities and debt securities, capital expenditures, dividend policy, mergers, acquisitions, dispositions, and other strategic transactions. The Finance Committee also oversees third-party financial risks, which include risks arising from customers, vendors, suppliers, subcontractors, creditors, debtors, and counterparties in hedging transactions, mergers, acquisitions, dispositions, and other strategic transactions.

The Governance and Social Responsibility Committee oversees and reviews with management risks relating to governance and social responsibility matters, including succession planning, environmental and health and safety compliance, sustainability, corporate citizenship, community involvement, global responsible supply chain standards, diversity and equal opportunity, philanthropy and charitable contributions, and public policy and governmental relations.

Code of Conduct

The Board has adopted a Code of Conduct, which is a general statement of Mattel’s standards of ethical business conduct. The Code of Conduct applies to all of our employees, including our CEO and CFO. Certain provisions of the Code of Conduct also apply to members of the Board in their capacity as Mattel’s directors. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. We intend to disclose any future amendments to certain provisions of our Code of Conduct in accordance with the SEC rules, and any waivers of provisions of the Code of Conduct required to be disclosed under the SEC rules or the Nasdaq listing standards, on Mattel’s corporate website at http://corporate.mattel.com/about-us/ethics.aspx.

Communications with the Board

The independent directors of Mattel have unanimously approved a process by which stockholders of Mattel and other interested persons may send communications to any of the following: (i) the Board, (ii) any committee of the Board, (iii) the Independent Lead Director, or (iv) the independent directors. Such communications should be submitted in writing by mailing them to the relevant addressee at the following address:

[Addressee]

c/o Secretary, TWR 15-1

Mattel, Inc.

333 Continental Boulevard

El Segundo, CA 90245-5012

Any such communications will be relayed to the Board members who appear as addressees, except that the following categories of communications will not be so relayed, but will be available to Board members upon request:

◾	Communications concerning Company products and services;

◾	Solicitations;

◾	Matters that are entirely personal grievances; and

◾	Communications about litigation matters.

Corporate Governance Documentation and How to Obtain Copies

In addition to our Committee charters and Code of Conduct, current copies of the following materials related to Mattel’s corporate governance policies and practices are available publicly on Mattel’s corporate website at http://corporate.mattel.com/about-us/corporate-governance.aspx:

◾	Board of Directors Amended and Restated Guidelines on Corporate Governance;

◾	Restated Certificate of Incorporation;

◾	Amended and Restated Bylaws;

◾	Director Nominations Policy;
◾	Audit Committee Complaint Procedure;

◾	Policy on Adoption of a Shareholder Rights Plan; and

◾	Golden Parachute Policy.

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Director Compensation

Independent Consultant Review of Non-Employee

Director Compensation

In November 2018, FW Cook conducted an independent review of our non-employee director compensation program and concluded that the total annual compensation for our non-employee directors on average approximated the median of our re-constituted peer group and the median mix of cash and equity compensation. As a result, FW Cook recommended no change to our non-employee director compensation program, under which no increases have been made since May 2016. FW Cook further found that our non-employee director compensation program structure is aligned with many best practices, including retainer-only cash compensation (i.e., no meeting fees), annual grants delivered as full value awards based on a fixed-value formula, immediate equity vesting that avoids entrenchment, and no major perquisites other than modest charitable gift matching.

Retainers

For 2018, non-employee directors received:

Annual cash retainer	$100,000
Additional cash retainer if serving as the Independent Lead Director of the Board	$30,000
Additional cash retainer if serving as the Chair of the Audit or Compensation Committee	$20,000
Additional cash retainer if serving as the Chair of the Executive, Finance, or Governance and Social Responsibility Committee	$15,000
Additional cash retainer if serving on the Audit Committee, including as Audit Committee Chair	$10,000

Directors had the option to receive all or a portion of their annual retainer in the form of shares of Mattel common stock or to defer receipt under the Director DCP, as described below under “Narrative Disclosure to Director Compensation Table - Director DCP.” For directors commencing service on the Board other than at our annual meeting of stockholders, annual retainers are paid in advance and are prorated for service until the next annual meeting. Therefore, our directors who did not stand for re-election at our 2018 Annual Meeting did not receive any retainers in 2018.

Equity Compensation

For 2018, non-employee directors received:

Annual equity grant of deferred RSUs (intended fixed grant value)	$140,000

The Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (“Amended 2010 Plan”) provides for a limit of $500,000 of equity grants to any one non-employee director in a calendar year. During 2018, non-employee directors received annual grants of deferred RSUs, with an intended fixed grant value of $140,000. Each RSU represents a contingent right to receive one share of Mattel common stock. These RSUs vest immediately, but the non-employee director generally will not receive actual shares of Mattel common stock in settlement of the vested RSUs until the earlier of the third anniversary of the grant date or the date he or she ceases to be a director. The Compensation Committee reserves the right to settle the RSUs in cash equal to the fair market value of the stock, but does not anticipate doing so. The RSUs have dividend equivalent rights, meaning that for the period before the RSUs are settled in shares, we will pay the director cash equal to any cash dividends that he or she would have received if the RSUs had been an equivalent number of actual shares of Mattel common stock. The directors may also elect to defer the receipt of the RSU shares under the Director DCP and, if they do so, dividend equivalents relating to such shares are also deferred under the Director DCP in the form of shares.

Director Compensation Table

The following table shows the compensation of the members of the Board who served at any time during 2018, other than Mr. Kreiz and Ms. Georgiadis, whose compensation as an executive officer is set forth in the Summary Compensation Table. See the “Narrative Disclosure to Director Compensation Table” below for additional details regarding our director compensation program.

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Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
R. Todd Bradley(5)	110,000	139,995	0	249,995
Adriana Cisneros(6)	83,333	116,670	0	200,003
Michael J. Dolan	165,000	139,995	15,000	319,995
Trevor A. Edwards(7)	0	0	33,125	33,125
Dr. Frances D. Fergusson(7)	0	0	25,250	25,250
Soren T. Laursen(8)	100,000	239,997	49,164	389,161
Ann Lewnes	115,000	139,995	15,000	269,995
Roger Lynch(6)	83,333	116,670	15,000	215,003
Dominic Ng	125,000	139,995	15,000	279,995
Dr. Judy D. Olian(10)	75,000	105,005	15,000	195,005
Vasant M. Prabhu	130,000	139,995	15,000	284,995
Dean A. Scarborough(7)	0	0	0	0
Christopher A. Sinclair(9)	0	164,864	400,092	564,956
Kathy White Loyd(7)	0	0	6,250	6,250

(1)

Mr. Kreiz was appointed our CEO effective April 26, 2018. Prior to such appointment, Mr. Kreiz received compensation for serving as a non-employee director in accordance with our director compensation program, all of which was paid in 2017 as we pay our director fees in advance.

(2)	For Mr. Ng, the amount shown was deferred under the Mattel, Inc. Deferred Compensation Plan for Non-Employee Directors (“Director DCP”).

(3)

On May 17, 2018, each of our non-employee directors elected at our 2018 Annual Meeting received an annual equity grant of 9,162 RSUs under the Amended 2010 Plan. In addition, each of Ms. Cisneros, Mr. Lynch and Dr. Olian received a grant of 7,347, 7,347, and 6,518 RSUs, respectively, representing a pro rata portion of the annual equity award, in connection with their appointments to the Board in August and September 2018. The amount for Mr. Laursen also includes a grant of 6,873 RSUs with a grant date fair value, in accordance with FASB ASC Topic 718, of $100,002 granted in connection with his appointment as Executive Director on October 8, 2018. The amount shown for Mr. Sinclair represents the one-third of his 2017-2019 LTIP grant as required under FASB ASC Topic 718 because the performance goal is set annually for each year of the three-year performance period. For more information on the grant date fair value of the 2017-2019 LTIP, see the footnotes to the Summary Compensation Table. Amounts shown in this column represent the grant date fair value of such shares, computed in accordance with FASB ASC Topic 718, based on our closing stock price on the applicable date of grant.

The table below shows the aggregate number of stock awards outstanding for each of our directors (other than Ms. Georgiadis and Mr. Kreiz) as of December 31, 2018. Stock awards consist of vested but not settled RSUs and any deferrals of vested RSUs under the Director DCP. Our directors held no outstanding option awards as of December 31, 2018.

Name	Aggregate Stock Awards Outstanding as of December 31, 2018
R. Todd Bradley	9,162
Adriana Cisneros	7,347
Michael J. Dolan	20,102
Trevor A. Edwards	0
Dr. Frances D. Fergusson	6,321
Soren T. Laursen	16,035
Ann Lewnes	20,102
Roger Lynch	7,347
Dominic Ng	49,904
Dr. Judy D. Olian	6,518
Vasant M. Prabhu	20,102
Dean A. Scarborough	33,275
Christopher A. Sinclair	0
Kathy White Loyd	17,783

(4)

The “All Other Compensation” column includes $400,092 paid to Mr. Sinclair for his service as Executive Chairman and $41,664 paid to Mr. Laursen for his service as Executive Director. Mr. Sinclair served as Executive Chairman until our 2018 Annual Meeting, and Mr. Laursen was appointed Executive Director effective October 8, 2018. The amount paid to Mr. Sinclair includes $375,342 in salary

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and $24,750 in contributions by Mattel under the tax-qualified, 401(k) savings plan (“401(k) Plan”). Mr. Laursen’s salary is converted from Danish Krone (“DKK”) using the exchange rate of 0.15315 USD to 1 DKK as of December 31, 2018. All other amounts, including all amounts included for Mr. Laursen other than his salary as Executive Director, reflect the gifts made by the Mattel Children’s Foundation pursuant to the Board of Directors Recommended Grants Program and the Gift Matching Program, as described below, for the applicable director.

(5)	Mr. Bradley was elected as a member of the Board at our 2018 Annual Meeting.

(6)

Ms. Cisneros and Mr. Lynch were elected to the Board on August 13, 2018. In connection with their election to the Board, each of Ms. Cisneros and Mr. Lynch received a cash retainer of $83,333 and a grant of RSUs with a grant date fair value of $116,670, representing a pro-rata portion of the annual director compensation based on the number of months they would serve from August 2018 to the date of the 2019 Annual Meeting.

(7)

Dr. Fergusson reached Mattel’s mandatory retirement age at the time of the 2018 Annual Meeting and, accordingly, did not stand for re-election to the Board. In addition, Ms. White Loyd, Messrs. Edwards and Scarborough did not stand for re-election at the 2018 Annual Meeting.

(8)

Mr. Laursen was elected as a member of the Board at our 2018 Annual Meeting, and subsequently appointed as Executive Director effective October 8, 2018. Following his appointment as Executive Director, Mr. Laursen no longer received any additional compensation under the director compensation program, other than the amounts attributed to her/him for her/his recommended grants and our matching charitable contributions under the Board of Directors Recommended Grants Program and the Gift Matching Program described below.

(9)	Mr. Sinclair served as Executive Chairman and member of the Board until his retirement on May 17, 2018. Mr. Sinclair did not receive any additional compensation for serving as a director.

(10)

Dr. Olian was elected to the Board on September 13, 2018. In connection with her election to the Board, Dr. Olian received a cash retainer of $75,000 and a grant of RSUs with a grant date fair value of $105,005, representing a pro-rata portion of the annual director compensation based on the number of months she will serve from September 2018 to the date of the 2019 Annual Meeting.

Narrative Disclosure to Director Compensation Table

Board of Directors Recommended Grants Program and the Gift Matching Program

Subject to certain limitations, each director may recommend that the Mattel Children’s Foundation (“Foundation”) make gifts of up to a total of $7,500 per year to one or more non-profit public charities that help fulfill the Foundation’s mission of serving children in need. The Foundation also will match up to $7,500 for any additional gifts that the director makes on his or her own, subject to certain limitations. The programs may not be used to satisfy any pre-existing commitments of the director or any member of the director’s family. Under SEC rules, these amounts are reflected in the “All Other Compensation” column in the table above. These gift and match amounts were each reduced from $15,000 to $7,500 in March 2018.

Director DCP

The Director DCP allows directors to defer amounts of their Board retainers and the common stock underlying their annual RSU grants. Retainer amounts deferred in the Director DCP are maintained in account balances that are deemed invested in one or more of a number of externally managed institutional funds that are similarly available under the executive Mattel, Inc. Deferred Compensation and PIP Excess Plan (the “DCP”). Mattel common stock deferred in the Director DCP is deemed invested in Mattel stock equivalents.

Distribution of amounts deferred under the Director DCP may be paid in a lump sum or in 10 annual installments, with payment made or commencing upon the later of a director ceasing service with the Board or the director achieving a specified age not to exceed 72. As of December 31, 2018, the following directors and former directors who served during 2018 had the following aggregate number of Mattel stock equivalents in the Director DCP, including deferred vested RSUs: Mr. Edwards: 3,649; Dr. Fergusson: 6,490, Mr. Ng: 96,391; Mr. Scarborough: 71,719; and Ms. White Loyd: 32,373.

Expense Reimbursement Policy

Mattel reimburses directors for their expenses incurred while traveling on Board business and permits directors to use Company-selected aircraft when traveling on Board business, as well as commercial aircraft, charter flights, and non-Mattel private aircraft. These expenses are not considered perquisites, as they are limited to business use. In the case of travel by a non-Mattel private aircraft, the amount reimbursed is generally limited to variable costs or direct operating costs relating to travel on Mattel Board business and generally does not include fixed costs such as a portion of the flight crew’s salaries, monthly management fee, capital costs, or depreciation.

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Sinclair Executive Chairman Compensation

Mr. Sinclair served as our Executive Chairman from February 2017 to our 2018 Annual Meeting. For his service as Executive Chairman, his base salary was set at $1,000,000. For 2018, in anticipation of his retirement at our 2018 Annual Meeting, Mr. Sinclair was not eligible to participate in the MIP or receive any equity grants; however, to incentivize Mr. Sinclair to remain in the Executive Chairman role through the 2018 Annual Meeting, his August 1, 2017 annual grant of stock options and RSUs vested 100% on the date of the 2018 Annual Meeting.

Laursen Executive Director Compensation

In connection with his appointment as interim Executive Director effective October 2018, we entered into an employment agreement with Mr. Laursen that will terminate on September 30, 2019, or such earlier date as either party may elect. For his employment as Executive Director at 50% of full-time employment, Mr. Laursen receives a salary of DKK 97,350 per month (or approximately $15,000 per month as of October 2018), and was given a grant of 6,873 RSUs in October 2018 with a grant date fair value of $100,002. Mr. Laursen is not eligible to participate in our MIP or other employee benefit programs. While serving as Executive Director, Mr. Laursen continues to serve as a director but will not participate in our director compensation program.

Non-Employee Director Stock Ownership

The Board has adopted guidelines regarding non-employee director stock ownership. Within five years after joining the Board, non-employee members of the Board must attain stock ownership of five times the annual cash retainer. For this purpose, stock holdings are valued at the greater of actual cost or current market value. Annual retainers and equity grants deferred into Mattel stock equivalents in the Director DCP receive credit and are valued at the current market value. Each of the Board members who has served on the Board for five years has met the target minimum stock ownership level.

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Corporate Governance at Mattel

Election of Directors

The Board recommends that stockholders vote FOR each of the nominees named herein for election as directors.

Identifying and Evaluating Nominees for Director

The Board, acting through the Governance and Social Responsibility Committee, is responsible for identifying and evaluating candidates for membership on the Board. Mattel’s Guidelines on Corporate Governance set forth the process for selecting candidates for director positions and the role of the Governance and Social Responsibility Committee in identifying potential candidates and screening them, with input from the Chairman of the Board, which, under our current structure, is provided by our CEO.

Under the Guidelines on Corporate Governance, the Governance and Social Responsibility Committee is responsible for reviewing with the Board annually the appropriate skills and characteristics required of Board members given the current make-up of the Board and the perceived needs of the Board at that time. This review includes an assessment of the talents, skills, areas of expertise, experience, diversity, and independence of the Board and its members. Any changes that may have occurred in any director’s responsibilities, as well as such other factors as may be determined by the committee to be appropriate for review, are also considered.

The charter of the Governance and Social Responsibility Committee also sets forth the process by which the committee actively seeks qualified director candidates for recommendation to the Board. The committee, with input from the Chairman of the Board, screens candidates to fill vacancies on the Board, solicits recommendations from Board members as to such candidates, and considers recommendations for Board membership submitted by stockholders as described further below. The committee has retained a third-party, independent search firm to locate candidates who may meet the needs of the Board. The firm typically provides information on a select number of candidates for review and discussion by the committee. Candidates who the committee expresses interest in pursuing must meet in person with at least two members of the committee before being selected. The committee recommends to the Board the director nominees for election at each annual meeting of stockholders.

The Governance and Social Responsibility Committee also has adopted a Director Nominations Policy that describes the methodology for selecting the candidates who are included in the slate of director nominees recommended to the Board and the procedures for stockholders to follow in submitting nominations and recommendations of possible candidates for Board membership. Under this policy, each director nominee should, at a minimum, possess the following:

◾	An outstanding record of professional accomplishment in his or her field of endeavor;

◾	A high degree of professional integrity, consistent with Mattel’s values;

◾

Willingness and ability to represent the general best interests of all of Mattel’s stockholders and not just one particular stockholder or constituency, including a commitment to enhancing stockholder value; and

◾

Willingness and ability to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and no commitments that would, in the judgment of the Governance and Social Responsibility Committee, interfere with or limit his or her ability to do so.

The Director Nominations Policy also lists the following additional skills, experiences, and qualities that are desirable in director nominees:

◾

Skills and experiences relevant to Mattel’s business, operations, or strategy. These skills and experiences might include, among other things, experience in senior management of a large consumer products or multinational company, and/ or senior level experience in one or more of the following areas: finance, accounting, law, strategy and business development, operations, sales, marketing, international business, information technology, and/or public relations;

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Corporate Governance at Mattel

◾

Qualities that help the Board achieve a balance of a variety of knowledge, experience, and capability on the Board and an ability to contribute positively to the collegial and collaborative culture among Board members; and

◾

Qualities that contribute to the Board’s overall diversity – diversity being broadly construed to mean a variety of opinions, perspectives, professional and personal experiences, and backgrounds, as well as other differentiating characteristics.

Lastly, a nominee’s ability to qualify as an independent director of Mattel is considered in terms of both the overall independence of Mattel’s Board as well as the independence of its committees.

In performing its role in the annual nomination process, the Governance and Social Responsibility Committee reviews the composition of the Board in light of the committee’s assessment of the needs of the Board, Mattel’s current business structure, operations, and financial condition, challenges facing Mattel, the Board’s performance and input from stockholders and other key constituencies, and evaluates director nominees against the criteria for nominees set forth in the Director Nominations Policy. The committee reviews the Director Nominations Policy periodically and may amend the policy from time to time as necessary or advisable based on changes to applicable legal requirements and listing standards as well as the evolving needs and circumstances of the business. For additional information on the Board’s selection and evaluation process, see our Director Nominations Policy, which is available on Mattel’s corporate website at http://corporate.mattel.com/about-us/relatedlinks.aspx.

Stockholder Recommendations of Director Candidates

The Governance and Social Responsibility Committee will consider recommendations for director candidates made by stockholders and evaluate them using the same criteria as for other candidates. Under our Director Nominations Policy, any such recommendation must include a detailed statement explaining why the stockholder is making the recommendation, as well as all information that would be required were the stockholder to nominate such person under our Bylaws or applicable law. For additional information on stockholder recommendations, see our Bylaws and Director Nomination Policy, which are available on Mattel’s corporate website at http://corporate.mattel.com/about-us/relatedlinks.aspx.

Stockholder recommendations for director candidates should comply with our Director Nominations Policy and should be addressed to:

Governance and Social Responsibility Committee

c/o Secretary, TWR 15-1

Mattel, Inc.

333 Continental Boulevard

El Segundo, CA 90245-5012

Stockholder Proxy Access Right

Mattel’s Amended and Restated Bylaws (the “Bylaws”) permit a stockholder, or group of up to 20 stockholders, owning at least three percent of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting of stockholders, director nominees constituting up to the greater of two nominees or 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in the Bylaws.

Director Nominees for Election

After receiving input from members of the Governance and Social Responsibility Committee, the Board has nominated 10 director nominees for election at the 2019 Annual Meeting, all of whom are currently directors. The director nominees will hold office from election until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal:

R. Todd Bradley	Michael J. Dolan	Soren T. Laursen	Roger Lynch	Dr. Judy D. Olian

Adriana Cisneros	Ynon Kreiz	Ann Lewnes	Dominic Ng	Vasant M. Prabhu

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Corporate Governance at Mattel

Each director nominee has consented to being named in this Proxy Statement as a nominee for election as a director and agreed to serve as a director, if elected.

If your properly submitted proxy does not contain voting instructions, the persons named as proxies will vote your shares “for” the election of each of the 10 director nominees named above. If, before the 2019 Annual Meeting, any director nominee becomes unavailable to serve, the Board may identify a substitute for such director nominee and treat votes “for” the unavailable director nominee as votes “for” the substitute. We presently believe that each of the nominees will be available to serve.

The Board, after receiving input from members of the Governance and Social Responsibility Committee, selected director nominees whose experiences, qualifications, attributes, and skills in, among other things, leadership of large corporations, consumer products, international business, marketing and advertising, digital media and entertainment, financial management and operations, human resources management, logistics, technology, commercial banking, investment banking, including mergers and acquisitions and business development, accounting, community outreach, and corporate governance and social responsibility, led the Board to conclude that these persons should serve as our directors at this time. The Board also selected director nominees with experience gained from past service with Mattel and/or other companies that have encountered comparable situations as Mattel.

For each director nominee, set forth below is his or her name, age, tenure as a director of Mattel, and a description of his or her principal occupation, other business experience, public company, and other directorships held during the past five years. The specific experiences, qualifications, attributes, and skills that led the Board to conclude that each nominee should serve as a director at this time are described below.

R. Todd Bradley
Age: 60 Director Since: 2018 Mattel Committee Memberships: ◾ Audit Committee ◾ Compensation Committee Other Current Public Directorships: ◾ Eastman Kodak Company

Career Highlights

Mozido, LLC, a global provider of digital commerce and payment solutions

◾  Chief Executive Officer and Director (December 2016 – May 2017)

TIBCO Software, Inc., an integration, analytics, and event-processing software company

◾  President (June 2014 – December 2014)

Hewlett-Packard Company, a global provider of products, technologies, software, solutions, and services

◾  Executive Vice President Strategic Growth Initiatives (June 2013 – June 2014); Executive Vice President of Printing

    and Personal Systems Group (March 2012 – June 2013); Executive Vice President of Personal Systems Group (June 2005 – March 2012)

PalmOne, Inc., a maker of mobile devices and WebOS

◾  President and Chief Executive Officer (October 2003 – March 2005)

Additional Leadership Experience and Service

◾  Director, Eastman Kodak Company since 2017; also serves on Compensation and Nominating & Governance

    Committees

◾  Director, TrueCar, Inc. (2013 – 2016)

◾  Trustee, Newseum (2014 – 2016)

Key Experience/Director Qualifications
Mr. Bradley brings to Mattel’s Board significant leadership, finance, digital, marketing, and technology experience. As a prior Chief Executive Officer of a technology-driven company, he brings digital, marketing, and technology expertise relevant to Mattel’s strategy, and management experience with logistics, production, and quality control with previous management positions within logistics, production, and quality control. In addition, Mr. Bradley has proven experience with turnaround companies in driving growth and improving profitably.

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Corporate Governance at Mattel

Adriana Cisneros
Age: 39 Director Since: 2018 Mattel Committee Memberships: ◾ Governance and Social Responsibility Committee

Career Highlights

Cisneros Group of Companies, a global enterprise focused on media & entertainment, digital advertising solutions, real estate, and social leadership

◾  Chief Executive Officer since September 2013

◾  Vice Chairman and Director of Strategy (September 2005 – August 2013)

Additional Leadership Experience and Service

◾  President, Fundación Cisneros since 2009

◾  Co-chair, Endeavor Miami since 2014

◾  Director, International Academy of Television Arts & Sciences since 2015; also serves on Executive Committee

◾  Trustee, Paley Center for Media since 2016

◾  Director, Museum of Modern Art (“MoMA”) since 2012; also serves on Latin American Acquisition Committee

◾  Director, MoMA PS1 since 2006

◾  Director, Parrot Analytics since 2018

◾  Director, Knight Foundation since 2017; also serves on Program Committee

◾  Director, University of Miami since 2017

◾  Director, Citibank Private Bank Latin American Advisory Board since 2018

Key Experience/Director Qualifications

Ms. Cisneros brings to Mattel’s Board significant leadership, media, real estate, entertainment, consumer products, and digital experience. As the Chief Executive Officer of a global company, she has valuable expertise in restructuring, growth strategy, and technology. She has experience transforming a company through innovation and digital strategy. She also has experience serving on the boards of nonprofit entities. Ms. Cisneros also brings a valuable perspective on global consumers and corporate social responsibility.

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Corporate Governance at Mattel

Michael J. Dolan
Age: 72 Director Since: 2004 Mattel Committee Memberships: ◾ Compensation Committee (Chair) ◾ Executive Committee (Chair) ◾ Governance and Social Responsibility Committee

Career Highlights

Bacardi Limited, a global privately-held spirits company

◾  Chief Executive Officer (November 2014 – September 2017); Director (2009 – September 2017; served on Audit

   Committee until 2014); Interim Chief Executive Officer (May 2014 – November 2014)

IMG Worldwide, a global sports, fashion, and media entertainment company

◾  Chairman of the Board and Chief Executive Officer (November 2011 – May 2014); President and Chief Operating

   Officer (April 2011 – November 2011); Executive Vice President and Chief Financial Officer (April 2010 – April 2011)

Viacom, Inc., a global entertainment content company

◾  Executive Vice President and Chief Financial Officer (May 2004 – December 2006)

Kohlberg Kravis Roberts & Co., a global investment firm

◾  Senior Advisor (October 2004 – May 2005)

Young & Rubicam, Inc., a global marketing and communications company

◾  Chairman of the Board and Chief Executive Officer (2001 – 2003); Vice Chairman and Chief Operating Officer

   (2000 – 2001); Vice Chairman and Chief Financial Officer (1996 – 2000)

Additional Leadership Experience and Service

◾  Director, March of Dimes since 2013

◾  Director, Northside Center for Child Development since 2003

◾  Chairman of the Board, America’s Choice, Inc. (2004 – 2010)

Key Experience/Director Qualifications

As a former Chief Executive Officer of a large global company, Mr. Dolan brings to Mattel’s Board significant leadership, finance, global consumer products and branding, strategic marketing, and operations experience. Mr. Dolan also brings a valuable perspective on the entertainment industry through his experience as the former Chief Executive Officer of IMG, which is important to Mattel since many of our most popular toys are derived from licensed entertainment properties. In addition, Mr. Dolan’s long tenure with Young & Rubicam enables him to provide unique insights into brand building and advertising. Mr. Dolan has also gained valuable experience as the Chief Financial Officer of IMG, Viacom, and Young & Rubicam, where he dealt with complex accounting principles and judgments, internal controls, and financial reporting rules and regulations, and evaluated the financial results and financial reporting processes of large companies.

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Corporate Governance at Mattel

Ynon Kreiz
Age: 54 Director Since: 2017 Mattel Committee Memberships: ◾ Equity Grant Allocation Committee Other Current Public Directorships: ◾ Warner Music Group Corp

Career Highlights

Maker Studios, Inc., a global digital media and content network company that was acquired by The Walt Disney Company

◾  Chairman of the Board (June 2012 – May 2014); Chief Executive Officer (May 2013 – January 2015)

Endemol Group., one of the world’s leading television production companies

◾  Chairman of the Board and Chief Executive Officer (June 2008 – June 2011)

Balderton Capital (formerly Benchmark Capital Europe), a venture capital firm

◾  General Partner (2005 – 2007)

Fox Kids Europe N.V., a children’s entertainment company

◾  Chairman of the Board, Chief Executive Officer and Co-founder (1996 – 2002)

Other Public Company Directorships

◾  Warner Music Group Corp. since May 2015; also serves on Audit Committee

Additional Leadership Experience and Service

◾  Chairman of the Board, Showmax since March 2017

◾  Board of Advisors, Anderson Graduate School of Management at UCLA since April 2015

◾  Chairman of the Board, Cortica Inc. (2012 – 2014)

◾  Chairman of Board of Trustees, Israeli Olympic Committee, London Games (2012)

Key Experience/Director Qualifications

Mr. Kreiz brings to Mattel’s Board of Directors significant leadership, finance, multimedia, entertainment, and content experience. As a former Chief Executive Officer of a number of global media companies and a board member of Warner Music Group Corp., he brings a valuable perspective on the entertainment, digital, and media industries, including a focus on children’s programming. He was also General Partner at Balderton Capital where he was active in early stage technology and media investments.

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Corporate Governance at Mattel

Soren T. Laursen

Age: 55 Director Since: 2018 Mattel Committee Memberships: ◾ Finance Committee

Career Highlights

TOP-TOY, a toy retailer in the Nordic market

◾  Chief Executive Officer (April 2016 – January 2018)

LEGO Systems, Inc., the Americas division of the family-owned and privately-held The LEGO Group, a toy company based in Denmark

◾  President (January 2004 – March 2016)

The LEGO Company

◾  Senior Vice President, Europe North and Europe East (April 2000 – December 2003);

◾  Senior Vice President, Special Markets (1999 – 2000)

◾  VP/GM, LEGO New Zealand, (1995 – 1999)

Additional Leadership Experience and Service

◾  Advisor, American Toy Industry Association since 2014; served as Chairman 2012-2014 and Board Member at large since 2004.

◾  Director, A.T. Cross, R.I and Varier Furniture A/S Oslo since 2014

◾  Director, LEGO Children’s Fund (2010 – 2016)

◾  Director, Connecticut Children’s Medical Center (2008 – 2016; served on Executive and Strategy Task  Force

      Committee)

Key Experience/Director Qualifications

Mr. Laursen brings to Mattel’s Board of Directors significant leadership, finance, brand, marketing, retail, global, and toy industry experience. He has experience successfully turning around a company and driving growth. As a former Chief Executive Officer of a toy retail company and former President of a toy manufacturer, he has tested experience and understanding of Mattel’s business and the global commercial toy industry, deep expertise in developing strong brand franchises supported by compelling media, digital and technology activations, and leadership experience in successfully turning around a company and driving growth.

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Corporate Governance at Mattel

Ann Lewnes

Age: 57 Director Since: 2015 Mattel Committee Memberships: ◾ Executive Committee ◾ Governance and Social Responsibility Committee (Chair)

Career Highlights

Adobe Systems Incorporated, a multinational computer software company providing digital marketing and media solutions

◾  Executive Vice President and Chief Marketing Officer since January 2016; Senior Vice President and Chief

      Marketing Officer (November 2006 – January 2016)

Intel Corporation, a multinational semiconductor manufacturing company that designs, manufactures, and sells integrated digital technology platforms

◾  Vice President, Sales & Marketing (2000 – 2006)

Awards Received

◾  Changing The Game Award by the Advertising Women of New York (2010)

◾  American Advertising Federation’s Hall of Achievement (2000)

Additional Leadership Experience and Service

◾  Director, Advertising Council since 2009; also serves on Executive Committee

◾  Director, Adobe Foundation since 2009; also serves as Secretary

Key Experience/Director Qualifications

As a global media and marketing leader in the technology industry, Ms. Lewnes brings to Mattel’s Board her significant leadership experience in branding, advertising, technology, and financial management marketing. She also brings experience in driving strategic growth and global demand at two public technology companies, as well as her experience serving on the boards of nonprofit entities. At Adobe, Ms. Lewnes is responsible for Adobe’s corporate brand, corporate communications, and integrated marketing efforts worldwide and has spearheaded the transformation of the company’s global marketing efforts to be digital-first and data-driven. At Intel, Ms. Lewnes played a key role globally positioning the business and products to consumers, business professionals, and key computer channels.

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Corporate Governance at Mattel

Roger Lynch

Age: 56 Director Since: 2018 Mattel Committee Memberships: ◾ Audit Committee ◾ Finance Committee

Career Highlights

Pandora Media, Inc., a streaming music service that was acquired by SiriusXM Holdings Inc.

◾  Chief Executive Officer, President, and Director (September 2017 – February 2019)

Sling TV Holding LLC, an on-demand internet streaming television service (subsidiary of DISH Network)

◾  Chief Executive Officer and Director (July 2012 – August 2017)

Dish Network LLC, a pay television operator

◾  Executive Vice President, Advanced Technologies (November 2009 – July 2012)

Video Networks International, Ltd., an internet protocol television provider

◾  Chairman and Chief Executive Officer (2002 – 2009)

Chello Broadband N.V., a broadband internet service provider in Europe

◾  President and Chief Executive Officer (1999 – 2001)

Additional Leadership Experience and Service

◾  Director, USC Dornsife School of Letters, Arts and Sciences since 2018

◾  Director, Quibi LLC since 2018

◾  Director, Tuck School of Business at Dartmouth since 2017

◾  Director, Video Networks International LTD since 2002

◾  Director, Roku LLC (2012 – 2017)

◾  Director, Digitalsmiths LLC (2010 – 2015; served as Chair of Compensation Committee)

Key Experience/Director Qualifications

Mr. Lynch brings to Mattel’s Board significant leadership, media, technology, and internet experience. He has a wealth of consumer experience, including experience leveraging changing consumer behaviors that can be applied to help further Mattel’s growth. Additionally, he has extensive experience leading, innovating, and scaling consumer media and technology businesses globally, including having guided a number of companies through critical transformation periods. Through his media industry experience, Mr. Lynch has frequently worked with large content providers to create business models that embrace technological changes in distribution.

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Corporate Governance at Mattel

Dominic Ng

Age: 60 Director Since: 2006 Mattel Committee Memberships: ◾ Audit Committee ◾ Executive Committee ◾ Finance Committee (Chair) Other Current Public Directorships: ◾ East West Bancorp, Inc.

Career Highlights

East West Bancorp, Inc. and East West Bank, a global bank based in California

◾  Chief Executive Officer and Chairman of the Board since 1992; President (1992 – 2009)

Seyen Investment, Inc., a private family investment business

◾  President (1990 – 1992)

Deloitte & Touche LLP, an accounting firm

◾  CPA (1980 – 1990)

Other Public Company Directorships

◾  East West Bancorp, Inc. since 1992; also Chairman since 1992

◾  PacifiCare Health Systems, Inc. (2003 – 2005)

Additional Leadership Experience and Service

◾  Director, STX Entertainment since 2016

◾  Trustee, University of Southern California since 2014

◾  Trustee, Academy Museum of Motion Pictures since 2018

◾  Member, Keck School of Medicine Board of Overseers since 2016

◾  Director of the following non-profit entities and government organizations: Federal Reserve Bank of San Francisco – Los Angeles Branch (2005 – 2011); California Bankers Association (previously 2002 – 2011, 2016 – 2017); Chairman, Committee of 100 (2011 – 2014); The United Way of Greater Los Angeles (2006 – 2014); Pacific Council on International Policy (2010 – 2013); and Los Angeles’ Mayor’s Trade Advisory Council as Co-Chair (2009 – 2011)

Key Experience/Director Qualifications

As the Chief Executive Officer of one of the largest independent banks headquartered in Southern California, Mr. Ng brings to Mattel’s Board significant experience in leadership, strategy, business development, and global business. He also has valuable experience in dealing with complex accounting principles and judgments, internal controls, and financial reporting rules and regulations, and evaluating financial results and financial reporting processes of large companies. Mr. Ng transformed East West Bank from a small savings and loan association based in Los Angeles into a large full service commercial bank with exclusive focus on the United States and Greater China markets. Mr. Ng’s extensive experience conducting business in China is extremely valuable to Mattel because of Mattel’s large manufacturing presence in China and emerging markets initiatives (including China). He also brings to Mattel’s Board extensive business and governmental relationships in the State of California and the greater metropolitan area of Los Angeles, where Mattel is headquartered.

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Corporate Governance at Mattel

Dr. Judy D. Olian

  Age: 67

  Director Since: 2018

  Mattel Committee   Memberships:

  ◾  Compensation

       Committee

  ◾  Governance and

       Social Responsibility

       Committee

  Other Current Public   Directorships:

  ◾  Ares Management LLC

  ◾  United Therapeutics

       Corp

Career Highlights

Quinnipiac University

◾  President since July 2018

UCLA Anderson School of Management

◾  Dean and John E. Anderson Chair in Management (January 2006 – July 2018)

Additional Leadership Experience and Service

◾  Director, Ares Management LLC since 2015; also serves on Audit Committee

◾  Director, United Therapeutics Corp. since 2016; also serves on Compensation Committee

◾  Director, UCLA Technology Development Group (2014 – 2018)

◾  Advisory Board Member, Catalyst Inc. since 2011

◾  Chairman, G. and R. Loeb Foundation Inc. since 2006

Key Experience/Director Qualifications

As the President of Quinnipiac University, and former Dean of the UCLA Anderson School of Management for over 12 years, Dr. Olian brings to Mattel’s Board her extensive human resource management, management composition, and management systems expertise. Under her leadership, the Anderson School hired a record number of faculty, and raised over $450 million for student and faculty support and to create innovative programming. Her tenure as Dean also saw the expansion of the school’s Board of Advisors, attracting many prominent business leaders who represent diverse functional and global perspectives, as well as the creation of the school’s Master of Financial Engineering and Master of Science in Business Analytics programs.

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Corporate Governance at Mattel

Vasant M. Prabhu

Age: 59 Director Since: 2007 Mattel Committee Memberships: ◾ Audit Committee (Chair) ◾ Executive Committee ◾ Finance Committee

Career Highlights

Visa Inc., a global consumer payments technology company

◾  Executive Vice President and Chief Financial Officer since 2015

NBCUniversal, a media and entertainment company

◾  Chief Financial Officer (May 2014 – February 2015)

Starwood Hotels and Resorts Worldwide, Inc., a hotel and leisure company

◾  Vice Chairman and Chief Financial Officer (March 2010 – May 2014); Executive Vice President and Chief

      FinancialOfficer (2004 – 2010)

Safeway, Inc., a supermarket chain

◾  Executive Vice President and Chief Financial Officer (2000 – 2003)

McGraw-Hill, an educational publisher and learning science company

◾  President, Information and Media Group (1998 – 2000)

Pepsi International, a multinational food, beverage and snack company

◾  Senior Vice President Finance and Chief Financial Officer (1992 – 1998)

Additional Leadership Experience and Service

◾  Director, U.S. India Business Council (2013 – 2014)

◾  Director, Knight Ridder (2003 – 2006); also served on Audit and Compensation Committees

Key Experience/Director Qualifications

As Chief Financial Officer of a number of large public companies, Mr. Prabhu brings to Mattel’s Board significant leadership experience dealing with complex accounting principles and judgments, internal controls, and financial reporting rules and regulations, and evaluating financial results and financial reporting processes of large companies. As Senior Vice President Finance & Chief Financial Officer of Pepsi International, Mr. Prabhu was responsible for the company’s franchise and had oversight of operations in more than 100 countries. His global management, retail, and finance experience are also important to Mattel, given Mattel’s significant international operations.

The Board recommends a vote FOR each of the nominees named herein for election as directors.

38	Mattel, Inc.

Audit and Related Party Matters

Report of the Audit Committee

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (“SEC”) or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the liabilities of Section 18 of the Exchange Act. The Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Mattel specifically incorporates it by reference.

The Audit Committee’s responsibility is to assist the Board in its oversight of:

◾	The quality and integrity of Mattel’s financial reports;

◾	The independence, qualifications, and performance of PricewaterhouseCoopers LLP (“PwC”), Mattel’s independent registered public accounting firm;

◾	The performance of Mattel’s internal audit function; and

◾	The compliance by Mattel with legal and regulatory requirements.

Management of Mattel is responsible for Mattel’s consolidated financial statements as well as Mattel’s financial reporting process, disclosure controls and procedures, and internal control over financial reporting.

PwC is responsible for performing an integrated audit of Mattel’s annual consolidated financial statements and of its internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management, the senior internal auditing officer of Mattel, and PwC, the audited financial statements of Mattel as of and for the year ended December 31, 2018 and Management’s Report on Internal Control Over Financial Reporting. Management has confirmed to the Audit Committee that, as required by Section 404 of the Sarbanes-Oxley Act, management has evaluated the effectiveness of Mattel’s internal control over financial reporting using the framework in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations (“COSO”) of the Treadway Commission. Based on this evaluation, management concluded that Mattel’s internal control over financial reporting was effective as of December 31, 2018.

PwC has expressed its opinion that:

◾

Mattel’s consolidated financial statements present fairly, in all material respects, its financial position as of December 31, 2018 and 2017, and its results of operations and cash flows for each of the three years in the period ended December 31, 2018 in conformity with accounting principles generally accepted in the United States of America; and

◾

Mattel has maintained, in all material respects, effective internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control – Integrated Framework issued by COSO.

In addition, Mattel’s Chief Executive Officer and Chief Financial Officer reviewed with the Audit Committee, prior to filing with the SEC, the certifications that were filed pursuant to the requirements of the Sarbanes-Oxley Act and the disclosure controls and procedures management has adopted to support the certifications. The Audit Committee periodically meets in executive sessions and in separate private sessions with management, the Chief Legal Officer, the senior internal auditing officer, and PwC. Each of the Chief Financial Officer, the Chief Legal Officer, the senior internal auditing officer, and PwC has unrestricted access to the Audit Committee.

The Audit Committee has discussed with PwC the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from PwC required by the PCAOB regarding the firm’s independence from Mattel, and the Audit Committee has also discussed with PwC the firm’s independence from Mattel.

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Audit and Related Party Matters

The Audit Committee has also considered whether PwC’s provision of non-audit services to Mattel is compatible with maintaining the firm’s independence from Mattel.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving accounting or auditing, including the subject of auditor independence. As such, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Mattel’s consolidated financial statements fairly present Mattel’s financial position, results of operations and cash flows, and are in conformity with accounting principles generally accepted in the United States of America and applicable laws and regulations. Each member of the Audit Committee is entitled to rely on:

◾	The integrity of those persons within Mattel and of the professionals and experts (such as PwC) from which the Audit Committee receives information;

◾	The accuracy of the financial and other information provided to the Audit Committee by such persons, professionals, or experts absent actual knowledge to the contrary; and

◾

Representations made by management or PwC as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by PwC to Mattel.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in Mattel’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

AUDIT COMMITTEE

Vasant M. Prabhu (Chair)

R. Todd Bradley

Roger Lynch

Dominic Ng

March 19, 2019

40	Mattel, Inc.

Audit and Related Party Matters

Fees Incurred for Services by PricewaterhouseCoopers LLP

The following table summarizes the fees accrued by Mattel for audit and non-audit services provided by PricewaterhouseCoopers LLP for fiscal years 2018 and 2017:

Fees	2018 ($)	2017 ($)
Audit fees(1)	7,986,000	7,764,000
Audit-related fees(2)	193,000	143,000
Tax fees(3)	1,227,000	1,501,000
Total	9,406,000	9,408,000

(1)

Audit fees consisted of fees for professional services provided in connection with the integrated audit of Mattel’s annual consolidated financial statements and the audit of internal control over financial reporting, the performance of interim reviews of Mattel’s quarterly unaudited financial information, comfort letters, consents, and statutory audits required internationally.

(2)	Audit-related fees consisted primarily of the fees related to the audits of employee benefit plans in 2018 and 2017 and compliance audits in 2018.

(3)

Tax fees principally included (i) tax compliance and preparation fees (including fees for preparation of original and amended tax returns, claims for refunds, and tax payment-planning services) of $612,000 for 2018 and $643,000 for 2017, and (ii) other tax advice, tax consultation, and tax planning services of $615,000 for 2018 and $858,000 for 2017.

The Audit Committee charter provides that the Audit Committee pre-approves all audit services and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act.

In addition, consistent with SEC rules regarding auditor independence, the Audit Committee has adopted a Pre-Approval Policy, which provides that the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. The Pre-Approval Policy sets forth procedures to be used for pre-approval requests relating to audit services, audit-related services, tax services, and all other services and provides that:

◾

The term of the pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period or the services are specifically associated with a period in time;

◾

The Audit Committee may consider the amount of estimated or budgeted fees as a factor in connection with the determination of whether a proposed service would impair the independence of the registered public accounting firm;

◾

Requests or applications to provide services that require separate approval by the Audit Committee are submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer or Corporate Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the SEC on auditor independence;

◾

The Audit Committee may delegate pre-approval authority to one or more of its members, and if the Audit Committee does so, the member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting; and

◾	The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

All services provided by our independent registered public accounting firm in 2018 were pre-approved in accordance with the Audit Committee’s Pre-Approval Policy.

2019 Proxy Statement	41

Audit and Related Party Matters

Certain Transactions with Related Persons

The Board maintains a written Related Party Transactions Policy regarding the review, approval, and ratification of any transaction required to be reported under Item 404(a) of the SEC’s Regulation S-K. Under the policy, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. A transaction entered into without pre-approval of the Audit Committee is not deemed to violate the policy so long as the transaction is brought to the Audit Committee as promptly as reasonably practical after it is entered into. Management shall present to the Audit Committee each new or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to Mattel and to the relevant related person. For the purposes of our policy, a “related party transaction” is any transaction or relationship directly or indirectly involving one of our directors (which term includes any director nominee) or executive officers (within the meaning of Rule 3b-7 under the Exchange Act), any person known by us to be the beneficial owner of more than 5% of our common stock, or any person known by us to be an immediate family member of any of the foregoing that would need to be disclosed under Item 404(a) of the SEC’s Regulation S-K.

Our directors and executive officers complete questionnaires on an annual basis designed to elicit information about any potential related party transactions. They are also instructed and periodically reminded of their obligation to inform our legal department of any potential related party transactions. In addition, we review information about security holders known by us to be beneficial owners of more than 5% of any class of our voting securities (see “Stock Ownership and Reporting – Principal Stockholders”) to determine whether there are any relationships with such security holders that might constitute related party transactions.

We are not aware of any related party transactions with any directors, executive officers, more-than-5% security holders, or any person known by us to be an immediate family member of any of the foregoing requiring disclosure under the SEC’s rules or our Related Party Transactions Policy.

Proposal 2	Ratification of Selection of
Independent Registered Public Accounting Firm

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019. Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2019 Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants is not required by our Restated Certificate of Incorporation, our Bylaws, or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification because we believe it is a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but still may retain them. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Mattel’s best interests and that of our stockholders.

The Board recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s Independent Registered Public Accounting Firm.

42	Mattel, Inc.

Executive Officers and Executive Compensation

Executive Officers

The current executive officers of Mattel are as follows:

Name	Age	Position	Executive Officer Since
Ynon Kreiz(1)	54	Chairman of the Board and Chief Executive Officer	2018
Richard Dickson	51	President and Chief Operating Officer	2014
Joseph J. Euteneuer	63	Chief Financial Officer	2017
Roberto Isaias	51	Executive Vice President and Chief Supply Chain Officer	2019
Soren T. Laursen(1)	55	Executive Director	2018
Robert Normile	59	Executive Vice President, Chief Legal Officer, and Secretary	1999
Amanda J. Thompson	43	Executive Vice President and Chief People Officer	2017

Mr. Dickson has been President and Chief Operating Officer since April 2015. From January 2015 to April 2015, he served as President, Chief Brands Officer. He served as Chief Brands Officer from May 2014 to January 2015. From February 2010 to May 2014, he served as President and CEO of Branded Businesses at The Jones Group, Inc.(2) From August 2008 to February 2010, he served as General Manager and Senior Vice President of the Barbie Brand at Mattel. From 2000 to 2008, he was Senior Vice President at Mattel overseeing Consumer Products, Marketing, Media, Entertainment, and Packaging. Prior to Mattel, he served as Vice President of Brand Management and Merchandising at Estee Lauder Companies, Inc. and was Principal with Gloss.com, an e-commerce beauty website he helped develop and manage until its acquisition by Estee Lauder. Mr. Dickson started his career and spent nearly a decade with Bloomingdale’s, a leading U.S. fashion retailer.

Mr. Euteneuer has been Chief Financial Officer since September 2017. From May 2016 to September 2017, he served as Co-Chief Executive Officer and Chief Financial Officer of the Americas of Rivada Networks, LLC., a communications technology business. From April 2011 to August 2015, he served as Chief Financial Officer of Sprint Corporation, a wireless communications company. Mr. Euteneuer was Chief Financial Officer and Executive Vice President of Qwest Communications, a wireline telecom company, from 2008 to 2011. Before joining Qwest Communications, he served as Chief Financial Officer and Executive Vice President of XM Satellite Radio Holdings from 2002 to 2008. From 1988 to 2002, Mr. Euteneuer held several executive roles at Comcast Corporation, including Chief Financial Officer and Executive Vice President at Comcast Corporation’s Business Communications/ Broadnet Europe from 2000 to 2002; and earlier, Vice President, Corporate Development, and Corporate Controller from 1988 to 2000. Prior to joining Comcast, he served as Chief Operating Officer of LaCanasta Mexican Foods International. Earlier in his career, Mr. Euteneuer held leadership roles at Deloitte and PricewaterhouseCoopers. He is a Certified Public Accountant.

Mr. Isaias has been Executive Vice President and Chief Supply Chain Officer since February 2019. From April 2014 to February 2019, he served as Senior Vice President and Managing Director – Latin America. From December 2011 to April 2014, he served as Senior Vice President and General Manager – Latin America (except Brazil). From September 2007 to December 2011, he served as Vice President and General Manager – Mexico. From March 2005 to September 2007, he served as General Manager Latin America – South Cone (Chile, Argentina, Peru, Uruguay, Paraguay, and Bolivia). From August 2002 to March 2005, he was Senior Sales & Trade Marketing Director – Mexico. From August 2001 to August 2002, he served as Head of Commercial for Traditional Trade at Procter & Gamble Mexico. Prior to that, he served as Associate Director for the Modern Trade, Drug Distributors, and Key Regions at Procter and Gamble Mexico.

Mr. Normile has been Executive Vice President, Chief Legal Officer, and Secretary since February 2011, and from March 1999 to February 2011 he was Senior Vice President, General Counsel, and Secretary. He served as Vice President, Associate General Counsel, and Assistant Secretary from August 1994 to March 1999. From June 1992 to August 1994, he served as Assistant General Counsel. Prior to that, he was associated with the law firms of Latham & Watkins LLP and Sullivan & Cromwell LLP.

Ms. Thompson has been Executive Vice President and Chief People Officer since September 2017. From 2012 to 2017, she served as Chief People Officer of TOMS Shoes, a designer, manufacturer, and distributor of shoes, apparel, and accessories. Ms. Thompson held several executive and leadership roles at Starbucks Coffee Company from 2006 to 2012, including Vice President of Human Resources, China and the Asia Pacific Region; Vice President of Human Resources, Strategic Initiatives; and, Vice President of Human Resources, Seattle’s Best Coffee. From 2003 to 2006, Ms. Thompson was Senior Director, Employee and Organization Development, at Ticketmaster Corporation. Prior to that, she served as Director, Human Resources, at CitySearch.com. Since November 2017, Ms. Thompson has served on the Board of Directors of Feed the Children.

(1)	Information regarding Messrs. Kreiz and Laursen is provided in the “Proposal 1 – Election of Directors” section of this Proxy Statement.
(2)

In connection with his departure from Jones, on March 10, 2014, Mr. Dickson resigned as the chairman of the board of an Italian subsidiary of Jones, Atwood Italia S.r.l. Approximately three years after his departure, Atwood filed for bankruptcy. Ten months later, Italian authorities filed a criminal complaint against Mr. Dickson and two other Atwood directors relating to the bankruptcy. The complaint alleges the authorization of certain improper payments, as well as the destruction of certain records of Atwood (which have since been provided to the bankruptcy trustee). The complaint does not allege any actions by Mr. Dickson with respect to such payments or records and we have been advised by Mr. Dickson’s counsel that his potential financial exposure with respect to this matter (estimated at €23,000) is based solely on his service as chairman during the three-month period of January 1, 2014 to March 10, 2014. Mr. Dickson disputes all charges.

2019 Proxy Statement	43

Executive Officers and Executive Compensation

Compensation Discussion and Analysis

Executive Summary

2018 Named Executive Officers

Our fiscal year 2018 Named Executive Officers, or NEOs, were:

Ynon Kreiz Chief Executive Officer (since April 26, 2018)	Richard Dickson President and Chief Operating Officer	Joseph J. Euteneuer Chief Financial Officer	Robert Normile Executive Vice President, Chief Legal Officer, and Secretary	Amanda J. Thompson Executive Vice President and Chief People Officer	Margaret H. Georgiadis Former Chief Executive Officer (until April 26, 2018)

2018 Leadership Transition

In April 2018, Ynon Kreiz became our CEO, and Margaret H. Georgiadis, our former CEO, stepped down to pursue a new opportunity. Mr. Kreiz brings with him over 20 years of experience in finance, media, entertainment, and content creation, and a track record of innovation as well as substantial, relevant leadership experience having served as the Chairman and CEO of at Maker Studios, Inc., Endemol Group, and Fox Kids Europe N.V. Since joining the Board as an independent director in June 2017, Mr. Kreiz has been an invaluable resource to the Board and the management team by helping to advance the Company’s transformation efforts and Structural Simplification cost savings program, and by contributing deep expertise in areas core to our strategy going forward. Given Mr. Kreiz’s background and experience, as well as his existing institutional knowledge of Mattel and its industry, the Board believed that appointing Mr. Kreiz as CEO would serve to ensure a smooth leadership transition and enhance the Company’s execution going forward.

2018 Business Highlights and Strategic Overview

We remain focused on advancing our strategy to restore profitability and regain top-line growth in the short-to-mid term, and are laying the groundwork to capture the full value of our IP in the mid-to-long term.

In 2018, Mattel demonstrated meaningful progress in advancing our transformation strategy, and improving our financial performance over the prior year, despite considerable retail disruption in the global toy industry, which included the liquidation of Toys “R” Us. Our stronger than expected 2018 financial results were primarily driven by the successful execution of our Structural Simplification program, the strength of our brands, in particular Barbie and Hot Wheels, and our execution during the holiday season. While Mattel is in a multi-year turnaround and there is more work to be done, we are encouraged by our progress in 2018.

44	Mattel, Inc.

Executive Officers and Executive Compensation

To drive our transformation to become an IP-driven, high-performing toy company, in 2018, management developed a two-part strategy:

Transforming Mattel into an IP-driven, high-performing toy company

In the short-to-mid term, our priorities are to continue to restore profitability by reshaping operations through Structural Simplification and to regain topline growth by growing our Power Brands and expanding our brand portfolio.

In the mid-to-long term, we are looking to capture the full value of our IP through franchise management and the development of our online retail and e-commerce capabilities.

We achieved meaningful progress toward our transformation strategy.

To drive the execution of our transformation strategy, we established four Company Objectives for the year. These objectives provided the framework for the Strategic Goals that measured individual performance under our annual cash incentive plan, thereby aligning pay delivery with our transformation strategy. These objectives were:

In 2017, we established Structural Simplification, a comprehensive cost savings program to simplify and streamline our operations and improve profitability by right sizing our cost structure.

In 2018, this program drove significant improvement in our profitability, helping us achieve:

◾	$521 million of run-rate cost savings exiting 2018, and we expect to exceed our cumulative $650 million run-rate cost savings target exiting 2019;

◾

$358 million improvement in fourth quarter operating income compared to 2017, our largest year-over-year fourth quarter improvement since 2009, and $103 million improvement in full year operating income compared to 2017, our largest full year improvement since 2012;

◾	Gross margin of 46.6% in the fourth quarter and 39.8% for the full year, representing the first gross margin improvement for each of the fourth quarter and full year since 2013; and

◾	A 22% reduction of our global non-manufacturing workforce.

2019 Proxy Statement	45

Executive Officers and Executive Compensation

Following the bankruptcy filing in September 2017 by Toys “R” Us, one of our top customers, the global toy industry faced considerable retail disruption going into 2018. Despite this significant headwind, Mattel demonstrated resilience and strong execution, in particular during the holiday season, and finished the year with a stronger than expected fourth quarter and full year.

◾	Compared to 2017, full year 2018 net sales declined 8%, driven primarily by lower Toys “R” Us sales as a result of its liquidation.

◾	Barbie and Hot Wheels continued their momentum throughout the year.

–	Barbie gross sales* increased 14% in 2018 versus the prior year, and reached the brand’s highest full year gross sales* in the last five years.

–	Hot Wheels gross sales* increased 7% in 2018 versus the prior year, and reached the brand’s highest full year gross sales* in its 50-year history.

◾	Additionally, we executed well in our two largest regions – North America and Europe – and maintained our strength in Latin America and Global Emerging Markets, excluding China.

*

Gross sales is a non-GAAP financial measure. For the definition of gross sales and a reconciliation of gross sales to net sales (the most directly comparable GAAP financial measure), please see pages 49 to 51 of our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 22, 2019.

With the creation of Mattel Films, Mattel Television, and our Global Franchise Management organization, we are targeting opportunities to develop our IP and extend our iconic franchises across film and television, digital gaming, live events, music, consumer products, and merchandise. We’ve recently made several announcements for the first ever live-action feature films for some of our key franchises including Barbie, Hot Wheels, Masters of the Universe, American Girl, and View-Master. Also, with respect to partner IP, we are focused on continuing to strengthen our relationships with many leading entertainment companies and consumer brands.

We have recognized that to achieve Mattel’s vision, we need to drive toward a more progressive mindset that is culturally-centered on performance and collaboration, with a focus on empowering decision-makers and driving accountability at all levels. We have instituted new fundamentals to evolve how we work, which include:

◾	Resetting performance standards to drive accountability, ownership, and execution;

◾	Modernizing work/life programs to be more progressive and competitive;

◾	Utilizing Mattel’s values as a foundation for how we hire, develop, promote, and drive accountability for culture-right behavior across all levels of the organization; and

◾	Redesigning reward and recognition systems to encourage employees to challenge the status quo.

Additionally, we have focused on attracting and retaining the best talent at all levels and making certain all teams are thoroughly aligned with our strategy.

Looking ahead, we will continue to methodically execute our strategy in order to position Mattel for sustainable, profitable growth and drive long-term value for our stockholders.

Extensive Stockholder Engagement Led to Meaningful Compensation Changes

The Compensation Committee directly incorporated feedback from our stockholders into our 2018 compensation programs.

Mattel has developed and maintains an ongoing and active stockholder engagement program. In spring 2018, leading up to the 2018 Annual Meeting, we spoke with stockholders representing approximately 66% of our outstanding shares. Mr. Scarborough, then a member of the Compensation Committee, and members of senior management participated in these discussions. The majority of the feedback received during this outreach was focused on our executive compensation, and in particular the compensation structure of our former CEO.

46	Mattel, Inc.

Executive Officers and Executive Compensation

During the fall of 2018, and the beginning of 2019, we had discussions with stockholders representing approximately 81% of our outstanding shares. Our Independent Lead Director, Mr. Dolan, and members of senior management participated in these discussions, which were focused on sharing the changes the Compensation Committee made to our compensation programs in response to the feedback we received in the spring after the 2018 Annual Meeting with respect to our 49% Say-on-Pay vote, and providing an update on our transformation progress.

Feedback received from our stockholders during this year-round practice is regularly shared with the full Board, the Governance and Social Responsibility Committee, and the Compensation Committee when related to our compensation programs and practices.

The Compensation Committee carefully considered the feedback from our stockholders, our 49% Say-on-Pay vote in 2018, and compensation governance best practices, in implementing the following changes to our executive compensation programs and practices in 2018.

Feedback We Heard	How We Responded
▲	▲
CEO compensation structure should have greater alignment with Company performance and stockholder value creation, in particular the guaranteed bonus for our former CEO.

The compensation of our new CEO, Mr. Kreiz, is substantially performance-based, with:

◾  84% of his 2018 equity awards* subject to Company and stock price performance; and

◾  No guaranteed or signing bonuses.

Former CEO’s vesting period and performance requirements for new-hire equity awards were insufficient.	Mr. Kreiz’s new-hire inducement stock option is fully performance-based. ◾ Grant vests if our relative three-year TSR is ≥ 65th percentile of companies in the S&P 500.
Weighting of three-year performance-based restricted stock units (“Performance Units”) in long-term incentive (“LTI”) mix should be increased.	Percentage of our 2018 total target annual equity grant value (“Annual LTI Value”) granted as Performance Units was increased to 50% (from 33%) for EVPs and above.
A three-year financial performance measurement should be employed in the Long-Term Incentive Program (“LTIP”).	Our 2018-2020 LTIP employs a single three-year cumulative Free Cash Flow goal, instead of an annual goal set each year and averaged over three years.
Explicit link of incentive measures with transformation and strategic plan should be increased.	Our Mattel Incentive Plan (“MIP”) and LTIP were realigned to emphasize profitability and cash flow.
Size of companies in our executive compensation benchmarking peer group should be reconsidered.

We realigned our peer group in 2018 by:

◾  Targeting median positioning and utilizing a lower revenue cap of 3x from the previous 4x revenue cap; and

◾  Increasing focus on branded content/home entertainment companies.

Three of the four new companies in our peer group are smaller than Mattel in terms of revenue and market capitalization. Three of the five companies removed had market capitalizations greater than 5x Mattel.

*

2018 equity awards subject to Company and stock price performance include Mr. Kreiz’s 2018-2020 Performance Units, new-hire performance-based stock options and time-vesting stock options, and exclude his time-vesting RSUs.

The Compensation Committee believes the changes implemented in 2018 are directly responsive to feedback we heard from our stockholders and reflect the right incentive structure for our business during this period. In our most recent outreach, our stockholders expressed approval for the changes we made to our executive compensation programs, management team, refreshed Board, and our ongoing commitment to sustainability.

Our Pay-For-Performance Philosophy

Our executive compensation programs reflect our pay-for-performance philosophy.

The guiding principles of our executive compensation programs include:

◾	Paying for performance;

◾	Aligning the financial interests of executives with the financial interests of our stockholders;

◾	Attracting and retaining the best talent; and

◾	Upholding compensation governance best practices.

2019 Proxy Statement	47

Executive Officers and Executive Compensation

Key Elements of our 2018 Executive Compensation Programs

Cash Compensation	Objective and Structure
Base Salary	Fixed cash compensation representative of individual role, performance and skill set, market data, and internal pay equity
Annual Cash Incentive, or MIP

Incentivize and motivate executives to achieve our short-term strategic and financial objectives that we believe will drive long-term value creation. Realigned in 2018 to drive profitability and cash flow. 2018 MIP design is as follows:

◾  The financial measures and their weightings are:

–  50% adjusted EBITDA

–  20% adjusted net sales

–  15% adjusted gross margin

–  10% working capital

–  5% tooling

◾  Earn 35% for threshold performance to 200% for maximum performance under each financial measure, before weightings

◾  No amounts earned for below threshold performance

◾  Multiplier of 0% to 125% of the amount earned under the financial measures, based on performance of individual Strategic Goals

◾  Payout cap of 200% of MIP target opportunity

Equity Long-Term Incentives	Objective and Structure
Performance Units (50% of Annual LTI Value)

Incentivize and motivate executives to achieve key long-term strategic financial objectives and stock price appreciation. Realigned our 2018-2020 LTIP to emphasize long-term cash generation necessary for our successful transformation. 2018-2020 LTIP design is as follows:

◾  Earn 37% for threshold performance to 150% for maximum performance based on three-year cumulative Free Cash Flow goal established at commencement of three-year performance period

◾  No amounts earned for below threshold performance

◾  Relative three-year TSR to S&P 500 multiplier of 67% (at or below 25th percentile) to

      133% (75th percentile or above) of financial earnout

Stock Options (25% of Annual LTI Value)	Align executives’ interests with stockholders’ interests and foster long-term focus on increasing stockholder value. ◾ Vest in approximately equal annual installments over three-years
RSUs (25% of Annual LTI Value)	Encourage executive stock ownership and stockholder-aligned retention. ◾ Vest in approximately equal annual installments over three-years

48	Mattel, Inc.

Executive Officers and Executive Compensation

For 2018, we did not grant any retention equity awards or cash payments to NEOs, and all MIP bonus opportunities, expressed as a percentage of base salary, were unchanged.

The Compensation Committee has designed our executive compensation programs so that a significant percentage of annual compensation is variable and at risk, with earnouts based on Company and stock price performance. A large portion of executive compensation is delivered in the form of equity, rather than cash, which promotes alignment with stockholders’ interests and creates incentives for long-term performance. The chart below shows the 2018 annual target total direct compensation (“TDC”)* mix for our CEO, Mr. Kreiz, and the other current NEOs:

*

TDC is the sum of year-end annual base salary, MIP target incentive opportunity and Annual LTI Value (i.e., grant date value of 2018-2020 LTIP, and time-vesting stock options and RSUs). Mr. Kreiz’s one-time new-hire performance-based stock option grant is excluded from TDC. Mr. Kreiz’s 2018 annual target TDC of $12 million ($1.5 million base salary, 150% target MIP opportunity, and $8.25 million Annual LTI Value) was slightly above the median of our peer group.

2018 Pay Outcomes Reflected Our Pay-For-Performance Philosophy

The compensation decisions and outcomes in 2018 reflect feedback we heard from stockholders as well as our pay-for-performance philosophy.

▶	Base salaries for our NEOs remained largely unchanged.

Salaries for all NEOs remained largely unchanged for 2018, with the exception of Mr. Normile’s base salary, which was increased by 3.4%, in light of the market level of our peer group for his position. Mr. Kreiz’s base salary for his service as our CEO was set at the same amount as that for our two prior CEOs.

▶	Above target 2018 MIP payouts were primarily driven by improved EBITDA and stronger than expected sales.

In March 2018, the Compensation Committee engaged in initial discussions regarding the terms of the MIP and established the MIP design. In April 2018, after deliberation and review of the expected impact of the Toys “R” Us liquidation, the Compensation Committee established the 2018 MIP financial performance goals for adjusted EBITDA, adjusted net sales, and adjusted gross margin. In May 2018, the Compensation Committee established the 2018 MIP financial performance goals for working capital and tooling.

2018 MIP financial performance goals were based on our annual operating plan and were designed to align with our 2018 emphasis on cost savings and restoring profitability, while stabilizing revenue. A significant factor in 2018 MIP goal setting was the Compensation Committee’s consideration of the considerable disruption in the global toy industry, which included the liquidation of Toys “R” Us. On account of this, the 2018 adjusted net sales goals were set at levels below 2017 actual results. When goals were set, the Compensation Committee believed that each of the financial performance goals established under the MIP would be challenging but achievable.

2019 Proxy Statement	49

Executive Officers and Executive Compensation

The primary drivers of our above-target MIP payouts were our improved EBITDA and stronger than expected adjusted net sales.

Our above-plan EBITDA performance, the largest driver of our above-target MIP payouts, reflected our significant progress towards restoring profitability and was largely the result of the $521 million run-rate cost savings exiting 2018 realized from our Structural Simplification program, primarily due to reductions in our selling, general & administrative expenses (“SG&A”) and advertising and promotion expenses (“A&P”). In addition, we experienced lower inventory obsolescence expense in 2018 compared to 2017. Our strong retail execution and the strength of our brands, in particular Barbie and Hot Wheels, during the holiday season enabled us to achieve full-year sales above plan.

Our 2018 financial results yielded an earnout of 159% of target MIP opportunity, based on the following goals, weighting, and performance:

Financial Measure	Weight	Threshold (35% earned)	Target (100% earned)	Max (200% earned)	% Earned before weighting	% Earned after weighting
Adjusted EBITDA	50%				200%	100%
Adjusted Net Sales	20%				168.8%	33.8%
Adjusted Gross Margin	15%				36.4%	5.5%
Working Capital	10%				97.4%	9.7%
Tooling	5%				200%	10%
TOTAL EARNED						159%

$ is in millions. Maximum performance on a measure earns 200% of target for such measure. No amounts were earned, and no payouts could be made unless we achieved the threshold level of EBITDA performance, which was accomplished.

For our NEOs, the 159% earned under the MIP for Company financial performance was then adjusted based on our CEO’s assessment of each executive’s progress, and the Compensation Committee’s assessment of the CEO’s progress, toward individual Strategic Goals that tie to our 2018 Company Objectives. Performance under individual Strategic Goals acts as a multiplier of 0% to 125% of the amount earned for financial performance based on the individual’s Strategic Goals rating, as follows:

◾	0% earned for Results Below Expectations

◾	90% earned for Accomplished Results (-)

◾	100% earned for Accomplished Results

◾	110% earned for Accomplished Results (+)

◾	125% earned for Exceeded Results

As in prior years, the use of individual Strategic Goals ensures a comprehensive review of performance. 2018 individual Strategic Goals included objectives critical to our transformation, not otherwise rewarded or incentivized in the MIP financial performance goals.

In no event, however, may the payout amount under the MIP exceed 200% of target MIP opportunity.

50	Mattel, Inc.

Executive Officers and Executive Compensation

The following table summarizes each NEO’s financial performance earnout, the individual Strategic Goals ratings determined by the Compensation Committee after review of the CEO’s assessment and recommendations regarding such NEO (other than the CEO), the resulting incentive payout expressed as a percentage of target MIP opportunity, and the cash incentive payout under the MIP. Our CEO’s performance was assessed and his rating was determined by the Compensation Committee in an executive session without the presence of our CEO, with input from FW Cook.

Name	Financial Performance Earnout	Individual Strategic Goals Rating	Final % of MIP Opportunity Earned	Incentive Payout
Ynon Kreiz	159%	110%	175%	$2,695,384
Richard Dickson	159%	110%	175%	$1,749,000
Joseph J. Euteneuer	159%	100%	159%	$1,431,000
Robert Normile	159%	100%	159%	$620,100
Amanda J. Thompson	159%	110%	175%	$596,846

Ms. Georgiadis, our former CEO, stepped down in April 2018 to pursue a new opportunity, and thus was not eligible for a MIP payout. Mr. Kreiz’s MIP payout was prorated to reflect his April 26, 2018 commencement date as our CEO. All MIP payouts were determined in accordance with the established criteria, without any discretionary increases.

▶ Equity	long-term incentive earnouts and valuations reflect stock price underperformance in 2018.

Our LTIP earnouts are directly tied to our relative TSR, and the value of our stock options and RSUs are directly tied to our stock price performance. As a result, LTIP earnouts and equity award values in 2018 were lower at year end than targeted granted values due to 2018 stock price underperformance. Our year-end stock price of $9.99 on December 31, 2018, resulted in:

◾	2017-2019 LTIP earnouts tracking below target;

◾	Mr. Kreiz’s 2018 new-hire performance-based stock option tracking not to be earned; and

◾	All outstanding stock options being underwater.

The following shows our TSR(1) performance as compared to the median of our peer group (as our peer group was realigned in 2018), and our ranking as compared to the companies within the S&P 500, for the one and three-year periods ended December 31, 2018, when our closing stock price was $9.99. Our closing stock price on the record date of March 22, 2019 was $13.21.

Period	Mattel TSR	November 2018 Peer Group	Compared to S&P 500(2)
1 year	-35.0%	-22.0%	17th Percentile
3 year	-26.2%	4.2%	2nd Percentile

(1)	TSR represents the annualized rate of return reflecting changes in the stock price plus reinvestment and the compounding effect of dividends over such period.

(2)	Determined in accordance with the definitions and methodology established under our LTIPs.

No Earnout under 2016-2018 LTIP. The 2016-2018 Performance Units could be earned from 50% of target for threshold performance to 150% of target for maximum performance against a three-year cumulative adjusted EPS goal set at the commencement of the three-year performance period, with the resulting earned percentage increased or decreased up to 50 percentage points based on our relative three-year TSR performance versus companies in the S&P 500. A relative TSR ranking of 25th percentile or less would result in a 50 percentage point reduction, while a ranking of the 75th percentile or more would result in a 50 percentage point increase, with linear interpolation between, and a maximum potential earnout of 200% of target. No amount is earned on the EPS measure for below threshold performance, and linear interpolation applies between goals.

Our cumulative three-year adjusted EPS performance from January 1, 2016 through December 31, 2018 was ($1.32), which is significantly below the threshold goal of $4.36 and resulted in no amount earned for financial performance. Our relative TSR at December 31, 2018, the end of three-year performance period, was well below the 25th percentile, which would have resulted in a reduction by 50 percentage points if any amount was earned under the EPS goal. Therefore, no payouts were made.

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Tracking Below Target Earnout for 2017-2019 LTIP. The Performance Units granted under our 2017-2019 LTIP are earned based on annual adjusted EPS performance, with EPS goals set at the commencement of each year, and earned percentages averaged over the three-year performance period. Like our 2016-2108 LTIP, the amount earned based on EPS performance can range from 50% of target for threshold performance to 150% of target for maximum performance, which is then increased or decreased by up to 50 percentage points based on our relative three-year TSR performance versus companies in the S&P 500, for a maximum potential earnout of 200% of target. No amount is earned on the EPS measure for below threshold performance, and linear interpolation applies between goals. To further drive focus on stockholder value creation, the Compensation Committee established a cap on payout at 100% of target if 2017-2019 absolute TSR is negative regardless of the relative results.

For 2018, the adjusted EPS threshold goal was set at ($1.98), below 2017 EPS of ($0.87). The 2018 goal took into account the expected impact of the Toys “R” Us liquidation and certain upfront costs to implement our Structural Simplification program. Our stronger than expected sales for the fourth quarter and full year, coupled with profitability improvement from our Structural Simplification program, resulted in 2018 adjusted EPS of ($1.30) and a maximum amount earned under this financial measure for this second year of the 2017-2019 LTIP.

Our annual adjusted EPS goals and actual results for the first two years of the 2017-2019 LTIP are set forth below. As illustrated below, the earnout based on two years of performance through December 31, 2018 (including relative TSR modifier) would be 25% of the number of Performance Units granted under our 2017-2019 LTIP. Final payout, however, will ultimately be based on our relative TSR over the three-year performance period, and will reflect our EPS performance for 2019.

Goal	Threshold (50% earned)	Target (100% earned)	Max (150% earned)	% Earned (without 1/3rd weighting per year)
2017 adjusted EPS				0%
2018 adjusted EPS				150%
2019 adjusted EPS				TBD
Average Earnout for EPS as of 12/31/2018				75%
Relative TSR Modifier as of 12/31/2018				Less 50 percentage points
Hypothetical Earnout as of 12/31/2018				25% of Performance Units granted

Former CEO Forfeited Unvested Equity. In connection with our former CEO, Ms. Georgiadis, stepping down in April 2018, and in accordance with the terms of our plans and programs, she received no severance and forfeited all unvested equity awards (with a grant date value of approximately $22 million).

Changes Made to 2018-2020 LTIP to Address Stockholder Feedback. Our stockholders expressed a preference for our incentive measures to have greater alignment with our transformation strategy. The Compensation Committee believes that our LTIP design needs to drive long-term financial performance consistent with our strategy. The Compensation Committee further believes that, consistent with compensation governance best practices regarding long-term value creation, goal setting should occur at the commencement of the three-year performance period instead of annually.

In 2018, for our 2018-2020 LTIP: (i) we implemented a three-year cumulative operating goal, set at the commencement of the three-year performance period (instead of annual goals set annually); and (ii) we modified the financial measure to Free Cash Flow (instead of EPS) to better align with our strategy.

Free Cash Flow was chosen as a more appropriate measure than our prior goal of EPS, because of the closer link between Free Cash Flow and overall cash generation. The amount earned for achievement of the Free Cash Flow goal ranges from

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37% for threshold performance to 150% for maximum performance, with linear interpolation between such percentages, and no amount earned for below threshold performance. The earnout percentage resulting from the Free Cash Flow performance measure will then be subject to reduction or increase based on our relative three-year TSR versus companies in the S&P 500, with the financial earnout multiplied by 67% for below threshold TSR performance of 25th percentile or below to 133% for maximum TSR performance of 75th percentile or above (with linear interpolation between). The relative TSR component was retained to continue to balance absolute and relative performance measures in the LTIP. No amount can be earned above 200% of the target Performance Units granted, and the minimum amount earned based on threshold performance is 25%.

Our relative one-year TSR at December 31, 2018, based on our stock price of $9.99, placed us below the 25th percentile as compared to the S&P 500, which would have resulted in any amount earned being reduced to equal 67% of the number of 2018-2020 Performance Units earned, if any, based on the Free Cash Flow performance. TSR performance, however, will ultimately be measured against the three-year performance period.

Track Record of Pay and Performance Alignment

The Compensation Committee remains fully committed to its pay-for-performance philosophy. During our multi-year turnaround, this has resulted in pay outcomes consistently below target.

As of the commencement of 2018, the last LTIP earnout and associated payout was for the performance period of 2011-2013. Further, there was no cash incentive payout under our MIP for 2017 and 2016 and there were below target payouts for 2015, 2014 and 2013. This low pay delivery is consistent with our financial performance during this period and is consistent with the Compensation Committee’s practice of setting challenging performance goals and linking pay to performance.

MIP and LTIP Pay Outcomes 2013 – 2018
Year	2013	2014	2015	2016	2017	2018
MIP	Below Target	Below Target	Below Target	No Payout	No Payout	Payout
Cycle(1)	2011-2013(2)	2014-2016(2)	2014-2016(2)	2014-2016(2) 2016-2018(3)	2016-2018(3)	2016-2018(3)
LTIP	Payout	No Payout	No Payout	No Payout	No Payout	No Payout

(1)	Includes only completed cycles. Payouts, if any, under the 2017-2019 LTIP and 2018-2020 LTIP will be determined following the conclusion of those cycles.

(2)	End-to-end three-year cycle.

(3)	Beginning in 2016, the Compensation Committee determined to grant long-term Performance Units on an annual basis instead of every three years with end-to-end cycles.

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Compensation Governance Best Practices

We maintain strong governance standards with respect to our executive compensation programs and are mindful of the perspectives of our stockholders.

What We Do

✓

Clawback Policy – Our Clawback Policy that is applicable to all Section 16 officers and other direct reports to the CEO permits the Compensation Committee to require forfeiture or reimbursement of certain cash and equity that was paid, granted, or vested based upon the achievement of financial results that, when recalculated to include the impact of a material financial restatement, were not achieved, whether or not fraud or misconduct was involved.

✓	Best Practices in Severance Arrangements – We maintain executive severance arrangements that reflect current compensation best practices, which include:

–	Double-trigger equity acceleration that requires both a change of control and a qualifying termination of employment; and

–	Severance benefits set at competitive levels not greater than 2x

✓

Meaningful Stock Ownership Guidelines – Our guidelines align the long-term interests of our NEOs with those of our stockholders and discourage excessive risk-taking. Our guidelines require stock ownership levels as a value of Mattel shares equal to a multiple of base salary (CEO at 6x, COO and CFO at 4x, and other NEOs at 3x), consistent with market practices, and include holding requirements if the target level ownerships are not met within the compliance deadline.

✓	Independent Compensation Consultant – The Compensation Committee engages its own independent compensation consultant, FW Cook, to advise on executive and director compensation matters.

✓

Annual Risk Assessment – Based on our detailed annual risk assessment performed with assistance of FW Cook, the Compensation Committee has concluded that our compensation programs do not present any risk that is reasonably likely to have a material adverse effect on the Company.

✓

Annual Executive Compensation Benchmarking Peer Group Review – The Compensation Committee, in conjunction with FW Cook, reviews the makeup of our peer group annually and makes adjustments to the composition of the group as it deems appropriate.

✓

Annual Tally Sheet Review – The Compensation Committee annually reviews comprehensive tally sheets, illustrating the total compensation for the most recent two years of our CEO and his direct reports and other EVPs.

What We Do Not Do

x	No Excise Tax Gross-Ups – We do not provide any gross-ups of excise taxes on severance or other payments in connection with a change of control.

x

No Poor Pay Practice of Tax Gross-Ups on Perquisites and Benefits – We do not provide tax gross-up payments to our executives other than in limited circumstances for business-related relocations (and related international tax compliance) that are generally available to other employees.

x

No Hedging or Pledging Permitted – Our policies as implemented do not permit the Board members, officers, and employees to engage in hedging transactions or to pledge or use Mattel shares as collateral for loans.

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Elements of Compensation

Base Salary

The Compensation Committee reviews the base salaries of our CEO, his direct reports (including all NEOs), and other EVPs at its first meeting each year. Our CEO typically provides the Compensation Committee with recommendations regarding increases to the base salary for each of these executives. Increases to base salaries are driven primarily by our CEO’s evaluation of individual performance and experience, market competitive factors, internal equity, and our corporate budget. Our CEO’s base salary is determined by the Compensation Committee in an executive session without the presence of our CEO, with input from FW Cook.

The 2018 base salary for Mr. Kreiz, who commenced service as our CEO on April 26, 2018, was established based on a review of competitive market practices and took into consideration the salaries paid to our two prior CEOs. Mr. Kreiz’s base salary for his service as our CEO was set at $1,500,000, the same amount as that for our two prior CEOs.

With respect to our other NEOs, in January 2018, in light of market data, as reviewed in November 2017, the Compensation Committee determined that none of our NEOs would receive a salary increase for 2018, with the exception of Mr. Normile, who received a salary increase of $20,000, or 3.4%, in light of the market level of our peer group for his position.

For 2019, none of our NEOs received a salary increase, other than Ms. Thompson, who received a salary increase of $20,000, or 3.7%, in light of the market level of our peer group for her position.

Annual Cash Incentive

Our annual cash incentive plan, or MIP, provides our NEOs and approximately 8,300 other global employees with the opportunity to earn annual cash incentive compensation based on achievement of our short-term strategic and financial objectives that are intended to drive long-term value creation. The objectives of the MIP include:

◾	Link pay to financial performance and put a meaningful portion of compensation at risk based on our financial success;

◾	Incentivize and motivate executives to achieve our short-term strategic and financial objectives that we believe will drive long-term value creation;

◾	Provide a competitive level of target annual compensation to attract and retain key talent;

◾	Promote team orientation by encouraging all areas of the Company to work together to achieve common Company goals; and

◾	Provide appropriate reward leverage and risk for threshold to maximum performance.

2018 MIP

In response to stockholder feedback that our incentive compensation align more closely with our transformation strategy, the Compensation Committee approved an annual cash incentive design under the MIP with the following performance measures and weightings:

Foundational Measures	Weighting	Key Enabler Measures	Weighting
Adjusted EBITDA	50%	Adjusted Gross Margin	15%
Adjusted Net Sales	20%	Working Capital	10%
		Tooling	5%

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization), replaced the 2017 operating profit measure to increase the link to cash flow generation. Adjusted gross margin, working capital and tooling operating measures were added to provide a more balanced approach to profitable growth and disciplined cash management, and to align with our Structural Simplification cost savings program. These financial measures are adjusted in accordance with the definitions of the MIP to remove any variance from the annual operating plan if predefined conditions are met. A description of actual adjustments for 2018 is set forth below.

The amount that can be earned under each financial measure ranges from 35% of target for threshold performance, 100% for target performance, to 200% of target for maximum performance. Linear interpolation from threshold to target performance and from target to maximum performance are applied for each measure. No amount is earned under a financial measure for below threshold performance.

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In order to differentiate individual performance and to encourage accountability, the Compensation Committee utilizes individual Strategic Goals for our CEO, and his direct reports (including NEOs), as a multiplier with a range of 0% to 125%, to determine the final amount earned under the MIP. Payout under the MIP is capped at 200% of target MIP opportunity.

The 2018 MIP continued the “umbrella” plan structure that was originally established primarily for federal tax deductibility purposes. Under this structure, the MIP would be funded at maximum of 200% of target MIP opportunity for our CEO and his direct reports (including NEOs) if a specified operating goal was achieved. The operating goal for funding of the 2018 MIP was 10% of target EBITDA goal, or $127 million, which was achieved. The umbrella feature of the MIP allowed the Compensation Committee to exercise discretion to adjust the payouts downward in accordance with actual achievement of our financial measures and individual Strategic Goals.

2018 Target MIP Opportunity

The following table shows the 2018 target MIP opportunities for our current NEOs, expressed as a percentage of base salary. In connection with becoming our CEO, Mr. Kreiz’s target MIP opportunity was set at 150% of base salary, which is the same target that was set for our two prior CEOs, and which represents the median among the CEOs of our peer group. The target MIP opportunities for our other NEOs were unchanged in 2018 from 2017.

Name and Position	2018 Target MIP Opportunity as a % of Base Salary
Ynon Kreiz, CEO	150%
Richard Dickson, President and COO	100%
Joseph J. Euteneuer, CFO	100%
Robert Normile, EVP, Chief Legal Officer, and Secretary	65%
Amanda J. Thompson, EVP and Chief People Officer	65%
Margaret H. Georgiadis, former CEO	150%

Potential 2018 MIP payouts ranged from 0% to 200% of target MIP opportunity. For Mr. Kreiz, who commenced employment as our CEO in April 2018, his 2018 MIP payout was prorated to reflect his service as CEO during 2018. Having stepped down as CEO in April 2018, Ms. Georgiadis did not receive a MIP payout.

2018 Financial Performance Goals and Results

Our 2018 MIP financial performance goals were based on our annual operating plan and were designed to align with our 2018 emphasis on cost savings and restoring profitability, while stabilizing revenue. A significant factor in 2018 MIP goal setting was the Compensation Committee’s consideration of the considerable disruption in the global toy industry, which included the liquidation of Toys “R” Us. On account of this, the 2018 adjusted net sales goals were set at levels below 2017 actual results. When goals were set, the Compensation Committee believed that the net sales goals and each of the other financial performance goals established under the MIP would be challenging but achievable.

The primary drivers of our above-target MIP payouts were our improved EBITDA and stronger than expected adjusted net sales. Our above-plan EBITDA performance, the largest driver of our above-target MIP payouts, reflected our significant progress towards restoring profitability and was largely the result of the $521 million run-rate cost savings exiting 2018 realized from our Structural Simplification program, primarily due to reductions in SG&A and A&P. In addition, we experienced lower inventory obsolescence expense in 2018 compared to 2017. Our strong retail execution and the strength of our brands, in particular Barbie and Hot Wheels, during the holiday season allowed us to achieve full-year sales above plan.

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Our 2018 financial results yielded an earnout of 159% of target MIP opportunity, based on the following goals, weighting, and performance:

Financial Measure	Weighting	Threshold (35% earned)	Target (100% earned)	Max (200% earned)	% Earned before weighting	% Earned after weighting
Adjusted EBITDA	50%				200%	100%
Adjusted Net Sales	20%				168.8%	33.8%
Adjusted Gross Margin	15%				36.4%	5.5%
Working Capital	10%				97.4%	9.7%
Tooling	5%				200%	10%
TOTAL EARNED						159%

$ is in millions. Maximum performance on a measure earns 200% of target for such measure. No payouts could be made unless we achieved the threshold level of EBITDA performance, which was accomplished.

The table above reflects actual amounts as adjusted from GAAP results consistent with the established plan parameters and Compensation Committee approvals. As in past years, in order to improve alignment with stockholders’ interests and ensure that events outside the control of management do not unduly influence the achievement of the performance measures, actual results are adjusted, pursuant to the MIP plan definitions, for the impact of certain specified unusual items. In 2018, actual results for EBITDA, net sales, and gross margin were adjusted for severance and restructuring costs, equity compensation expense, litigation costs, Argentinian currency devaluation, intangible impairments, adoption of new accounting pronouncements, and foreign exchange as described in the MIP plan definitions. Without such adjustments, the actual results for EBITDA would have been $188 million, net sales would have been $4,511 million, and gross margin would have been 39.8%. For 2018, there were no adjustments to working capital or tooling. These carveout adjustments are an integral part of the MIP, ensuring employees are recognized and compensated for items directly in their control, and not penalized for the impact of unusual items which are unforeseeable or unquantifiable at the time the annual operating plan is set.

2018 Individual Strategic Goals Ratings

For our NEOs, the 159% earned under the MIP for Company financial performance is then adjusted based on our CEO’s assessment of the executive’s progress, and the Compensation Committee’s assessment of the CEO’s progress, toward his or her individual Strategic Goals that tie to our 2018 Company Objectives. Performance under individual Strategic Goals acts as a multiplier of 0% to 125% of the amount earned for financial performance based on the individual’s Strategic Goals rating, as follows:

◾	0% earned for Results Below Expectations

◾	90% earned for Accomplished Results (-)

◾	100% earned for Accomplished Results

◾	110% earned for Accomplished Results (+)

◾	125% earned for Exceeded Results

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As in prior years, the use of individual Strategic Goals ensures a comprehensive review of performance. 2018 individual Strategic Goals included objectives critical to our transformation, not otherwise rewarded or incentivized in the MIP financial performance goals.

In no event, however, may the payout amount under the MIP exceed 200% of target MIP opportunity.

To drive the execution of our transformation strategy, we established four Company Objectives for 2018. These Company Objectives provided the framework for the individual Strategic Goals that measured individual performance under our MIP, thereby aligning pay delivery with our transformation strategy. These objectives were:

Our CEO performed an assessment of each NEO’s performance (other than his own) against the 2018 individual Strategic Goals applicable to that executive and his or her area of responsibility, and presented his assessments and recommendations regarding individual Strategic Goals ratings to the Compensation Committee, who concurred with the CEO’s assessments and recommended ratings. The Compensation Committee separately evaluated the CEO’s performance and determined his individual Strategic Goals rating in an executive session without the presence of our CEO, with input from FW Cook.

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2018 Individual Strategic Goals Performance Assessments and Ratings

Ynon Kreiz Chief Executive Officer	◾	Defined short-to-mid term and mid-to-long term Company strategy to restore profitability and capture the full value of Mattel’s IP

	◾	Led Mattel’s management team to exceed the 2018 goal for Structural Simplification cost savings program, achieving $521 million in run-rate savings exiting 2018

	◾	Drove the establishment of new divisions aligned to long-term strategies, specifically Mattel Films, Mattel Television and Franchise Management

	◾	Refreshed the composition of the Board of Directors with diverse candidates whose skills and experiences complement Mattel’s business and growth strategy

Richard Dickson President and Chief Operating Officer	◾	Led Mattel’s Global Brand teams in driving Hot Wheels to highest revenue in the history of the brand, while continuing to grow Barbie in its 60th anniversary year
	◾	Led the re-establishment of Mattel in the small dolls category with the relaunch of Polly Pocket

	◾	Drove the launch of Jurassic World, which was the most successful toy launch in the history of the franchise

	◾	Retained and hired critical talent in line with achieving long-term strategies

Joseph J. Euteneuer Chief Financial Officer	◾	Managed the enterprise operational plan for Structural Simplification cost savings program, exceeding 2018 goal and achieving $521 million in run-rate savings exiting 2018

	◾	Improved cash management by lowering inventory, improving receivables, and reducing capital expenditures

	◾	Made progress toward restoring profitability, with year-over-year improvements in Gross Margin and Operating Loss

	◾	Made progress toward developing talent and strengthening the Finance organization

Robert Normile EVP, Chief Legal Officer and Secretary	◾	Managed worldwide litigation and dispute resolution efforts
	◾	Facilitated and supported the planning, negotiation, and execution of several long-term strategic initiatives
	◾	Led the implementation of ethics and compliance initiatives

	◾	Partnered with Global Information Technology group in connection with transition to new European privacy regulations

Amanda J. Thompson EVP & Chief People Officer	◾	Managed the enterprise operational plan to deliver a 22% reduction in non-manufacturing headcount, while effectively managing the impact to the business

	◾	Realigned incentive plans and measures to tie variable pay to strategy and Company Objectives

	◾	Led enterprise-wide culture change with supporting plans to drive behavior change

	◾	Reset Human Resources vision, strategy, and priorities, and drove engagement across global HR team

The following table summarizes the financial earnout, the individual Strategic Goals ratings determined by the Compensation Committee, the resulting incentive payout expressed as a percentage of target MIP opportunity, and the cash incentive payout under the MIP. Ms. Georgiadis, our former CEO, stepped down in April 2018 and thus was not eligible for a payout under the MIP. Mr. Kreiz’s MIP payout was prorated to reflect his April 26, 2018 commencement date as our CEO. All MIP payouts were determined in accordance with the established criteria, without any discretionary increases.

Name	Financial Performance Earnout	Individual Strategic Goals Rating	Final % of MIP Opportunity Earned	Incentive Payout
Ynon Kreiz	159%	110%	175%	$2,695,384
Richard Dickson	159%	110%	175%	$1,749,000
Joseph J. Euteneuer	159%	100%	159%	$1,431,000
Robert Normile	159%	100%	159%	$620,100
Amanda J. Thompson	159%	110%	175%	$596,846

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Given his continued service, Mr. Dickson received the final earned portion of $500,000, or 50%, of the retention bonus awarded to him in January 2017, which portion, pursuant to its terms, was to be paid in January 2018 provided Mr. Dickson served continuously as our Chief Operating Officer through such date.

2019 MIP

In March 2019, the Compensation Committee approved an annual cash incentive design under the 2019 MIP that was substantially similar to the 2018 MIP, with the exception that the 2018 performance measures of working capital (weighted 10%) and tooling (weighted 5%) were replaced by inventory and accounts receivable (weighted 15%) for 2019. The Compensation Committee believes the new measure of inventory and accounts receivable provides a balanced approach to profitable growth and disciplined cash management, and is aligned with our Structural Simplification cost savings program.

Equity LTIs

Our LTIs are equity-based and aimed at focusing our executives on achieving our key long-term financial goals and strategic objectives, while rewarding growth in stockholder value that is sustained over several years. We believe our equity-based LTIs align our executives’ interests with those of our stockholders and provide important retention value.

Our portfolio approach to LTIs continues to be comprised of three equity components: three-year Performance Units under our LTIP, stock options and time-vesting RSUs.

Increased Weighting of Performance Units to 50% of Annual LTI Value

In April 2018, the Compensation Committee established the 2018 Annual LTI Value for each executive and the 2018-2020 LTIP measures and goals, and granted the 2018-2020 Performance Units. In June 2018, in response to stockholder feedback and our 49% 2018 Say-on-Pay vote in 2018, the Compensation Committee revised the mix of the already approved 2018 Annual LTI Value for EVPs and above to increase the percentage of three-year Performance Units granted under our LTIP to 50% (previously 33%), with the remaining 50% in the form of time-vesting stock options and RSUs (previously representing the remaining 67%). The Compensation Committee believes this increased emphasis on our three-year Performance Units is the best course as it puts a greater percentage of compensation at risk and in alignment with stockholder interests, provides greater incentive to create long-term value by attaining the three-year operating and TSR goals, and is consistent with compensation best practices. Our initial 2018-2020 LTIP Performance Units were granted in April, while, consistent with past practice, our time-vesting stock options and RSUs were granted in August. As a result of the June 2018 decision to increase the percentage of the already approved 2018 Annual LTI Value in the form of Performance Units to 50%, the Compensation Committee awarded additional 2018-2020 LTIP Performance Units to result in the new 50% allocation. The June grant of 2018-2020 LTIP Performance Units was on the same terms as the previously awarded 2018-2020 LTIP grant.

Since 2017, we have maintained our Choice Program, which allows senior executives (other than our CEO, COO, and CFO) the ability to make an election prior to the grant date to allocate the grant value of the time-vesting stock option/RSU component of their Annual LTI Value to a self-selected mix of stock options and RSUs in 25% increments (representing 12.5% of Annual LTI Value). Under our Choice Program, of the 50% Annual LTI Value allocated to stock options and RSUs, our EVPs and other Section 16 Officers must allocate at least 25% of such value to stock options. This Choice Program was designed and implemented to strengthen executive engagement, investment, and retention at this critical time in our transformation. The equity mix for our CEO, COO, and CFO is fixed at 50% Performance Units, 25% Stock Options and 25% RSUs.

2018 Annual LTI Values Awarded

Given the Compensation Committee’s focus on pay for performance and our operational and financial results, as reviewed in March, April, and July 2018, the Compensation Committee determined that, except with respect to Mr. Dickson, our COO, the 2018 Annual LTI Value for our NEOs would not change from their respective 2017 Annual LTI Value. In July 2018, in connection with awarding the annual stock options and RSU component of the Annual LTI Value, the Compensation Committee determined to increase Mr. Dickson’s 2018 Annual LTI Value to $4.5 million from $3 million in recognition of the critical importance of his role as COO in this time of transformation and the institutional knowledge and leadership he brings. This resulted in additional 2018-2020 Performance Units being granted to Mr. Dickson in August 2018, on the same terms as the earlier awarded 2018-2020 Performance Units, to achieve 50% of his 2018 Annual LTI Value in the form of Performance Units. Mr. Euteneuer’s 2017 annual LTI was valued at $1.8 million, comprised solely of the stock option and RSU allocation (equal to 67% of his Annual LTI Value) given his September 2017 hire date. His 2018 Annual LTI Value of $2.7 million reflects his total Annual LTI Value as determined in connection with his hiring and the terms of his offer letter.

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Ms. Georgiadis, our former CEO, was granted 2018-2020 Performance Units based on a 2018 Annual LTI Value of $8,250,000, which was unchanged from her 2017 Annual LTI Value. Ms. Georgiadis subsequently forfeited all unvested equity (grant date value of approximately $22 million), including her 2018-2020 Performance Units, in connection with her stepping down as CEO in April 2018.

The 2018 Annual LTI Value for Mr. Kreiz was determined in connection with his appointment as CEO on April 26, 2018, after the Compensation Committee’s review of competitive market data prepared by FW Cook. The Compensation Committee determined that Mr. Kreiz would receive $8,250,000 in Annual LTI Value.

The following table summarizes the 2018 Annual LTI Values determined by the Compensation Committee and reflects the allocation of stock options and RSUs for eligible participants under our Choice Program discussed above.

2018 Annual LTI Values

Name	2018-2020 Performance Units ($)	2018 Time-Vesting Stock Options ($)	2018 Time-Vesting RSUs ($)	2018 Annual LTI Value ($)
Ynon Kreiz	4,125,000	2,062,500	2,062,500	8,250,000
Richard Dickson	2,250,000	1,125,000	1,125,000	4,500,000
Joseph J. Euteneuer	1,350,000	675,000	675,000	2,700,000
Robert Normile	525,000	131,250	393,750	1,050,000
Amanda J. Thompson	525,000	262,500	262,500	1,050,000
Margaret H. Georgiadis (former CEO)	2,750,000	N/A	N/A	Forfeited

The 2018 Annual LTI Value for Mr. Kreiz shown above differs from the ASC 718 grant date fair value shown in the Summary Compensation Table and Grants of Plan Based Awards table. This is a result of the valuation methodology employed for a portion of his 2018-2020 Performance Units. The Compensation Committee determined that Mr. Kreiz would receive $8,250,000 in Annual LTI Value. The Compensation Committee further determined that because the 2018-2020 Performance Units were granted on April 5, 2018, just prior to Mr. Kreiz’s commencement date of April 26, 2018, the 2018-2020 Performance Units to be granted to Mr. Kreiz on April 30, 2018 with an intended value of $2,750,000, representing 33% of his Annual LTI Value, should be made on the same terms and the same conversion factor as the 2018-2020 Performance Units granted to the other NEOs on April 5, 2018. This resulted in a grant date fair value of the 2018-2020 Performance Units granted to Mr. Kreiz on April 30, 2018, as determined in accordance with FASB ASC Topic 718, of $3,219,760. In connection with the increase of Performance Units to 50% (from 33%) of Annual LTI Value, in June 2018, Mr. Kreiz was granted an additional $1,375,008 of 2018-2020 Performance Units. Thus, the total grant date fair value of the 2018-2020 Performance Units granted to Mr. Kreiz in 2018 was $4,594,768, as determined in accordance with FASB ASC Topic 718, shown in the Summary Compensation Table and Grants of Plan Based Awards tables.

The foregoing table excludes the performance-based new-hire stock option granted to Mr. Kreiz in connection with his hiring as our CEO in April 2018. See below “Performance-Based Stock Option - New-hire Inducement Equity Grant for our CEO” below for more information.

No Earnout Under 2016-2018 LTIP

Earnout for the Performance Units which three-year performance period commenced January 1, 2016 and ended December 31, 2018 was 0%, and therefore no payouts were made.

The 2016-2018 Performance Units were designed so that 50% to 150% of the target number of Performance Units granted could be earned based on our performance against the cumulative three-year EPS performance goal set by the Compensation Committee at the commencement of the three-year performance period, adjusted pursuant to LTIP definitions. The percentage earned based on this financial measure would then be increased or decreased by up to 50 percentage points based on our relative three-year TSR performance versus companies in the S&P 500. No amount is earned under the EPS measure for below threshold performance. The maximum earnout is capped at 200% of the target Performance Units granted. The following sets forth the goals and actual results under the 2016-2108 LTIP, with the resulting 0% earnout.

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Executive Officers and Executive Compensation

Goals and Performance under 2016-2018 LTIP

Financial Measure	Threshold (50% earned)	Target (100% earned)	Max (150% earned)	Financial Performance Earnout
2016-2018 Cumulative EPS Goal				0%

	Effect of TSR Modifier under 2016-2018 LTIP			Actual at 12/31/2018
Mattel TSR Relative to S&P 500	≤25th	50th	≥75th	2nd
Earnout Percentage Modifier*	–50%	No change	+50%	-50%

*	TSR levels achieved between the 25th, 50th, and 75th percentiles are linearly interpolated.

Consistent with the LTIP definitions and past years, in order to improve alignment with stockholders’ interests and ensure that events outside the control of management do not unduly influence the achievement of the performance measure under the LTIP, actual results are adjusted for the impact of specified unusual items. In the 2016-2018 performance period, actual adjusted EPS reflected adjustments from GAAP as follows: for each year in the performance period, adjusts for litigation costs, severance payments, Argentinian and Venezuelan currency devaluation, intangible impairments and amortization expense, and taxes. In addition, in 2018 there were adjustments for adoption of new accounting pronouncements, foreign exchange, and taxes. Without adjustment, the GAAP cumulative EPS for the 2016-2018 period was ($1.51).

Tracking Below Target Earnout for 2017-2019 LTIP

For our 2017-2019 LTIP, annual adjusted EPS performance goals are set at the commencement of each year, and earned percentages are averaged over the three-year performance period. The amount earned based on EPS performance can range from 50% for threshold performance to 150% for maximum performance. No amount can be earned under the EPS measure for below threshold performance. The percentage earned is then increased or decreased by up to 50 percentage points based on our relative three-year TSR performance versus companies in the S&P 500, in accordance with the same ranking goals under our 2016-2018 LTIP discussed above. The maximum earnout is capped at 200% of the target Performance Units granted. To further motivate a focus on stockholder value creation, the Compensation Committee established a cap on payout for the executives at 100% of target if 2017-2019 absolute TSR is negative regardless of the relative results.

The adjusted annual EPS goals under the 2017-2019 LTIP are established by the Compensation Committee at the commencement of each year. For 2018, the adjusted EPS threshold goal was set at ($1.98), below 2017 EPS of ($0.87). When the goal was set, the Compensation Committee believed it was challenging but achievable. The 2018 target incorporated the expected impact of the Toys “R” Us liquidation and certain upfront costs to implement our Structural Simplification program. Our stronger than expected sales for the fourth quarter and full year, coupled with profitability improvement from our Structural Simplification program, resulted in 2018 adjusted EPS of ($1.30) and a maximum amount earned under this financial measure for this second year of the 2017-2019 LTIP.

Our annual adjusted EPS goals and actual results for the first two years of the 2017-2019 LTIP are set forth below. As illustrated below, the earnout based on two years of performance through December 31, 2018 would be 25% of the target number of Performance Units granted under our 2017-2019 LTIP. Final payout, however, will ultimately be based on our relative TSR over the three-year performance period, and will reflect our EPS performance for 2019.

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Goal	Threshold (50% earned)	Target (100% earned)	Max (150% earned)	% Earned (without 1/3rd weighting per year)
2017 adjusted EPS				0%
2018 adjusted EPS				150%
2019 adjusted EPS				TBD
Average Earnout for EPS as of 12/31/2018				75%
Relative TSR Modifier at of 12/31/2018				Less 50 percentage points
Hypothetical Earnout as of 12/31/2018				25% of Performance Units granted

Consistent with the LTIP definitions and past years, in order to improve alignment with stockholders’ interests and ensure that events outside the control of management do not unduly influence the achievement of the performance measure under the LTIP, actual results are adjusted for the impact of specified unusual items. In 2018, actual adjusted EPS reflected adjustments from GAAP as follows: adjusts for any litigation costs, adoption of new accounting pronouncements, severance payments, Argentinian currency devaluation, intangible impairments, foreign exchange, interest expense associated with early debt refinancing, and taxes. Without adjustment, the 2018 GAAP EPS was $(1.54).

As shown above, based on the first two years of the three-year performance period, the average of our performance against our EPS goal for the two years is 75% of target Performance Units granted. Our relative two-year TSR at December 31, 2018, based on our stock price of $9.99, placed us significantly below the 25th percentile, which would have resulted in a reduction by 50 percentage points from the 75 percentage points that would have been earned under the adjusted EPS goal had the performance period been a two-year period ending on December 31, 2018. Accordingly, the earnout based on two years of performance through December 31, 2018 would be 25% under our 2017-2019 LTIP. Final performance, however, will ultimately be based on our relative TSR over the three-year performance period, and will reflect our EPS performance for 2019.

Changes Made to 2018-2020 LTIP to Address Stockholder Feedback

In 2018, for our 2018-2020 LTIP: (i) we returned to a three-year cumulative financial goal, set at the commencement of the three-year performance period (instead of annual goals set annually); and (ii) we modified the financial measure to Free Cash Flow (instead of EPS) to better align with our strategy.

Feedback from our stockholders included a preference for our incentive measures to have greater alignment with our transformation strategy. The Compensation Committee believes that our LTIP design needs to drive long-term financial performance consistent with our strategy. Free Cash Flow was chosen as a more appropriate measure than our prior goal of EPS, because of the closer link between Free Cash Flow and overall cash generation. The earnout percentage resulting from the Free Cash Flow performance measure can range from 37% for threshold performance, 100% for target performance and 150% for maximum performance, with linear interpolation between such goals. No amount can be earned under the Free Cash Flow measure for below threshold performance. The percentage earned from the financial measure will then be subject to reduction or increase based on our relative three-year TSR performance versus companies in the S&P 500, with the financial earnout multiplied by 67% for threshold TSR performance of 25th percentile or below, to 133% for maximum TSR performance of 75th percentile or above (with linear interpolation between). The relative TSR performance measure continues to provide a balance between absolute and relative performance measures in the LTIP. The Compensation Committee determined to modify the effect of our relative TSR from an additive or subtractive impact of +/- 50 percentage points in past years to a multiplier of +/- 33%. The Compensation Committee believes that this change, which reduces the potential downward adjustment of the financial earnout while maintaining the potential maximum

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earnout, is appropriate given the volatile stock market and the challenges experienced by our industry as compared to the S&P 500. As with all of our incentive programs, no amount can be earned above 200% of target Performance Units granted, and the minimum amount earned based on threshold performance is 25%.

Our relative one-year TSR at December 31, 2018, based on our stock price of $9.99, placed us significantly below the 25th percentile as compared to the S&P 500, which would have resulted in the amount earned being reduced to equal 67% of the number of Performance Units earned, if any, based on the Free Cash Flow performance under our 2018-2020 LTIP. TSR performance, however, will ultimately be measured against the three-year performance period.

Dividend Equivalents Paid on Performance Units When and to the Extent Performance Units Earned

The outstanding Performance Units have dividend equivalent rights that are converted to shares of Mattel common stock only when and to the extent the underlying Performance Units are earned and paid. Dividend equivalents accrue and are assumed to be reinvested in shares as of our closing stock price on the ex-dividend date with respect to any dividends declared and earned during the three-year performance period.

2019-2021 LTIP

In March 2019, the Compensation Committee approved the design of the 2019-2021 LTIP on substantially the same terms as the 2018-2020 LTIP, employing three-year cumulative adjusted Free Cash Flow as the financial measure and a three-year relative TSR multiplier. The Compensation Committee further determined that for 2019 all annual equity awards (Performance Units, and time-vesting stock options, and time-vesting RSUs) are to be granted effective as of August 1, 2019. As a result, the 2019-2021 Performance Units are being granted effective as of August 1, 2019 (rather than the approval date in March) to align with the annual grant date of August 1, 2019 for our time-vesting stock options and RSUs.

Performance-Based Stock Option - New-Hire Inducement Equity Grant for our CEO

In light of stockholder feedback regarding the amount and terms of the RSUs and stock options granted to our former CEO in connection with her hiring in 2017, and to provide greater pay-for-performance alignment with long-term value creation and stockholder interests, and as an inducement for Mr. Kreiz to become our CEO in April 2018, the Compensation Committee awarded Mr. Kreiz a performance-based stock option with a value of $5 million. The performance-based option cliff vests at the end of a three-year performance period (commencing on his April 26, 2018 hire date) conditioned upon us achieving relative TSR over the three-year performance period that is equal to or greater than the 65th percentile as compared to companies comprising the S&P 500 Index. Vesting of the performance-based option accelerates in the event of the death or permanent disability of Mr. Kreiz, or his termination by us without cause, and in such events, the performance-based option will remain exercisable until the earlier of the fifth anniversary, or third anniversary, respectively, of such event or the expiration of its ten-year term.

Pursuant to the terms of Mr. Kreiz’s offer letter, the number of shares subject to his performance-based stock option was to be determined based on a Black-Scholes value derived by using the average of the closing prices of our common stock over the 20 consecutive trading days ending on the date immediately prior to the grant date, rather than the Black-Scholes value under FASB ASC Topic 718 based on the closing price of our common stock on the grant date. As a result, and in accordance with the terms of his offer letter, the grant date fair value of his performance-based option computed in accordance with FASB ASC Topic 718 is $4,444,444, which is $555,556 less than value set forth in his offer letter.

If the performance period ended on December 31, 2018 when our stock price was $9.99, his performance-based stock option would not vest and would be forfeited. Performance and vesting will ultimately be determined at the end of the three-year performance period.

Stock Options and RSUs

In addition to Performance Units, included in our portfolio approach to equity-based LTIs are annual grants of time-vesting stock options and time-vesting RSUs:

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Time-Vesting Stock Options – Stock options have value only with stock price appreciation and continued service over time, thereby aligning interests with our stockholders. Our stock options typically vest in three approximately equal installments on the first through third anniversaries of the grant date, subject to continued service through such date. Stock options are granted with ten-year terms. We do not provide for dividend equivalents on our stock options.

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Time-Vesting RSUs – Time-vesting RSUs put significant value at risk and are effective as an ownership and retention tool. Our RSUs typically vest in three approximately equal installments on the first through third anniversaries of the grant date, subject to continued service through such date. We do not provide for dividend equivalents to employees for time-vesting RSU grants.

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Other Forms of Compensation

Perquisites and Other Personal Benefits

We offer the following perquisites to our NEOs to attract and retain key executive talent:

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Car Allowance – We provide our executives with a monthly car allowance to allow our executives to fulfill their job responsibilities that involve travel to the offices of clients and business partners. The monthly amount of the allowance is a set amount based on the executive’s job level. Commencing in September 2018, the Compensation Committee approved the use of a Company car instead of a car allowance for our CEO.

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Financial Counseling Services – We provide certain executives the choice of financial counseling and tax return preparation service through a Company-selected third-party financial service or up to $10,000 reimbursement for financial counseling services through a company of the executive’s choice. We believe that providing this service gives our executives a better understanding of their compensation and benefits, allowing the executives to concentrate on Mattel’s future success.

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Executive Physicals – We provide our executives comprehensive executive physical examination and diagnostic service costs. We believe that the executive physicals help ensure the health of our executives and provide a retention tool at a reasonable cost to Mattel.

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Relocation Assistance – We provide relocation assistance to newly hired and current executives who must relocate to accept our job offer or a new role within Mattel. Such relocation assistance is generally pursuant to Mattel’s relocation program, which is designed to cover the costs directly resulting from the Company-requested relocation, which includes travel, shipping household goods, two months of temporary housing, and participation in a home sale program (which covers certain costs (but not loss) on the sale of the executive’s home). On limited occasions, in order to recruit new hires or promote into new positions, we will provide additional and/or special relocation payments. The executives are required to repay relocation program benefits or payments if they resign or their employment is terminated for cause within one year or two years of the relocation date, as applicable. We provide tax gross-up payments for certain relocation benefits under our relocation program. Our relocation program and special relocation payments benefit Mattel, are business-related, and are primarily intended to eliminate or lessen the expenses that the executive incurs as a direct result of the Company’s request. They are important tools for us to recruit and retain key management talent and allocate our talent as best fits our Company Objectives.

In connection with his hiring in September 2017, in addition to Mattel’s relocation program benefits, our CFO, Mr. Euteneuer, was provided temporary accommodations, one round-trip airfare per week and reimbursement for incidental relocation expenses through May 31, 2018 (initially for five months and then extended for an additional three months in early 2018 to enable him to remain focused on executing on Mattel’s strategy and allow him time for a permanent relocation). Pursuant to Mattel’s relocation program, Mr. Euteneuer is eligible to receive tax gross-up payments on such relocation costs and is required to repay the full relocation costs incurred by us if he resigns or his employment is terminated with cause within two years of the relocation date. Our standard relocation program also includes home sale assistance, shipment of household goods and home purchase assistance during the first year after the executive’s hire date, with shipment of household goods and home purchase assistance eligible for tax gross-up. Mr. Euteneuer was not in a position to avail himself of these relocation benefits during the first year following his hire date. In February 2019, the Compensation Committee approved providing these specific relocation benefits to Mr. Euteneuer through August 5, 2019. In accordance with our updated repayment provisions, Mr. Euteneuer will be required to repay the full relocation costs incurred by us for these benefits if he resigns or his employment is terminated with cause within one year following the February 5, 2019 approval date, and repay 50% of the relocation costs if such resignation or termination occurs during the second year following such approval date.

Retirement Plans

Our NEOs participate in the same broad-based benefit plans as our other U.S. employees. In addition, we provide our NEOs certain executive benefits, which are not provided to other employees generally, to promote tax efficiency or to replace benefit opportunities that are not available to executives because of regulatory limits. These include:

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The 2005 Supplemental Executive Retirement Plan (“SERP”), our supplemental, non-qualified pension plan provides supplemental retirement income to only one executive. No new participants have been added to the SERP since 2001 nor will be added and, as a result, Mr. Normile is the only executive participating in the SERP.

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The DCP, our non-qualified deferred compensation plan, generally provides our U.S.-based executives with a mechanism to defer compensation in excess of the amounts that are permitted to be deferred under our 401(k) Plan. Together, the 401(k) Plan and the DCP allow participants to set aside amounts as tax-deferred savings for their retirement. Similar to the 401(k) Plan, the DCP provides for Company automatic contributions and matching contributions, both of which are at the same levels as the Company contributions in the 401(k) Plan. The Compensation Committee believes the opportunity to defer compensation is a competitive benefit that enhances our ability to attract and retain talented executives while building plan participants’ long-term commitment to Mattel. The return on the deferred amounts is linked to the performance of market-based investment choices made available in the plan.

No Poor Pay Practice of Tax Gross-Ups on Perquisites and Benefits

Mattel generally does not provide tax gross-up payments to our executives in connection with perquisites and benefits. In certain limited cases, Mattel does provide to executives (and generally to other employees) tax gross-up payments for relocation assistance costs and any related international tax compliance and tax equalization costs and payments because we believe such expenses are incurred as a direct result of Mattel’s request.

Severance and Change-of-Control Benefits

Best Practices in Severance Arrangements – We maintain executive severance arrangements that reflect current compensation best practices, which include:

◾  Double-trigger equity acceleration that requires both a change of control and a qualifying termination of employment

◾  Severance benefits set at competitive levels not greater than 2x

◾  No excise tax gross-ups

We have three executive severance arrangements: (i) the Mattel, Inc. Executive Severance Plan (the “Severance Plan”); (ii) the Mattel, Inc. Executive Severance Plan B (the “Severance Plan B,” and together with the Severance Plan, the “Executive Severance Plans”); and (iii) an executive severance practice. As of the end of fiscal year 2018, Messrs. Kreiz and Euteneuer participated in the Severance Plan B as modified by the terms of their respective participation letter agreements with us, Mr. Dickson participated in the Severance Plan B, and Mr. Normile participated in the Severance Plan. Ms. Thompson is eligible for benefits under our current executive severance practice. We do not pay any excise tax gross-up payments under our severance arrangements.

In accordance with the terms of our Severance Plan B (as modified by her participation letter), Ms. Georgiadis did not receive any severance or other benefits in connection with her stepping down as our CEO on April 26, 2018, and also in accordance with the terms of our award agreements, she forfeited all of her outstanding unvested equity (grant date value of approximately $22 million).

At the time of adopting each of the Executive Severance Plans, the Compensation Committee reviewed competitive severance benefit data prepared by FW Cook. The Compensation Committee believes that the benefits provided by the Executive Severance Plans are reflective of current compensation market practices and trends.

The Compensation Committee believes that our executive severance arrangements are key to our ability to recruit, retain, and develop key, high-quality management talent in a competitive market because such arrangements provide reasonable protection to the executive in the event he or she is not retained under specific circumstances. In addition, our tiered approach to severance arrangements allows us to tailor our arrangements as appropriate to each executive job level based on market practice.

More details regarding our three executive severance arrangements are provided below under “Potential Payments Upon Termination or Change of Control.”

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Important Policies, Governance, and Guidelines

Stock Ownership Guidelines

We have had stock ownership guidelines for our NEOs and certain other senior executives since 2001. Under our current stock ownership guidelines, effective January 1, 2014, the targeted stock ownership is established as shares of Mattel common stock with a value equal to a multiple of base salary, as set forth below for each current NEO.

Name	Salary Multiple	Deadline
Ynon Kreiz	6x	4/30/2023
Richard Dickson	4x	12/31/2019
Joseph J. Euteneuer	4x	9/30/2022
Robert Normile	3x	12/31/2018
Amanda J. Thompson	3x	9/30/2022

Generally, executives have five years from the later of the date the new target levels were established or the date of promotion or hiring to meet the guidelines.

Mr. Normile has met his target level, while the remaining NEOs are on track to be in compliance by their deadlines. However, if the target level ownerships are not met within the compliance deadline, the executive officers are required to retain 100% of after-tax shares acquired from equity awards until the guidelines are met. Based on input from FW Cook, the Compensation Committee believes that our guidelines align with best practices.

Shares counted toward ownership guidelines include shares of Mattel common stock directly owned, beneficially owned, or held in the Mattel Stock Fund of the 401(k) Plan, and phantom shares of Mattel common stock held in the Mattel Stock Equivalent Fund of our DCP.

Insider Trading Policy

Mattel’s Insider Trading Policy, as implemented, prohibits Board members, officers, and employees from engaging in short-term or speculative transactions in Mattel common stock, including short sales, transactions in publicly-traded options and other derivative securities, hedging transactions, holding Mattel shares in a margin account, and pledging or using Mattel shares owned as collateral for loans.

Recoupment of Compensation

Our Clawback Policy provides for forfeiture or reimbursement of certain cash and equity incentive compensation that was paid, granted, or vested based on financial results that, when recalculated to include the impact of a material financial restatement, were not achieved. The Clawback Policy applies to all Section 16 officers and other direct reports to the CEO and covers incentive compensation (cash and equity) paid, granted, or vested, within three years preceding the material financial restatement. If the covered employee did not engage in misconduct in connection with the material financial restatement, the Compensation Committee may recover the excess incentive compensation determined based on the restated financials. If the covered employee engaged in misconduct in connection with the material financial restatement, the Compensation Committee may recover the full amount of incentive compensation paid, granted, or vested based on financial results that were impacted by the restatement. The Compensation Committee believes this policy encourages strong leadership, accountability, and responsible management that benefits the growth of Mattel, and is aligned with best compensation governance practices.

In order to better align executives’ long-term interests with those of Mattel and its subsidiaries and affiliates, our Amended 2010 Plan, and its predecessor, our 2005 Equity Compensation Plan (“2005 Plan”) provide that, subject to certain limitations, Mattel may terminate outstanding grants, rescind exercises, payments, or deliveries of shares pursuant to grants, and/or recapture proceeds of a participant’s sale of shares of Mattel common stock delivered pursuant to grants if the participant violates specified confidentiality and IP requirements or engages in certain activities against the interest of Mattel or any of its subsidiaries and affiliates. These provisions apply only to grants made to participants for services as employees, and they do not apply to participants following any severance that occurs within 24 months after a change of control.

Our SERP provides that, for a period of three years following termination of employment or at any time while receiving benefits, we can recoup benefits from an executive who commences service for one of our competitors or otherwise engages in behavior that is damaging to Mattel.

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Roles and Expert Independent Advice

Independent Compensation Committee

Our executive compensation programs are designed and administered under the direction and control of the Compensation Committee. The Compensation Committee is comprised solely of independent directors, who review and approve our overall executive compensation programs and practices, and set the compensation of our senior executives.

Independent Compensation Consultant

FW Cook is the Compensation Committee’s independent compensation consultant. The Compensation Committee has determined that FW Cook is independent and does not have any conflicts of interests with the Company. FW Cook provides a number of services to the Compensation Committee throughout the year. Typically, FW Cook provides a comprehensive market analysis of our compensation programs each year. Our last two reviews occurred in November 2017 and November 2018 in order to take into account the updated comparative data that was then available from SEC filings. See “Corporate Governance at Mattel – Board General Information – Board Committees – Compensation Committee” section of this Proxy Statement for a detailed discussion of the services provided by FW Cook in 2018.

CEO and the HR Department

While the Compensation Committee has overall responsibility for establishing the elements, levels, and administration of our executive compensation programs, our CEO and members of our HR Department routinely participate in this process. Our CEO generally conducts the performance reviews of each of his direct reports and makes recommendations to the Compensation Committee regarding adjustments to base salary, target and actual annual cash incentives, and Annual LTI Values. Our CEO also provides an assessment of each of his direct reports’ performance against their individual Strategic Goals and his recommendation of the individual Strategic Goals ratings. Our CEO’s recommendations are one of the factors considered by the Compensation Committee in making its determinations. When appropriate, the Compensation Committee meets in an executive session without management, including when CEO compensation is being approved. The Compensation Committee also makes recommendations to the Board regarding the executive compensation programs and practices, and informs the Board of its decisions regarding compensation for our CEO, the CEO’s direct reports, and other senior executives.

Reviews and Process

Market Competitiveness and Peer Group Review

The Compensation Committee annually evaluates the overall competitiveness of our executives’ annual TDC, comprised of annual base salary, target annual incentive opportunity and Annual LTI Value, and the composition of our peer group, generally at its November meeting.

Every year, FW Cook evaluates our executives’ annual target TDC as compared to the annual target TDCs of similarly-situated executives in our peer group, based on information from their then most recent SEC filings and, if applicable, custom selections of certain appropriate market surveys. FW Cook’s reports include the base salaries, target and actual annual cash incentives, bonus leverage, target and actual LTIs, target and actual annual TDC, and all other compensation for our NEOs as compared to the compensation of their counterparts at our peer group companies and in the custom surveys, where available. In comparison to the CEOs of our November 2018 peer group companies, Mr. Kreiz’s 2018 annual target TDC of $12 million ($1.5 million base salary, 150% target MIP opportunity, and $8.25 million Annual LTI Value), was slightly above the median.

The Compensation Committee, in conjunction with FW Cook, reviews the makeup of our peer group annually and makes adjustments as it deems appropriate. Our peer group companies are intended to be similar to us in their orientation, business model, cost structure, size (as measured by revenue, net income growth, employees, and market capitalization) and global reach, and are considered to compete with us for executive talent or investor capital. The Compensation Committee believes it is appropriate to have a more diverse peer group beyond toy companies, as there are not enough publicly-reporting toy companies that are comparable to us in size. In addition, the Compensation Committee also considers whether the companies in our peer group had similar pay models and reasonable compensation practices, as well as whether the companies were listed as peers of our other peer group companies and whether they were listed in peer groups used for us by proxy advisory organizations, in their review of our prior year’s proxy statement. Our peer group is used to evaluate the market competitiveness of our compensation but is not used for performance goal comparisons under our incentive plans.

When setting target amounts for CEO compensation, the Compensation Committee takes into consideration the Company’s global compensation framework, which incorporates the pay grades and salary classifications of all Company employees, including our CEO. These pay grades and salary classifications are regularly evaluated for competitiveness holistically, not solely by level, to ensure market changes are applied consistently.

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Revised 2018 Peer Group to Address Stockholder Feedback

During 2018, our Independent Lead Director and management engaged in extensive outreach with our stockholders and proxy advisory firms. One issue raised in these discussions was that there were too many outsized companies in our executive compensation benchmarking peer group. Given this feedback, and the changes in senior leadership and strategy since 2017, with the guidance of FW Cook, in November 2018 the Compensation Committee realigned our peer group, to position us closer to median on most measures, with preference generally given to companies no greater than 3x Mattel’s revenues, and an increased strategic focus on branded content and home entertainment companies. In determining the revised peer group, the Compensation Committee took into consideration that in November 2018 Mattel was positioned well below the 25th percentile of its 2017 peer group in terms of revenue and market capitalization and was the lowest of the peer group in terms of EBITDA.

The prior peer group, approved in November 2017, which informed the compensation decisions made in 2018, was designed to cover companies between about 0.25 to 4x our revenue and market capitalization (changed from one-third to 3x). In November 2017, given our transformation strategy, the Compensation Committee introduced inclusion of companies in the home entertainment software industry. The comparator group approved in November 2017 was comprised of the following 23 companies:

Executive Compensation Benchmarking Peer Group from November 2017 to November 2018

Activision Blizzard, Inc.	General Mills, Inc.	PVH Corp
Campbell Soup Company	Hanesbrands Inc.	Ralph Lauren Corporation
Church & Dwight Co., Inc.	Hasbro, Inc.	Spectrum Brands, Inc.
The Clorox Company	The Hershey Company	Take-Two Interactive Software, Inc.
Electronic Arts Inc.	The J.M. Smucker Company	Tapestry, Inc. (formerly Coach, Inc.)
Energizer Holdings, Inc.	Kellogg Company	Tiffany & Co.
Estee Lauder Companies, Inc.	L Brands, Inc.	V.F. Corporation
Gap, Inc.	Newell Rubbermaid, Inc.

The peer group approved in November 2018 was designed to include companies generally between approximately 0.4 to 3x our revenue and market capitalization (changed from 0.25 to 4x), while reducing companies in the Apparel & Accessories industry and increasing the number of companies in the Home Entertainment/Media industry and branded content. Specifically, the following four new companies were added – Lions Gate Entertainment Corp., Spin Master, Tupperware Brands Corporation and Viacom Inc., while the following five companies were removed – Estee Lauder Companies, Inc., Gap, Inc., General Mills, Inc., L Brands, Inc. and V.F. Corporation.

Of the four companies added, three were smaller than Mattel in terms of revenue and market capitalization. Of the five companies removed, three had market capitalization of greater than 5x Mattel. At November 2018, Mattel ranked between the 25th percentile and median in revenue, at the 25th percentile in market capitalization and the lowest for EBITDA. Our November 2018 peer group is comprised of the following 22 companies:

Executive Compensation Benchmarking Peer Group as of November 2018

Activision Blizzard, Inc.	The Hershey Company	Spin Master
Campbell Soup Company	The J.M. Smucker Company	Take-Two Interactive Software, Inc.
Church & Dwight Co., Inc.	Kellogg Company	Tapestry, Inc. (formerly Coach, Inc.)
The Clorox Company	Lions Gate Entertainment Corp.	Tupperware Brands Corporation
Electronic Arts Inc.	Newell Rubbermaid, Inc.	Tiffany & Co.
Energizer Holdings, Inc.	PVH Corp	Viacom Inc.
Hanesbrands Inc.	Ralph Lauren Corporation
Hasbro, Inc.	Spectrum Brands, Inc.

Tally Sheets

As part of the Compensation Committee’s annual compensation review process, our HR Department prepares and reviews with FW Cook and the Compensation Committee, comprehensive tally sheets illustrating the total compensation for the most recent two years of our CEO and his direct reports and other EVPs. The tally sheets also include each executive’s holdings of Mattel common stock and accumulated value and unrealized gains under prior equity grants at various stock prices (realized and realizable pay). In conjunction with the review of tally sheets, the Compensation Committee reviews the potential severance and change-of-control benefits that would be payable to executives in Executive Severance Plans.

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Equity Grant Process

Like other public companies, we seek to implement equity compensation grant procedures that are intended to comply with evolving best practices, taking into account accounting, tax, and regulatory requirements. The Compensation Committee has adopted the following equity grant process:

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Annual LTI Values and Annual Grants of LTIP Performance Units – Generally, at its March meeting, the Compensation Committee reviews and determines for senior executives the total Annual LTI Value within our compensation structure. At this time, the Compensation Committee reviews and approves the specific grant value for that year’s LTIP cycle (representing 50% of the total Annual LTI Value for EVPs and above). Performance Unit grants under our LTIP are approved by the Compensation Committee to executives in the business unit leadership job level and above (EVPs and above), and by the EGAC to executives below the business unit leadership job level (SVPs and below). For 2019, the LTIP grant will be made on August 1, and the grant values to specific executives will be approved in July.

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Annual Grants of Time-Vesting Stock Options and RSUs – Generally, in May, our HR Department reviews with the Compensation Committee the annual equity program’s objectives, background, grant approach, grant process, and the proposed total pool of shares and value to be granted that year. Specific recommendations regarding the aggregate equity pool to be allocated to employees, the value and mix of award types to be granted to employees per job level, previously reviewed by FW Cook, are presented to the Compensation Committee for approval. Generally, the Compensation Committee also approves the annual grant values for the CEO and his direct reports and other EVPs at its July meeting, but in all events before the grant date, as well as the methodology for converting the grant values to units or shares.

The annual equity grant of stock options and RSUs for employees (including our NEOs) occurs on August 1 or if August 1 is a Saturday, on the last preceding business day, and if August 1 is a Sunday, on the next following business day.

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Equity Grant Allocation Committee (“EGAC”) – The Compensation Committee approves all equity grants to executives who are in the business unit leadership job level and above (EVPs and above). For grants of stock options and RSUs to employees below the business unit leadership job level (SVPs and below), the Board has delegated the authority to an EGAC to, subject to certain limitations, approve annual and off-cycle equity compensation grants (such as grants to employees who are newly hired or promoted). The Board generally appoints our CEO as the sole member of the EGAC. Accordingly, Mr. Kreiz has been the sole member of the EGAC since his hire date in April 2018, with our former CEO, Ms. Georgiadis, serving on the EGAC prior to such date.

In May, the Compensation Committee sets, subject to approval by the Board, the key parameters of the delegation of authority to the EGAC for the annual grants of stock options, RSUs, and Performance Units to employees below the business unit leadership job level.

◾

Choice Program – In 2017, the Compensation Committee approved the Choice Program allowing senior executives, including our NEOs other than the CEO and CFO, the choice to make an election to determine the mix of time-vesting stock options and RSUs. For EVPs and above, this makes up 50% of the Annual LTI Value. Under our Choice Program, of the 50% Annual LTI Value allocated to stock options and RSUs, our EVPs and other Section 16 officers must allocate at least 25% of such value to stock options (or 12.5% of Annual LTI Value), and the remaining portion can be allocated to stock options or RSUs in 25% increments (each increment representing 12.5% of Annual LTI Value). In 2018, the Compensation Committee continued the Choice Program, excluding the CEO, COO and CFO.

◾

Off-Cycle Grants – If there are proposed new-hire or other off-cycle equity grants for consideration for executives in the business unit leadership job level and above, the grant date is generally the last trading day of the month of the later of the (i) hire or promotion date or (ii) the Compensation Committee approval date.

For new-hire or other off-cycle grants to employees below the business unit leadership job level, the grant date is the last trading day of the month of the hire date for executives and the last trading day of the month following the month of hire for below executives, and for other certain off-cycle grants, the grant date is the last trading day of the month in which the EGAC approval occurs.

◾	All Grants – Our practice is to grant all of our stock options at an exercise price at least equal to our closing stock price on the grant date.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code disallows a tax deduction for compensation in excess of $1 million paid to our CEO and our three other most highly compensated executive officers employed at the end of the year (other than, prior to the 2017 Tax Cuts and Jobs Act (“2017 Tax Reform Act”), our CFO). Prior to the 2017 Tax Reform Act, certain compensation was specifically exempt from the deduction limit to the extent it was “qualified performance-based compensation” as previously defined in Section 162(m) of the Internal Revenue Code. As part of the 2017 Tax Reform Act, the ability to rely on this “qualified performance-based compensation” exception was eliminated. As a result, although we have compensation plans that were intended to permit the award of deductible compensation under Section 162(m) prior to the 2017 Tax Reform Act, subject to the Act’s limited grandfathering rules, we may no longer take a deduction for any compensation paid to our NEOs in excess of $1 million.

Mattel accounts for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for share-based payments (including stock options and other forms of equity compensation). The impact of FASB ASC Topic 718 has been taken into account by the Compensation Committee in determining to use a portfolio approach to equity grants, including Performance Units, stock options, and RSUs.

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Executive Compensation

Summary Compensation Table

The following table sets forth information concerning total compensation earned or paid to our NEOs.

Name, Principal Position in 2018 and Year(1)	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)
Ynon Kreiz Chief Executive Officer
2018	1,027,397	—	6,657,261	6,506,946	2,695,384	—	68,672	16,955,660
Richard Dickson President and Chief Operating Officer
2018	1,000,000	500,000	3,539,878	1,125,000	1,749,000	—	126,857	8,040,735
2017	992,055	500,000	2,584,491	4,500,000	0	—	151,025	8,727,571
2016	900,000	—	2,274,381	1,000,000	0	—	113,318	4,287,699
Joseph J. Euteneuer Chief Financial Officer
2018	900,000	—	2,070,558	674,999	1,431,000	—	265,020	5,341,577
2017	241,644	500,000	2,586,570	1,900,000	0	—	48,875	5,277,089
Robert Normile Executive Vice President, Chief Legal Officer and Secretary
2018	595,397	—	976,447	131,251	620,100	0	102,098	2,425,293
2017	580,000	—	379,391	700,001	0	981,386	99,806	2,740,584
2016	580,000	—	973,146	350,000	0	298,661	100,628	2,302,435
Amanda J. Thompson Executive Vice President and Chief People Officer
2018	525,000	—	787,504	262,497	596,846	—	63,136	2,234,983
2017	140,959	250,000	1,200,914	350,001	0	—	10,846	1,952,720
Margaret H. Georgiadis Former Chief Executive Officer
2018	534,247	—	3,203,365	0	0	—	53,337	3,790,949
2017	1,343,836	1,500,000	20,264,391	7,784,988	0	—	382,074	31,275,289

(1)	Name, Principal Position in 2018 and Year. The years of compensation for each NEO reflects the years he or she has been an NEO.

(2)

Base Salary. Represents base salary prorated based on time in role in 2018 and is not annualized. For Mr. Kreiz, represents base salary prorated from his employment commencement date as CEO of April 26, 2018. For Ms. Georgiadis, represents base salary prorated through May 10, 2018, her last date of employment.

(3)

Bonus. In 2017, Mr. Dickson was awarded a $1 million retention cash award, payable 50% on June 30, 2017 and 50% on January 31, 2018. For 2018, amount shown for Mr. Dickson represents the second one-half portion of such retention cash award that was paid on January 31, 2018.

(4)

Stock Awards and Option Awards. Amounts shown represent the grant date fair value of RSUs and options granted in the year indicated as computed in accordance with FASB ASC Topic 718. The actual value, if any, that an executive may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award, and for options, upon the excess of the stock price over the exercise price, if any, on the date the award is exercised. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown.

For a discussion of the assumptions made in the valuation of options granted in 2018, see Note 8 to Mattel’s Consolidated Financial Statements for 2018 contained in the Annual Report on Form 10-K filed with the SEC on February 22, 2019. Pursuant to the terms of Mr. Kreiz’s offer letter, Mr. Kreiz’s new-hire performance-based stock option covers a number of shares of Mattel stock equal to $5,000,000, divided by a Black-Scholes value determined by using the average of the closing prices of our common stock over the 20 consecutive trading days ending on the date immediately prior to the grant date ($4.68), rather than a Black-Scholes value based on the closing price of our common stock on the grant date ($4.16). As a result of the terms of the offer letter, 1,068,376 shares were awarded, and the grant date fair value of this stock option computed in accordance with FASB ASC Topic 718 is $4,444,444. Thus, the grant date fair value shown above and reflected in the Grants of Plan-Based Awards in 2018 table is $555,556 less than the grant value set forth in his offer letter.

Amounts shown under the “Stock Awards” column for 2018 include the grant date fair value for our annual time-vesting RSUs granted on August 1, 2018 one-third of the Performance Units under the 2017-2019 LTIP, and the Performance Units under the 2018-2020 LTIP granted on April 5, 2018, April 30, 2018, May 16, 2018, June 11, 2018, and August 1, 2018, as discussed in more detail below. The time-vesting RSUs are valued based on our closing stock price of $15.78 on August 1, 2018.

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2017-2019 LTIP. The Performance Units under the 2017-2019 LTIP have a three-year performance period from January 1, 2017 through December 31, 2019. The number of Performance Units earned is determined as follows:

◾	Each year, the annual EPS goals are set by the Compensation Committee;

◾	The earned percentage for each year is then averaged over the three-year period (the performance-related component), which percentage can be up to 150%; and

◾

This average is then adjusted up or down by up to 50 percentage points based on our TSR relative to the TSR performance of companies in the S&P 500 over the full three-year performance period (the market-related component).

Because the performance-related component of the 2017-2019 LTIP is based on separate measurements of our performance for each year in the three-year performance period, FASB ASC Topic 718 requires the grant date value to be calculated with respect to one-third of the total Performance Units in each year of the three-year performance period, with the value for each year based on the probable outcome of the EPS performance condition against the goal set for that year. For 2018, the grant date value of one-third of the 2017-2019 LTIP Performance Units, as measured in accordance with FASB ASC Topic 718, is based on our closing stock price of $13.24 on the deemed grant date of April 5, 2018, which is the date the 2018 EPS performance goal for the Performance Units was set by the Compensation Committee, and the probable outcome of target performance (100%) of the 2018 annual EPS performance-related component for 2018. For 2018, the grant date value of the 2017-2019 LTIP excludes the original grant date value of the TSR market-related component of $1.46 per Performance Unit determined under a Monte Carlo valuation in accordance with the accounting rules, as this amount was included in the 2017 grant date fair value. Because the 2017-2019 Performance Units were not granted in 2018, they are not reported in the Grants of Plan-Based Awards in 2018 table that follows, even though a portion of their grant date valuation is required to be reported in the Summary Compensation Table for 2018.

The table below sets forth the grant date fair value of the 2017-2019 Performance Units determined in accordance with FASB ASC Topic 718 principles (i) based upon the probable outcome (100%) of the EPS performance-related component at the grant date, and (ii) based upon achieving the maximum level of performance (150%) under the EPS performance-related component. Also set forth below is the grant date value for the market-related component, or the TSR adjustment of $1.46, determined upon the original grant date and applied to the full granted awards, and which is not subject to probable or maximum outcome assumptions. The TSR market-related component could result in an additional 50 percentage points earned, which is not reflected in the table below. Messrs. Kreiz and Euteneuer and Ms. Thompson are not included in the table below, as they did not receive any 2017-2019 Performance Units due to their hire dates. Ms. Georgiadis forfeited her 2017-2019 Performance Units in connection with her stepping down as CEO on April 26, 2018.

2017-2019 LTIP Grant Date Fair Value

Name and Year	Probable (Target) Outcome of Performance-Related Component(1) ($)	Maximum Outcome of Performance-Related Component(1) ($)	Market-Related Component(2) ($)
Richard Dickson
2018	164,864	247,297	—
2017	315,160	472,728	54,538
Robert Normile
2018	57,700	86,550	—
2017	110,301	165,451	19,088
Margaret H. Georgiadis (former CEO)
2018	453,364	680,046	—
2017	866,665	1,300,010	149,981

(1)	Reflects the performance-related component grant date fair value of one-third of the target Performance Units granted (and allocated to 2017 or 2018, as applicable).

(2)	Reflects the market-related component grant date fair value as to all of the target Performance Units granted, in the year granted.

2018-2020 LTIP. The Performance Units under the 2018-2020 LTIP have a three-year performance period from January 1, 2018 through December 31, 2020. The number of Performance Units earned is based on the achievement of a cumulative Free Cash Flow goal target over the three-year performance period (the performance-related component) that can result in up to 150% of the Performance Units earned. The result will then be adjusted by a multiplier ranging from 67% (for at or below threshold TSR performance) to 133% (for maximum TSR performance) based on our TSR relative to the TSR performance of companies in the S&P 500 over the three-year performance period (the market-related component) to determine the number of Performance Units earned. For 2018, the grant date value of the 2018-2020 Performance Units, as measured in accordance with FASB ASC Topic 718, is based upon our closing stock price on the applicable grant date ($13.24 on April 5, 2018, $14.80 on April 30, 2018, $15.48 on May 16, 2018, $17.22 on June 11, 2018, and $15.78 on August 1, 2018), the probable outcome of the performance-related component over the three-year performance period (target performance), and the fair value of the market-related component over the three-year performance period, as determined using a Monte Carlo simulation in accordance with accounting rules ($0.40 on April 5, 2018, $1.17 on April 30, 2018, $0.49 on May 16, 2018, $2.03 on June 11, 2018 and $1.66 on August 1, 2018). The full grant date value for the 2018-2020 Performance Units are included in the Grants of Plan-Based Awards in 2018 table.

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The table below sets forth the grant date fair value of the 2018-2020 Performance Units determined in accordance with FASB ASC Topic 718 principles (i) based upon the probable outcome (100%) of the Free Cash Flow performance-related component at the grant date, and (ii) based upon achieving the maximum level of performance (150%) under the Free Cash Flow performance-related component. Also set forth below is the grant date value for the market-related component determined upon the applicable grant date and applied to the full granted awards, and which is not subject to probable or maximum outcome assumptions. The TSR market-related component could result in up to a 133% adjustment, which is not reflected in the table below.

2018-2020 LTIP Grant Date Fair Value

Name and Grant Date	Probable (Target) Outcome of Performance-Related Component ($)	Maximum Outcome of Performance-Related Component ($)	Market-Related Component ($)
Ynon Kreiz
April 30, 2018(1)	2,983,872	4,475,809	235,887
June 11, 2018	1,230,007	1,845,011	145,001
Richard Dickson
April 5, 2018	970,677	1,456,016	29,326
June 11, 2018	447,272	670,908	52,727
August 1, 2018	678,619	1,017,928	71,388
Joseph J. Euteneuer
April 5, 2018	614,760	922,140	18,573
May 16, 2018(2)	302,634	453,951	9,580
June 11, 2018	402,552	603,828	47,455
Robert Normile
April 5, 2018	339,738	509,608	10,264
June 11, 2018	156,547	234,821	18,455
Amanda J. Thompson
April 5, 2018	339,738	509,608	10,264
June 11, 2018	156,547	234,821	18,455
Margaret H. Georgiadis (former CEO)
April 5, 2018(3)	2,669,356	4,004,034	80,645

(1)

Pursuant to the original terms of Mr. Kreiz’s offer letter, his 2018 Annual LTI Value was set at $8,250,000. One-third of that value, or $2,750,000, was to be granted as Performance Units following his commencement of employment as our CEO on April 26, 2018. Because this grant was made on April 30, 2018, which was a short time after the Performance Units under the 2018-2020 LTIP were granted to our other executives on April 5, 2018, the number of his Performance Units was determined based on the conversion value of the Performance Units granted on April 5, 2018 of $13.64, which was the grant date fair value of those Performance Units. As a result, the grant date fair value computed in accordance with FASB ASC Topic 718 (shown above, and reflected in the Grants of Plan-Based Awards in 2018 table) for the Performance Units granted to Mr. Kreiz on April 30, 2018 was $3,219,760, which is $469,760 higher than the targeted grant value.

(2)

Pursuant to the original terms of Mr. Euteneuer’s offer letter, the target grant value for his 2018 Performance Units was established at $900,000. Due to an administrative error, on April 5, 2018 (the original grant date for the 2018-2020 LTIP) Mr. Euteneuer was granted 2018-2020 Performance Units valued at only $633,334. On May 16, 2018, the Compensation Committee approved an additional grant of 2018-2020 Performance Units to Mr. Euteneuer with a targeted value of $266,666. The May 16, 2018 Performance Units were awarded based on the conversion value (and grant date value) of the Performance Units granted on April 5, 2018 of $13.64. The grant date fair value computed in accordance with FASB ASC Topic 718 (shown above, and reflected in the Grants of Plan-Based Awards in 2018 table) for the Performance Units granted to Mr. Euteneuer on May 16, 2018 was $312,214, which is $45,548 higher than the targeted grant value of $266,666.

(3)	Ms. Georgiadis forfeited her 2018-2020 Performance Units in connection with her stepping down as CEO on April 26, 2018.

See the “Compensation Discussion and Analysis – Elements of Compensation – Equity Long-Term Incentives” section of this Proxy Statement for a more complete description of the LTIP.

CEO New-Hire Performance-Based Options. Mr. Kreiz’s new-hire performance-based stock option grant vests in full at the end of a three-year performance period based on our relative TSR, a market condition, and thus is not subject to maximum performance assumptions.

(5)

Non-Equity Incentive Plan Compensation. Amounts shown represent the performance-based annual cash compensation earned under the MIP, our annual cash incentive plan. See “Compensation Discussion and Analysis – Elements of Compensation – Annual Cash Incentive” for a more complete description of the MIP.

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(6)

Change in Pension Value and Nonqualified Deferred Compensation Earnings. Amounts shown represent the increase, if any, in the pension benefits that have accrued under the SERP during the applicable year. For example, the amount for 2018 is determined by subtracting (i) the present value of the executive’s accrued benefits as of December 31, 2017 from (ii) the present value of the executive’s accrued benefits as of December 31, 2018, which is shown in the 2018 Pension Benefits table below, and is computed as explained in the narrative disclosure to the 2018 Pension Benefits table.

For Mr. Normile, the only NEO who participates in our SERP, in accordance with applicable SEC rules, no amount is included in the table for 2018, since the present value of his accrued benefit as of December 31, 2018 was less than the present value of his accrued benefit as of December 31, 2017.

No amount is included with respect to nonqualified deferred compensation earnings because there were no above-market earnings on nonqualified deferred compensation.

(7)

All Other Compensation. The dollar amounts for each perquisite and each other item of compensation shown in the “All Other Compensation” column and in this footnote represent Mattel’s incremental cost of providing the perquisite or other benefit to our NEOs. See the “Compensation Discussion and Analysis – Elements of Compensation – Other Forms of Compensation” section of this Proxy Statement for additional discussions on these benefits. Amounts include the following perquisites and other items of compensation provided to our NEOs in 2018:

All Other Compensation

All Other Compensation	Kreiz ($)	Georgiadis ($)	Dickson ($)	Euteneuer ($)	Normile ($)	Thompson ($)
Car allowance/Company car(1)	9,762	9,000	24,000	24,000	24,000	24,000
Relocation Assistance(2)	—	—	—	104,911	—	—
Relocation Tax Gross-up(3)	—	—	—	46,109	—	—
Other perquisites(4)	—	—	15,165	—	18,636	3,525
Total Perquisites	9,762	9,000	39,165	175,020	42,636	27,525
Contributions to 401(k) Plan	17,710	24,750	22,442	27,500	27,500	18,111
Contributions to DCP	41,200	19,587	65,250	62,500	31,962	17,500
Total “All Other Compensation”	68,672	53,337	126,857	265,020	102,098	63,136

(1)

Represents the amount of the monthly car allowance or, for Mr. Kreiz, use of a Company car. The amount of car allowance is based on the executive’s job level, and is intended to cover all automobile expenses and mileage reimbursement. For Mr. Kreiz’s personal use of a Company car, the amount represents the cost of insurance, maintenance and gasoline.

(2)	For Mr. Euteneuer, the amount shown reflects temporary accommodations, one round-trip airfare per week and reimbursement for incidental relocation expenses through May 2018.

(3)	Represents a tax gross-up for Mr. Euteneuer under our standard relocation program related to the relocation assistance benefits provided in 2018 described above.

(4)

Amounts include financial counseling and physical examinations provided to our NEOs. Incremental costs to Mattel for these items were determined as the actual amounts credited to, paid to or on behalf of the executive or the portion of costs allocated to the executive’s personal use of a perquisite.

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Narrative Disclosure to Summary Compensation Table

We have entered into offer letters with each of our NEOs in connection with their commencement of employment with us, setting forth their annual base salary, target annual bonus and the terms and conditions of new-hire and other equity grants. Certain of these terms, pursuant to which we had ongoing obligations as of 2018, are described in more detail below.

Kreiz Offer Letter

Effective April 26, 2018, Mr. Kreiz became our CEO. In connection with Mr. Kreiz’s appointment as our CEO, we entered into an offer letter with him that provided (i) an annual base salary of $1,500,000, (ii) a target MIP bonus opportunity of 150% of eligible base salary up to a maximum of 300%; (iii) 2018 Annual LTI Value of $8,250,000, to be divided equally into three-year Performance Units, stock options and RSUs; and (iv) a new-hire grant of performance-based stock options with a value of $5,000,000, which vests in full at the end of a three-year performance period beginning on the date Mr. Kreiz commenced employment as our CEO, subject to continued service and Mattel achieving a relative TSR that is greater or equal to the 65th percentile as compared to companies in the S&P 500 Index. Pursuant to his offer letter, Mr. Kreiz is also eligible to participate in Severance Plan B as modified by the terms of his participation letter agreement. In June 2018, we entered into a letter agreement with Mr. Kreiz, pursuant to which it was agreed that his 2018 Annual LTI Value would be allocated 50% in Performance Units and the remaining 50% would be allocated between time-vesting stock options and RSUs as determined by the Compensation Committee.

Euteneuer Offer Letter

In connection with Mr. Euteneuer’s appointment as our CFO in September 2017, we entered into an offer letter with him that provided for annual base salary, target MIP opportunity, Annual LTI Value, new-hire and special equity grants and participation in Severance Plan B as modified by the terms of his participation agreement. Mr. Euteneuer’s offer letter also provided for a signing bonus in an aggregate amount of $400,000, $200,000 of which was payable within 30 days of his hire date and subject to repayment in the event of Mr. Euteneuer’s voluntary resignation or termination for cause within one year of his hire date, and the remaining $200,000 of which was payable on the first payroll date following January 1, 2019, subject to Mr. Euteneuer’s continued employment in good standing through January 1, 2019. In addition, the offer letter also provided Mr. Euteneuer with temporary accommodations and other relocation expenses through February 28, 2018, which, in January 2018, was extended to cover an additional three months, through May 31, 2018. Pursuant to Mattel’s relocation program, Mr. Euteneuer is eligible to receive tax gross-up payments on such relocation costs and is required to repay the relocation costs incurred by us if he resigns or his employment is terminated with cause within one year of the relocation date. Our standard relocation program includes home sale assistance, shipment of household goods and home purchase assistance during the first year after the executive’s hire date, with shipment of household goods and home purchase assistance eligible for tax gross-up. Because Mr. Euteneuer was not in a position to avail himself of these relocation benefits during the first year following his hire date, in February 2019, the Compensation Committee approved providing these specific relocation benefits to Mr. Euteneuer through August 5, 2019. In accordance with our updated repayment provision, Mr. Euteneuer will be required to repay the full relocation costs incurred by us for these benefits if he resigns or his employment is terminated with cause within one year following the February 5, 2019 approval date, and repay 50% of the relocation costs if such resignation or termination occurs during the second year following such approval date. In June 2018, we entered into a letter agreement with Mr. Euteneuer, pursuant to which it was agreed that his 2018 Annual LTI Value would be allocated 50% in Performance Units and the remaining 50% would be allocated between time-vesting stock options and RSUs as determined by the Compensation Committee.

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Grants of Plan-Based Awards in 2018

The following table shows information about the non-equity incentive awards and equity-based awards granted to our NEOs in 2018.

Name and Grant Date	Committee Action Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Market Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold	Target		Maximum
Ynon Kreiz
		539,385	1,541,100	3,082,200
4/30/2018	4/16/2018					1,068,376	(6)	1,068,376	(6)			14.80	4,444,444	(7)
4/30/2018	4/16/2018				50,403	201,613		403,226					3,219,760	(8)
6/11/2018	6/11/2018				17,857	71,429		142,858					1,375,008
8/1/2018	7/26/2018										376,369	15.78	2,062,502
8/1/2018	7/26/2018									130,703			2,062,493
Richard Dickson
		350,000	1,000,000	2,000,000
4/5/2018	4/5/2018				18,329	73,314		146,628					1,000,003
6/11/2018	6/11/2018				6,494	25,974		51,948					500,000
8/1/2018	7/26/2018										205,292	15.78	1,125,000
8/1/2018	7/26/2018				10,751	43,005		86,010					750,007
8/1/2018	7/26/2018									71,293			1,125,004
Joseph J. Euteneuer
		315,000	900,000	1,800,000
4/5/2018	4/5/2018				11,608	46,432		92,864					633,332	(9)
5/16/2018	5/16/2018				4,888	19,550		39,100					312,214
6/11/2018	6/11/2018				5,844	23,377		46,754					450,007
8/1/2018	7/26/2018										123,175	15.78	674,999
8/1/2018	7/26/2018									42,776			675,005
Robert Normile
		136,500	390,000	780,000
4/5/2018	4/5/2018				6,415	25,660		51,320					350,002
6/11/2018	6/11/2018				2,273	9,091		18,182					175,002
8/1/2018	7/26/2018										23,951	15.78	131,251
8/1/2018	7/26/2018									24,952			393,743
Amanda J. Thompson
		119,438	341,250	682,500
4/5/2018	4/5/2018				6,415	25,660		51,320					350,002
6/11/2018	6/11/2018				2,273	9,091		18,182					175,002
8/1/2018	7/26/2018										47,901	15.78	262,497
8/1/2018	7/26/2018									16,635			262,500
Margaret H. Georgiadis (former CEO)
		280,479	801,370	1,602,740
4/5/2018	4/5/2018				50,403	201,613		403,226					2,750,001

(1)

The awards shown represent the potential value of annual cash incentive awards that could be earned for fiscal year 2018 (and paid in 2019) under the MIP for each NEO presuming threshold performance (35% of target MIP opportunity), target performance (100% of target MIP opportunity) and maximum performance (200% of target MIP opportunity). The amount for Mr. Kreiz is prorated to reflect the length of his service as our CEO in 2018. Ms. Georgiadis was not eligible to receive a payout under the MIP as a result of her stepping down as CEO in April 2018. For 2018, financial performance under the MIP was achieved at 159% of target for our NEOs, and was adjusted up to 110% based on performance under individual Strategic Goals. See the “Compensation Discussion and Analysis – Elements of Compensation – Annual Cash Incentive” section of this Proxy Statement for a more complete description of the MIP.

(2)

Amounts shown at target represent the number of Performance Units granted under the 2018-2020 LTIP that may be earned at target at the end of the three-year performance period from January 1, 2018 through December 31, 2020. The Performance Units are earned based on our achievement of three-year cumulative Free Cash Flow (the performance-related component), which is then adjusted based on our TSR relative to the TSR of companies in the S&P 500 over the three-year performance period (the market-related component) to determine the number of Performance Units earned. The earnout percentage may range from 0% to 200% of the target Performance Units granted, with a range of 37% to 150% earned at threshold to maximum performance under the three-year Free Cash Flow performance-related component, with a multiplier of 67% to 133% based on our TSR performance. The maximum number of Performance Units reflects 200% of the Performance Units earned at maximum performance of the Free Cash Flow performance-related component (150%) multiplied by 133% based on maximum achievement of the market-related (TSR) component. The threshold amount shown corresponds to 25% of the Performance Units, which reflects the 37% of Performance Units that can be

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earned at threshold Free Cash Flow performance multiplied by 67% for TSR performance below the 25th percentile. The Performance Units under the 2018-2020 LTIP have dividend equivalent rights that are converted to shares of Mattel common stock only when and to the extent the underlying Performance Units are earned and paid. Dividend equivalents accrue and are assumed to be reinvested in shares as of our closing stock price on the ex-dividend date with respect to all dividends during the three-year performance period.

The outstanding 2017-2019 LTIP is earned based on our performance from January 1, 2017 to December 31, 2019. Because the Performance Units under the 2017-2019 LTIP were awarded in fiscal year 2017, such awards are not shown in the table above. However, because the performance-related component of these awards is based on the average of our financial performance for each year in the three-year performance period and the financial measures for each year are determined annually, FASB ASC Topic 718 requires the grant date fair value to be calculated at the time the measures are determined based on the probable outcome at the time the measures are determined for that year. As a result, the Summary Compensation Table includes as compensation for 2018 the grant date fair value of a portion of the 2017-2019 Performance Units based on the probable outcome of the performance-related component of the award for fiscal year 2018.

(3)

The awards shown are time-vesting RSUs granted under our Amended 2010 Plan that vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date, and 34% on the third anniversary of the grant date. These RSUs do not earn dividend equivalents.

(4)

The awards shown are time-vesting stock options granted under our Amended 2010 Plan that vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date, and 34% on the third anniversary of the grant date. Stock options do not earn dividend equivalents.

(5)

Amounts shown represent the fair market value per share as of the grant date of the award determined pursuant to FASB ASC Topic 718 multiplied by the number of shares (at target, for the Performance Units).

The RSUs’ grant date fair value is based on our closing stock price, as applicable, on the grant date. See footnote 3 to the Summary Compensation Table for more information on the grant date fair value of the 2018-2020 LTIP Performance Units.

For a discussion of the stock option assumptions made in the valuation reflected in this column, see Note 8 to Mattel’s Consolidated Financial Statements for 2018 contained in the Annual Report on Form 10-K filed with the SEC on February 22, 2019.

(6)

Vests on April 26, 2021, subject to Mattel achieving a relative TSR that is equal to or greater than the 65th percentile as compared to the S&P 500 Index constituents. In the event of Mr. Kreiz’s termination of employment by Mattel without cause or due to his death or permanent disability, the option will vest in full and remain exercisable until the third anniversary (in the event of a termination without cause) or the fifth anniversary (in the event of a termination due to death or permanent disability) of the termination date (or the original expiration date, if earlier).

(7)

Pursuant to the terms of Mr. Kreiz’s offer letter, Mr. Kreiz’s new-hire performance-based stock option covers a number of shares of Mattel stock equal to $5,000,000, divided by a Black-Scholes value determined by using the average of the closing prices of our common stock over the 20 consecutive trading days ending on the date immediately prior to the grant date ($4.68), rather than a Black-Scholes value based on the closing price of our common stock on the grant date ($4.16). As a result of the terms of the offer letter, 1,068,376 shares were awarded, and the grant date fair value of this stock option computed in accordance with FASB ASC Topic 718 is $4,444,444. Thus, the grant date fair value shown above and reflected in the Summary Compensation Table is $555,556 less than value set forth in his offer letter.

(8)

Pursuant to the original terms of Mr. Kreiz’s offer letter, his 2018 Annual LTI Value was set at $8,250,000. One-third of that value, or $2,750,000, was to be granted as Performance Units following his commencement of employment as our CEO on April 26, 2018. Because this grant was made on April 30, 2018, which was a short time after the Performance Units under the 2018-2020 LTIP were granted to our other executives on April 5, 2018, the number of his Performance Units was determined based on the conversion value of the Performance Units granted on April 5, 2018 of $13.64, which was the grant date fair value of those Performance Units. As a result, the grant date fair value computed in accordance with FASB ASC Topic 718 (shown above, and reflected in the Summary Compensation Table) for the Performance Units granted to Mr. Kreiz on April 30, 2018 was $3,219,760, which is $469,760 higher than the targeted grant value.

(9)

Pursuant to the original terms of Mr. Euteneuer’s offer letter, the target grant value for his 2018 Performance Units was established at $900,000. Due to an administrative error, on April 5, 2018 (the original grant date for the 2018-2020 LTIP) Mr. Euteneuer was granted 2018-2020 Performance Units valued at only $633,334. On May 16, 2018, the Compensation Committee approved an additional grant of 2018-2020 Performance Units to Mr. Euteneuer with a targeted value of $266,666. The May 2018 Performance Units were awarded based on the conversion value (and grant date value) of the Performance Units granted on April 5, 2018 of $13.64. The grant date fair value computed in accordance with FASB ASC Topic 718 (shown above, and reflected in the Summary Compensation Table) for the Performance Units granted to Mr. Euteneuer on May 16, 2018 was $312,214, which is $45,548 higher than the targeted grant value of $266,666.

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Outstanding Equity Awards at 2018 Year End

The following table shows the outstanding equity-based awards that were held by our NEOs as of December 31, 2018. Ms. Georgiadis did not hold any outstanding equity-based awards as of December 31, 2018 as all of her awards were forfeited as of her stepping down as CEO and are therefore not shown in the table. In addition, no Performance Units were earned under our 2016-2018 LTIP for the three-year performance period ended December 31, 2018, and therefore none are included in the table.

Option Awards								Stock Awards
Name and Grant Date for Options	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price ($)	Option Expiration Date	Grant Date for Stock Awards	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
									Time-Vesting RSUs			Performance Units
Ynon Kreiz
8/1/2018	—	376,369	(5)			15.78	8/1/2028
4/30/2018	—			1,068,376	(6)	14.80	4/30/2028
								8/1/2018	130,703	(5)	1,305,723
								6/11/2018				71,429	(3)	713,576
								4/30/2018				201,613	(3)	2,014,114
Richard Dickson
8/1/2018	—	205,292	(5)			15.78	8/1/2028
8/1/2017	179,836	365,123	(7)			19.72	8/1/2027
1/31/2017	255,418	518,576	(8)			26.21	1/31/2027
8/1/2016	160,975	82,927	(9)			32.72	8/1/2026
4/13/2015	607,477	—				24.31	4/13/2025
8/1/2014	89,286	—				35.25	8/1/2024
5/20/2014	75,630	—				38.53	5/20/2024
								8/1/2018	71,293	(5)	712,217
								8/1/2018				43,005	(3)	429,620
								6/11/2018				25,974	(3)	259,480
								4/5/2018				73,314	(3)	732,407
								4/24/2017				18,678	(4)	186,593
								1/31/2017	63,907	(8)	638,431
								8/1/2016	10,392	(9)	103,816
Joseph J. Euteneuer
8/1/2018	—	123,175	(5)			15.78	8/1/2028
9/29/2017	112,499	228,410	(10)			15.48	9/29/2027
9/29/2017	125,000	253,788	(10)			15.48	9/29/2027
								8/1/2018	42,776	(5)	427,332
								6/11/2018				23,377	(3)	233,536
								5/16/2018				19,550	(3)	195,305
								4/5/2018				46,432	(3)	463,856
								9/29/2017	43,282	(10)	432,387
								9/29/2017	38,954	(10)	389,150
								9/29/2017	38,954	(10)	389,150

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Option Awards							Stock Awards
Name and Grant Date for Options	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Grant Date for Stock Awards	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
								Time-Vesting RSUs			Performance Units
Robert Normile
8/1/2018	—	23,951	(5)		15.78	8/1/2028
8/1/2017	62,942	127,794	(7)		19.72	8/1/2027
8/1/2016	56,341	29,025	(9)		32.72	8/1/2026
7/31/2015	181,347	—			23.21	7/31/2025
8/1/2014	89,286	—			35.25	8/1/2024
8/1/2013	41,714	—			42.70	8/1/2023
8/1/2012	49,549	—			34.76	8/1/2022
8/1/2011	62,571	—			26.38	8/1/2021
8/2/2010	55,905	—			21.50	8/2/2020
7/31/2009	72,267	—			17.58	7/31/2019
							8/1/2018	24,952	(5)	249,270
							6/11/2018				9,091	(3)	90,819
							4/5/2018				25,660	(3)	256,343
							12/29/2017	8,128	(11)	81,199
							4/24/2017				6,537	(4)	65,305
							8/1/2016	3,637	(9)	36,334
Amanda J. Thompson
8/1/2018	—	47,901	(5)		15.78	8/1/2028
9/29/2017	43,750	88,826	(10)		15.48	9/29/2027
							8/1/2018	47,901	(5)	478,531
							6/11/2018				9,091	(3)	90,819
							4/5/2018				25,660	(3)	256,343
							9/29/2017	25,970	(10)	259,440
							9/29/2017	15,149	(10)	151,339
							9/29/2017	15,149	(10)	151,339

(1)	Amounts are calculated by multiplying the number of units shown in the table by $9.99 per share, which was our closing stock price on December 31, 2018, the last trading day of fiscal year 2018.

(2)	No Performance Units under our 2016-2018 LTIP are shown in the table as the three-year performance period ended December 31, 2018, and no amounts were earned.

(3)

The numbers shown represent the 2018-2020 Performance Units, which are earned based on the Company’s achievement of cumulative Free Cash Flow and relative TSR for the period January 1, 2018 to December 31, 2020. Per SEC rules, based on Company performance for Free Cash Flow and relative TSR for the first year of the performance period (through December 31, 2018) between threshold and target goals, the amounts shown reflect the target number of units that may be earned at the end of the three-year performance period. See the “Compensation Discussion and Analysis – Elements of Compensation – Equity Long-Term Incentives” section of this Proxy Statement for a more complete description of the LTIP.

(4)

The numbers shown represent the 2017-2019 Performance Units, which are earned based on the Company’s achievement of annual EPS goals which are then averaged and also relative TSR for the period January 1, 2017 to December 31, 2019. Per SEC rules, based on our below threshold performance for EPS and relative TSR through December 31, 2018, the amounts shown reflect the threshold number of units that may be earned at the end of the three-year performance period. See the “Compensation Discussion and Analysis – Elements of Compensation – Equity Long-Term Incentives” section of this Proxy Statement for a more complete description of the LTIP.

(5)	33% vests on August 1, 2019, 33% vests on August 1, 2020, and 34% vests on August 1, 2021.

(6)

Vests on April 26, 2021 subject to Mattel achieving a TSR that is equal to or greater than the 65th percentile as compared to the constituents of the S&P 500 Index for the three-year performance period from April 26, 2018 through April 26, 2021. In the event of Mr. Kreiz’s termination of employment by Mattel without cause or due to his death or permanent disability, the option will vest in full and remain exercisable until the third anniversary (in the event of a termination without cause) or the fifth anniversary (in the event of a termination due to death or permanent disability) of the termination date (or the original expiration date, if earlier).

(7)	50% vests on August 1, 2019 and 50% vests on August 1, 2020.

(8)	50% vests on January 31, 2019 and 50% vests on January 31, 2020.

(9)	Vests on August 1, 2019.

(10)	50% vests on September 29, 2019 and 50% vests on September 29, 2020.

(11)	Vests on December 29, 2019.

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Option Exercises and Stock Vested in 2018

For each of our NEOs, the following table gives information for options exercised in 2018 and stock awards vested in 2018. No amounts were earned under the 2016-2018 LTIP, and therefore no Performance Units are shown.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2) ($)
Ynon Kreiz	–	–	0	0
Richard Dickson	–	–	69,224	1,076,739
Joseph J. Euteneuer	–	–	59,689	937,117
Robert Normile	–	–	16,785	217,867
Amanda J. Thompson	–	–	27,712	435,078
Margaret H. Georgiadis (former CEO)	–	–	82,331	1,309,474

(1)	Shares acquired on vesting represent time-vesting RSUs.

(2)

Amounts are calculated by multiplying the number of shares underlying time-vesting RSUs by our closing stock price on the date of vesting, or if the stock market was closed on the date of vesting, by our closing stock price on the next preceding day on which the stock market was open.

2018 Pension Benefits

The following table shows the lump sum present value of the accumulated benefit of Mr. Normile, the only NEO with benefits under our SERP, as of December 31, 2018. See also the “Potential Payments Upon Termination or Change of Control” section below.

Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During 2018
Robert Normile	26.52	$8,250,698	–

Narrative Disclosure to Pension Benefits Table

The SERP is a nonqualified defined benefit pension plan, and no new participants have been added to the SERP since 2001, nor will be added. As a result, Mr. Normile is the only executive currently participating in the SERP.

Description of SERP Benefits

The SERP provides for supplemental retirement benefits. The benefits to Mr. Normile under the SERP are computed as a yearly benefit for his lifetime beginning at age 60 equal to 60% of his final average compensation, less any offsets for certain actual and deemed rates of employer contributions to his accounts under the 401(k) Plan and the DCP and earnings thereon.

For these purposes, final average compensation includes the participant’s base salary, annual cash incentives paid under the MIP and any special achievement bonuses that our Compensation Committee designates to be taken into account for these purposes. The final average compensation is the average of such annual compensation for the period of 36 consecutive months, out of the last 120 consecutive months of employment, for which these amounts are the highest.

The SERP benefit for a participant whose employment terminates after age 55, but before age 60, is reduced by 0.4167% for each month by which the participant’s age at termination is less than 60.

The SERP provides that a participant will forfeit all SERP benefits upon a termination of employment for cause. The SERP also provides that Mattel may impose a forfeiture of future SERP benefits and a recapture of SERP benefits previously paid if the participant engages in certain behaviors that are harmful to Mattel during or after employment. Upon a change of control, the provision for forfeiture and recapture of SERP benefits does not apply following a termination of employment during the 18-month period after a change of control.

Under the Severance Plan, if the participating executive’s employment is terminated by Mattel without cause or by him for good reason, he will be credited with an additional two years of age and service for purposes of determining his SERP benefit.

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Calculation of SERP Benefits Shown in Table

The SERP benefits shown in the table above represent the benefits that Mr. Normile has earned, based on his service and compensation through December 31, 2018, but assuming that he retired at age 60, which is the earliest date on which he may retire without reduction in the SERP benefit.

As of December 31, 2018, Mr. Normile was 59 years old and had 26.52 years of credited service, all of which represent actual service with Mattel.

We used the same assumptions in computing the above amount as we use for financial reporting purposes, including a discount rate of 3.82% and mortality assumptions set forth in the 2019 mortality table prescribed under Section 417(e)(3) of the Internal Revenue Code. The benefit is calculated in accordance with the SEC’s rules and the provisions of the SERP, as follows:

◾	Determine the gross benefit expressed as a single life annuity, using the SERP’s final average compensation formula and the executive’s service and compensation through December 31, 2018;

◾	Reduce this annuity by an amount attributable to Mattel’s contributions to the executive’s account in the 401(k) Plan and DCP, as follows:

–	Determine the portion of the executive’s account balance(s) as of December 31, 2018 that is attributable to Mattel’s contributions to the defined contribution plans and earnings;

–	Roll forward the balance(s) from December 31, 2018 to the date the participant reaches age 60 based on an assumed Stable Value Fund return of 5%;

–	Convert the foregoing total into an age 60 single life annuity, using the mortality table prescribed under Section 417(e)(3) of the Internal Revenue Code and an interest rate of 6.5%; and

–	Subtract that annuity from the gross benefit computed in step 1 to determine the participant’s SERP benefit; and

◾	Convert the reduced annuity amount from step 2 to a lump sum present value as of December 31, 2018.

In order to make the calculation in step 2, we projected what the overall rate of return on the Stable Value Fund would be from December 31, 2018 through Mr. Normile’s 60th birthday. We assumed a rate of return of 5%, which is a conservative long-range rate of return consistent with the performance of the Stable Value Fund during the last 10 years.

2018 Nonqualified Deferred Compensation

The following table shows the benefits accrued under our DCP by NEOs that participate in the DCP as of December 31, 2018.

Name	Executive Contributions in 2018(1) ($)	Registrant Contributions in 2018(2) ($)	Aggregate Earnings in 2018(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of 2018(4) ($)
Ynon Kreiz	0	41,200	(427)	0	40,773
Richard Dickson	43,500	65,250	(167,445)	0	1,307,715
Joseph J. Euteneuer	37,500	62,500	(5,368)	0	94,632
Robert Normile	19,177	31,962	(191,676)	0	1,839,246
Amanda J. Thompson	44,610	17,500	(4,266)	0	57,844
Margaret H. Georgiadis (former CEO)	0	19,587	(1,183)	(80,381)	0

(1)

Represents the amounts that our NEOs elected to defer in 2018 under the DCP. These represent compensation earned by our NEOs in 2018, and therefore also are reported in the appropriate columns in the Summary Compensation Table above.

(2)

Represents the amounts credited in 2018 as Company contributions to the accounts of our NEOs under the DCP. These amounts represent automatic contributions and matching contributions as described in the narrative disclosure below. These amounts are also reported in the Summary Compensation Table above in the “All Other Compensation” column.

(3)

Represents the net amounts credited to the DCP accounts of our NEOs as a result of the performance of the investment vehicles in which their accounts were deemed invested, as more fully described in the narrative disclosure below. These amounts do not represent above-market earnings, and thus are not reported in the Summary Compensation Table.

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(4)

Represents the amounts of the DCP account balances at the end of 2018 for each of our NEOs. The amounts that were previously reported as compensation for each NEO in the Summary Compensation Table in years prior to 2018 are as follows.

Name	Aggregate Amounts Previously Reported ($)
Ynon Kreiz	–
Richard Dickson	1,153,613
Joseph J. Euteneuer	–
Robert Normile	316,655
Amanda J. Thompson	–
Margaret H. Georgiadis (former CEO)	60,906

Description of DCP

The DCP allows participants to defer the amounts listed below. All amounts deferred under the DCP are reflected in book-keeping accounts.

Amounts that a participant elects to defer, including:

◾	any amounts that could be deferred under the 401(k) Plan, but for Internal Revenue Code limitations;

◾	up to 75% of base salary; and

◾	up to 100% of annual MIP cash incentive compensation.

Company automatic contributions equal to the automatic contributions that would have been made to the 401(k) Plan, but for Internal Revenue Code limitations. The formula for these contributions currently is a percentage of base salary, based on the participant’s age, as follows:

◾	under 40 years: 3%;

◾	at least 40 but less than 45 years: 4%;

◾	at least 45 but less than 50 years: 5%;

◾	at least 50 but less than 55 years: 6%; or

◾	55 years or more: 7%.

Company matching contributions of 50% of the first 6% of the participant’s elective deferrals are made in coordination with the Company’s 401(k) Plan to ensure no duplication of benefits.

The amounts deferred under each participant’s DCP accounts are deemed to be invested by the participant from a range of choices established by the plan administrator. Currently, the available choices include (i) deemed investment in Mattel common stock (sometimes referred to as “phantom stock”); (ii) deemed investment in any of 12 externally managed institutional funds, including equity and bond mutual funds; and (iii) pre-constructed portfolios with investment strategies aligned with five different risk profiles. A fixed interest account, which provides interest at a rate that is reset annually, was frozen in 2002. The rates of return of the investment options under the DCP for 2018 ranged from -35.05% to 2.72%. Mattel retains the right to change, at its discretion, the available investment options.

The investment options and their annual rates of return for the calendar year ended December 31, 2018 are contained in the following table.

Name of Investment Option	2018 Rate of Return
Fidelity VIP Government Money Market Initial	1.52%
Hartford Total Return HLS IA	(0.81)%
HIMCO U.S. Aggregate Bond Index	0.04%
PIMCO VIT Real Return Instl	(2.06)%
Hartford Value HLS 1A	(10.18)%
HIMCO S&P 500 Index Division	(4.39)%
Vanguard VIF Capital Growth	(1.18)%
Vanguard VIF Mid Cap Index	(9.33)%
NT Russell 2000 Index Division	(10.93)%
HIMCO MSCI EAFE Index Division	(13.35)%
American Funds International 2	(13.13)%
Vanguard VIF REIT Index	(5.35)%
Mattel Stock Equivalent Fund	(35.05)%
Fixed Rate	2.72%

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The participant and Company contributions are credited to book-keeping accounts for the participants, and the balances of these accounts are adjusted to reflect, in the case of participants who chose the fixed rate fund, the applicable interest rate, and in the case of participants who chose the Mattel stock equivalent fund or any of the 12 externally managed investment funds or five risk-based portfolios, the gains or losses that would have been obtained if the contributions had actually been invested in Mattel common stock or the applicable externally managed institutional fund, respectively.

We set aside funds to cover our obligations under the DCP in a trust. However, the assets of the trust belong to Mattel and are subject to the claims of Mattel’s creditors in the event of bankruptcy or insolvency.

Generally, participants make annual deferral elections, and the DCP allows distributions on a scheduled withdrawal date, death, disability, retirement or other termination of employment, with distributions payable in lump sum or up to 15 installments. Certain additional rules apply in the event of a change of control, hardship, or, in the case of contributions before 2005, non-hardship accelerated distributions.

Potential Payments Upon Termination or Change of Control

We have three executive severance arrangements: the original Severance Plan, Severance Plan B and an executive severance practice. The following table reflects the severance arrangement that each NEO was eligible for as of the end of fiscal year 2018:

Name and Position	Severance Arrangement
Ynon Kreiz, CEO	Severance Plan B(1)
Richard Dickson, President and COO	Severance Plan B
Joseph J. Euteneuer, CFO	Severance Plan B(1)
Robert Normile, EVP, Chief Legal Officer, and Secretary	Severance Plan
Amanda J. Thompson, EVP and Chief People Officer	Executive severance practice

(1)	As modified by individual participation agreement.

We summarize below the severance and change-of-control arrangements in effect as of December 31, 2018, as well as pursuant to the terms of other plans and agreements with relevant severance and change-of-control provisions (e.g., the equity award plans and agreements and MIP plan).

Executive Severance Plans

Involuntary Termination

Under the Executive Severance Plans, if a participating NEO’s employment is terminated by Mattel without cause (or solely for Messrs. Euteneuer and Normile, by the executive for good reason) other than in connection with a change of control (an “involuntary termination”), the executive generally will be entitled to the following benefits, which are more fully described in the footnotes to the Estimated Potential Payments table below:

◾	Severance payment:

–

Under the Severance Plan, severance to be paid in equal bi-weekly installments over two years, equal to two times the sum of (i) such executive’s annual base salary plus (ii) the average of the two highest consecutive annual bonuses paid to the executive under the MIP for the five fiscal years ending before the notice of termination is given;

–

Under the Severance Plan B, for Mr. Kreiz, severance to be paid in equal bi-weekly installments over two years, equal to the sum of two times the sum of his annual base salary and target bonus opportunity for the year in which the termination of employment occurs; or

–

Under the Severance Plan B, severance to be paid in equal bi-weekly installments over one year, equal to the sum of such executive’s annual base salary and target bonus opportunity for the year in which the termination of employment occurs; and, other than for Mr. Kreiz, in the event the executive has not found employment on the first anniversary of the termination date, additional payments totaling 0.5 times (for Mr. Euteneuer, 0.75 times) the sum of the executive’s annual base salary and target bonus opportunity for the year in which the termination of employment occurs, to be paid in equal biweekly installments for up to six months (for Mr. Euteneuer, up to nine months) following the first anniversary of the termination date (such payments, “Income Continuation Payments”);

◾

Payment of an amount representing an annual cash incentive payout under the MIP for the year of termination based on actual amount earned for the year, prorated based on the number of days the executive was employed during the year and paid at the time such bonuses are generally paid to employees;

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◾	Payment of a monthly amount approximately equivalent to the then current COBRA premium for up to two years under the Severance Plan and up to one year under the Severance Plan B;

◾	Accelerated vesting of all unvested stock options with extended exercise periods that vary based on whether the participant is retirement eligible (three to five years, or if lesser, remaining term);

◾

Accelerated pro-rata vesting of time-vesting RSUs, based on the number of full months the executive was employed during the vesting period, or, pursuant to the terms of the equity plans, full vesting for RSUs that were outstanding at least six months if the participant is retirement eligible (i.e., at least age 55 with at least five years of continuous service);

◾

Pro-rata vesting of Performance Units based on the number of full months the executive was employed during the three-year performance period, payable at the end of the three-year period at the time such payout occurs for other participants based on our achievement of the performance measures over the three-year period;

◾

Additional two years of age and service credits in SERP benefits (see narrative disclosure to the 2018 Pension Benefits table above for detailed disclosure of the terms) solely under the Severance Plan; and

◾	Outplacement services not to exceed $50,000, provided until the earlier of two years following termination of employment or until new employment is found.

Involuntary Termination Following Change of Control

Under the Executive Severance Plans, if a participating NEO’s employment is involuntarily terminated (including, for Messrs. Kreiz, Euteneuer and Normile, a resignation for good reason) within the two-year period following a change of control, the executive will be entitled to the same severance payments and benefits as an involuntary termination, as discussed above, except that:

◾

Under the Severance Plan, the severance payments described above will be paid in a lump sum; and, under the Severance Plan B, severance payments will be paid in a lump sum equal to two times (for Mr. Kreiz), 1.75 times (for Mr. Euteneuer) or 1.5 times (for Mr. Dickson) the sum of the executive’s annual base salary and target bonus opportunity for the year in which the termination of employment occurs;

◾

The amount representing the annual cash incentive payout under the MIP will be prorated for the number of days the executive was employed during the year and based on such executive’s target annual cash incentive opportunity for the year in which such termination occurs and will be paid at the time that the lump sum severance payment is paid;

◾	All of such executive’s time-vesting RSU awards will be fully accelerated;

◾

All of such executive’s Performance Units (or for Mr. Kreiz, all Performance Units granted after May 17, 2018) will be fully accelerated based on the greater of the target level award opportunity or the actual performance through the most recent completed year prior to the change of control or the date of termination of employment, as applicable, payable within 60 days of such event; and

◾

Under the Severance Plan B, the executive will receive payment of a monthly amount approximately equivalent to the then current COBRA premium for up to two years (for Mr. Kreiz), 21 months (for Mr. Euteneuer) or 18 months (for Mr. Dickson) following the termination date.

No tax gross-ups are provided under our Executive Severance Plans. Participants in the Executive Severance Plans are not entitled to be indemnified for any excise tax imposed as a result of severance or other payments deemed made in connection with a change of control. Instead, they will be required either to pay the excise tax or have such payments reduced to an amount which would not trigger the excise tax if it would be more favorable to them on an after-tax basis.

In order to be entitled to severance payments and benefits under the Executive Severance Plans, the executive will be required to execute a general release agreement with Mattel and, in certain circumstances, comply with post-employment covenants to (i) protect our confidential information, (ii) not accept employment or provide services with a competitor, (iii) not solicit our employees or (iv) not disparage or otherwise impair our reputation, goodwill or commercial interests or any of our affiliated entities or their officers, directors, employees, stockholders, agents or products.

The Executive Severance Plans do not provide for any benefits upon termination of employment due to death or disability. The Executive Severance Plans provide that each participant is covered by the Executive Severance Plans for an initial one-year term, which one-year term automatically renews, unless Mattel gives prior written notice to such executive that the executive’s participation will not be further extended. Once notice is provided, the executive will remain a participant in the Executive Severance Plans for a minimum period of 15 months.

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For purposes of the Executive Severance Plans:

◾

“Cause” generally means willful neglect of significant duties or willful violation of a material policy; commission of a material act of dishonesty, fraud, misrepresentation or other act of moral turpitude; willful act or omission in the course of employment which constitutes gross negligence; willful failure to obey lawful direction of the Board (or the CEO under the Severance Plan B other than for Mr. Kreiz); provided, in each case, unless the activity cannot be cured, written notice will be provided to the executive and the executive will be given a reasonable opportunity to cure or correct such activity;

◾

Solely under the Severance Plan, “good reason” generally means any of the following without the executive’s consent: (i) material diminishment of the executive’s authority, duties or responsibilities; (ii) material diminution in the executive’s annual base salary or a failure by Mattel to pay the executive’s annual base salary, other than an insubstantial or inadvertent failure remedied by Mattel promptly after receipt of notice; (iii) failure by Mattel to make any bonus programs (e.g., the MIP or LTIP), incentive plans or programs, pension, profit sharing, welfare, fringe and other general benefit programs available to the executive at a level that reflects the executive’s responsibilities, other than an insubstantial or inadvertent failure remedied by Mattel promptly after receipt of notice; provided, however, that “good reason” will not exist as a result of Mattel amending, eliminating or reducing any plans, benefits or programs if such actions do not result in a material diminution in the aggregate value of such compensation and benefits, except for any across-the-board compensation and benefit reductions; (iv) other action or inaction that constitutes a breach by Mattel of the plan amendment section of the Severance Plan (i.e., we retain the discretion to amend or terminate the Severance Plan, but any amendment that is materially adverse to any executive requires that executive’s written consent) or any terms of the letter agreement confirming the executive’s eligibility for the Severance Plan; or (v) failure by Mattel to obtain assumption and agreement to perform the Severance Plan by a successor;

◾

Solely for the purposes of Mr. Kreiz’s and Mr. Euteneuer’s participation in the Severance Plan B, “good reason” generally means (i) any material diminution in any of the executive’s duties, authority or responsibilities as CEO or CFO, as applicable; (ii) Mattel’s material reduction of the executive’s base salary and target bonus opportunity, as in effect on his Severance Plan B eligibility date or as the same may be increased from time to time; (iii) any other action or inaction that constitutes a breach by Mattel of the executive’s participation agreement or the plan amendment provision of the Severance Plan B; (iv) any failure by Mattel to obtain the assumption and agreement to perform under the Severance Plan B by a successor as contemplated by the Severance Plan B, except where such assumption and agreement occurs by operation of law; or (v) any relocation of the executive’s principal office from its current location in El Segundo, California by more than 50 miles (or for Mr. Euteneuer, a relocation that increases his one-way commute by more than 50 miles); and

◾

“Change of control” generally includes an acquisition by a third party of 35% or more of Mattel’s outstanding stock; a change in the Board, such that the current members and their approved successors cease to be a majority; a merger or other business combination following which our pre-transaction stockholders cease to hold more than 50% of our stock, we have a new 35%-or-more stockholder, or our pre-transaction Board members do not constitute a majority of the continuing board of directors; and stockholder approval of a liquidation of Mattel.

Executive Severance Practice

Under our current executive severance practice, if a senior executive who does not participate in the Executive Severance Plans incurs an involuntary termination, the executive generally may receive the following benefits:

◾

Severance payments equal to the greater of (i) up to an amount calculated based on their continuous years of service, salary and age and (ii) up to their annual base salary. The first half of the severance amounts will be paid in equal installments equal to the then current biweekly regular rate of pay, and the remaining half will be paid (in equal installments as well) only to the extent the executive has not found employment and is still actively looking for employment by the time the first half of the severance payments have been paid;

◾	Continued benefits coverage for up to three months and payment of a monthly amount approximately equivalent to the then current COBRA premium for up to an additional three months; and

◾	Outplacement services, provided until the earlier of two year following termination of employment or until new employment is found.

Amounts under our executive severance practice will not exceed the amounts under the Executive Severance Plans. In addition, the executive would be required to execute a general release agreement with Mattel.

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Equity Award Plans and Agreements

Time-Vesting Stock Options and RSUs

Unless otherwise provided in an individual award agreement or severance agreement, the 2005 Plan and the Amended 2010 Plan provide for accelerated vesting of equity awards and extended option exercisability under specified terminations of employment, including a qualifying termination in connection with a change of control. “Retirement” for purposes of the 2005 Plan and the Amended 2010 Plan is defined as any termination of employment other than the participant’s death or termination of employment by Mattel for cause, at a time when the participant has attained at least 55 years of age and completed at least five years of continuous service with Mattel.

Amended 2010 Plan

◾

Awards that have been assumed or substituted in a change of control will vest in full if the participant’s employment is terminated without cause within 24 months following the change of control, and options will remain exercisable for the lesser of two years following the termination of employment or their remaining term. Awards that are not assumed or substituted in a change of control generally will vest in full upon the change of control, and outstanding RSUs generally will be settled immediately.

◾

In the event of a termination of employment due to death or disability or any retirement, in the case of stock options, and involuntary retirement only, in the case of RSUs, a participant will receive full vesting of any unvested stock options and RSUs that were granted at least six months prior to the termination date, and such stock options would remain exercisable for the lesser of five years or their remaining term.

2005 Plan

◾	All outstanding awards under the 2005 Plan have vested.

◾

In the event of a termination of employment without cause within 18 months following a change of control, stock options remain exercisable for the lesser of two years following the termination of employment or their remaining term.

Mr. Kreiz’s New-Hire Performance-Based Stock Option Grant

In addition, under Mr. Kreiz’s new-hire performance-based option grant, in the event of a termination of his employment by the Company without cause or due to his death or permanent disability, the option will vest in full and will remain exercisable until the earlier to occur of (i) the third anniversary (or in the event of a termination due to death or permanent disability, the fifth anniversary) of the termination date or (ii) the remaining term.

Performance Units

In the event of a change of control, if (i) the Performance Units are assumed or substituted by the acquirer in a change of control and the participant’s employment is involuntarily terminated within 24 months following the change of control, or (ii) the Performance Units are not assumed or substituted in a change of control, then the vesting of the Performance Units will be accelerated, based on the greater of the target level award opportunity or the actual performance through the most recent completed year prior to the change of control or the date of termination of employment, as applicable, payable within 60 days of such event.

Under the 2017-2019 and 2018-2020 LTIPs, in the event of a participant’s termination due to retirement, death or disability, in each case, at least six months after the beginning of the performance period, the participant will receive pro-rata vesting based on the number of full months the participant was employed during the three-year performance period, payable at the end of the three-year period based on our achievement of the performance measures.

MIP

The terms of the MIP provide that upon a change of control, each participant who is employed by Mattel immediately prior to such change of control will be paid any unpaid annual cash incentive with respect to any performance periods that ended before the closing date. With respect to each performance period that includes the date of the change of control, if the participant executes a waiver of the right to any duplicate cash payments under the Executive Severance Plans with respect to the performance period that includes the date of the change of control under the MIP or the Compensation Committee uses its discretion to reduce the cash payment made under the MIP by the amount paid under the Executive Severance Plans with respect to the performance period that includes the date of the change of control under the MIP, such participant shall be paid an amount equal to the greater of (i) the amount that such participant would have received under the MIP with respect to the performance period as if the target-level performance goals had been achieved, prorated based on the number of months that elapsed from the start of the performance period to the date of the change of control (the “Adjusted Performance period”), or (ii) if determinable, the amount that such participant would have received under the MIP with respect to the Adjusted Performance period, measuring for such purposes, the actual achievement of the performance objectives for the Adjusted Performance period as of the date of the change of control. Such amounts shall be paid within 30 days following the change of control.

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Estimated Potential Payments

The table below sets forth the estimated current value of payments and benefits to each of our NEOs upon a change of control, an involuntary termination, involuntary termination following a change of control (“COC Termination”), retirement, death and disability of our NEOs, assuming that the triggering events occurred on December 31, 2018, when our stock price was $9.99. Ms. Georgiadis is not included, as she received no separation benefits in connection with her stepping down as CEO in April 2018.

For all our NEOs, the amounts shown do not include: (i) benefits earned during the term of our NEOs’ employment that are available to all benefit-eligible salaried employees, and (ii) benefits previously accrued under the SERP (without enhanced benefits due to termination), DCP and 401(k) Plan. For information on the accrued amounts payable under the SERP, see “2018 Pension Benefits” and for amounts payable under the DCP, see the 2018 Nonqualified Deferred Compensation table. The actual amounts of payments and benefits that would be provided can only be determined at the time of the NEO’s termination of employment.

Name and Trigger	Severance: Multiple of Salary and Bonus(1) ($)	Current Year Bonus(2) ($)	Value of Performance Units(3) ($)	Enhancement Value of Pension Benefits(4) ($)	Valuation of Equity Vesting Acceleration(5) ($)	Value of Other Benefits(6) ($)	Total Value(7) ($)
Ynon Kreiz
Change of Control	–	2,695,384	–	–	–	–	2,695,384
Involuntary Termination	7,500,000	2,695,384	909,230	–	181,350	67,868	11,353,833
COC Termination	7,500,000	2,695,384	2,727,690	–	1,305,723	85,736	14,314,533
Retirement	–	–	–	–	–	–	–
Death	–	–	909,230	–	–	–	909,230
Disability	–	–	909,230	–	–	–	909,230
Richard Dickson
Change of Control	–	1,749,000	–	–	–	–	1,749,000
Involuntary Termination	3,000,000	1,749,000	556,755	–	437,692	67,868	5,811,316
COC Termination	3,000,000	1,749,000	2,059,668	–	1,454,451	76,802	8,339,922
Retirement	–	–	–	–	–	–	–
Death	–	–	556,755	–	742,234	–	1,298,989
Disability	–	–	556,755	–	742,234	–	1,298,989
Joseph J. Euteneuer
Change of Control	–	1,431,000	–	–	–	–	1,431,000
Involuntary Termination	3,150,000	1,431,000	297,565	–	215,966	67,871	5,162,402
COC Termination	3,150,000	1,431,000	892,696	–	1,638,010	81,275	5,756,864
Retirement	–	–	–	–	–	–	–
Death	–	–	297,565	–	1,210,677	–	1,508,243
Disability	–	–	297,565	–	1,210,677	–	1,508,243
Robert Normile
Change of Control	–	620,100	–	–	–	–	620,100
Involuntary Termination	1,471,440	620,100	144,742	268,631	152,148	61,260	2,718,321
COC Termination	1,471,440	620,100	570,519	268,631	366,798	61,260	3,358,747
Retirement	–	–	144,742	–	–	–	125,394
Death	–	–	144,742	–	117,527	–	262,269
Disability	–	–	144,742	–	117,527	–	262,269
Amanda J. Thompson
Change of Control	–	596,846	–	–	–	–	596,846
Involuntary Termination	525,000	596,846	115,721	–	–	43,936	1,281,503
COC Termination	525,000	596,846	347,162	–	728,287	43,936	2,241,231
Retirement	–	–	–	–	–	–	–
Death	–	–	115,721	–	562,103	–	677,824
Disability	–	–	115,721	–	562,103	–	677,824

(1)

For these purposes, the representative bonus portion of the severance payment is determined: (a) for Mr. Normile, in accordance with the Severance Plan as the average of the two highest consecutive annual bonuses paid or payable to the executive for the five fiscal years ending before the notice of termination is given; and (b) for Messrs. Kreiz, Dickson and Euteneuer, in accordance with the Severance Plan B as the target MIP opportunity for 2018, the year in which the termination of employment occurs. For Ms. Thompson,

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there is no representative bonus amount in the calculation of her severance payments pursuant to our current executive severance practice. The involuntary termination severance amounts for Messrs. Dickson and Euteneuer assume they have not found employment, and are continuing to look for employment, on the first anniversary of the termination date nor any time through the last severance payment, and for Ms. Thompson, assumes she has not found employment, and is continuing to look for employment, by the time the first half of the severance payments have been paid nor any time through the last severance payment.

(2)

The terms of the Executive Severance Plans provide that upon an involuntary termination (not within two years following a change of control), executives will receive an amount representing a pro-rated (based on days employed) annual cash incentive under the MIP that the executive would have received had the executive remained employed through the MIP annual cash incentive payment date, based on actual performance. Thus, the table shows payouts at 159% or 175%, as applicable, of target in the event of an involuntary termination based on actual 2018 financial and individual performance results.

Upon a COC Termination, the Executive Severance Plans provide that this prorated amount will be based on the executive’s current target MIP annual cash incentive amount. However, under the terms of the MIP, upon a change in control on December 31, 2018, actual MIP amounts would be paid (with no duplication under the Executive Severance Plans), as described below, and therefore the amounts shown upon a COC Termination reflect actual MIP amounts earned for the year ended December 31, 2018. For Mr. Kreiz, the table shows the prorated amount based on his hire date.

Pursuant to the terms of the MIP, a participant may only be eligible for payment of a bonus if he or she is an active employee of Mattel on the date of payment; therefore, generally, a participant has not “earned” the MIP annual cash incentive as of December 31, 2018 if the participant leaves the Company on such date and thus there would be no payments under the 2018 MIP due in the event of death, retirement or disability on December 31, 2018.

In accordance with the provisions of the MIP regarding a change of control, the table shows that upon a change of control on December 31, 2018, the actual MIP amounts earned for the year ended December 31, 2018 would be paid as it is greater than the target MIP opportunity. For Mr. Kreiz, the table shows the prorated target amount based on his hire date.

(3)

We assume that in the event of a change of control, the Performance Units are assumed or substantially similar new rights are substituted therefor by the acquirer. If such Performance Units are not assumed or substantially similar new rights are not substituted, or in the event of a COC Termination, the vesting of such Performance Units will be accelerated, based on the greater of target-level award opportunity or the actual performance through the most recent completed year prior to the date of change of control. For a COC Termination, we have shown values based on the target number of the Performance Units under the 2016-2018 LTIP, 2017-2019 LTIP, and the 2018-2020 LTIP as vesting since current performance is below or at target, as described below. For the value of the Performance Units that would have been earned at target level if the Performance Units were not assumed or substantially similar new rights were not substituted in the event of a change of control only, please see the COC Termination values.

In the event of retirement, involuntary termination, death or disability:

◾	2016-2018 LTIP – We have shown no value in respect of these Performance Units, as actual performance would result in no Performance Units earned.

◾

2017-2019 LTIP – We have shown values reflecting 33.33% of target earnout, based on: 0% earnout for our 2017 adjusted EPS of $(0.87), which was below threshold; 150% earnout for our 2018 adjusted EPS of $(1.30), which was at maximum performance; and an assumed 100% target earnout for adjusted EPS performance for 2019, resulting in a three-year average of 83.33% earned for the financial performance goal. We have further assumed, based on our stock price of $9.99 at December 31, 2018, below threshold performance under our TSR modifier, which would result in a reduction of 50 percentage points from the 83.33% earned payout based on our EPS performance, resulting in 33.33% earned payout. In accordance with the terms of the 2017-2019 LTIP and the Executive Severance Plans, certain NEOs would receive a prorated amount based on the number of months employed during the 36-month performance period. Amounts shown are valued based on our closing stock price of $9.99 on December 31, 2018.

◾

2018-2020 LTIP – We have shown values reflecting 100% of target earnout, based on the number of Performance Units under the 2018-2020 LTIP that would have been earned as of December 31, 2018 based on one year of actual performance for Free Cash Flow and our relative TSR under the 2018-2020 LTIP, which is tracking at target performance.

(4)

Amounts shown reflect the enhancements provided for in the SERP for Mr. Normile in connection with the various termination scenarios, which is the amount that exceeds the present value of the SERP benefit to be received upon retirement or voluntary termination of employment. These amounts are expressed as a lump sum present value amount, without reduction to reflect the possibility of forfeiture or recapture under the provisions described in the narrative disclosure to the 2018 Pension Benefits table above.

(5)

Stock Options – We assume that in the event of a change of control only, the outstanding options are assumed or substantially similar new rights are substituted therefor by the acquirer. If such options are not assumed or substantially similar new rights are not substituted for the outstanding awards, then the vesting of such options will be fully accelerated. For all other scenarios, amounts shown include the value of option acceleration due to retirement or involuntary termination (or in the case of Mr. Kreiz’s new-hire performance-based option grant, death or disability). Amounts shown assume that all stock options would be exercised immediately upon termination of employment. Stock option values represent the excess of the assumed value of the option shares or the change of control price, as applicable, for which vesting is accelerated over the exercise price for those option shares, using our closing stock price of $9.99 on December 31, 2018. All accelerated stock options were underwater as of December 31, 2018 and thus no value is attributed to the acceleration of stock options. If the stock options were not immediately exercised, the value realized by the executives could differ from that disclosed. However, this value is not readily ascertainable since it depends upon a number of unknown factors, such as the date of exercise and the value of the underlying Mattel common stock on that date.

◾	Extended Option Exercise Periods – Upon termination of employment, the stock option award agreements provide for extended option exercise periods, as follows:

For Mr. Normile, due to his age and years of service with Mattel, any termination of employment would qualify as retirement under his option award agreements; therefore, such stock options would remain exercisable for the lesser of five years or their remaining term, excluding the August 1, 2018 stock option award as it would be deemed granted within six months of such

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termination of employment. Because Mr. Normile was a participant in the Severance Plan at the time of the August 1, 2018 stock option grant, such stock option would remain exercisable for the lesser of three years or its remaining term in accordance with the Severance Plan.

For our remaining NEOs, who are not retirement eligible, the general provisions of the 2005 Plan and the Amended 2010 Plan, as applicable, would apply to their stock option awards, which do not provide for an extended option exercise period. For Messrs. Kreiz, Dickson and Euteneuer, any stock options granted after their eligibility in the Severance Plan B would remain exercisable for the lesser of three years or their remaining term in the event of an involuntary termination, before or after a change of control. In addition, pursuant to the terms of Mr. Kreiz’s new-hire performance-based option grant, such stock option will remain exercisable for the lesser of five years or the remaining term in the event of a termination due to death or disability.

The amounts shown do not reflect any value attributable to the extended option exercise periods described above.

RSUs – In the event of a termination of employment due to death or disability or an involuntary retirement, a participant will receive full vesting of any unvested RSUs that were granted at least six months prior to the termination date. Mr. Normile is retirement eligible. For purposes of the table, acceleration upon an involuntary retirement is included for an involuntary termination, and is not included for retirement.

We assume that in the event of a change of control only, the outstanding RSUs under the Amended 2010 Plan are assumed or substantially similar new rights are substituted therefor by the acquirer. If such RSUs are not assumed or substantially similar new rights are not substituted for the outstanding awards, then the vesting of such RSUs will be fully accelerated. The amount shown in the table includes the value of the RSUs for which vesting would have been accelerated under all applicable scenarios (other than a change of control only), based on our closing stock price of $9.99 on December 31, 2018.

(6)

Other benefits include: (i) up to two years of outplacement services up to an aggregate maximum cost of $50,000 each for Messrs. Kreiz, Dickson, Euteneuer and Normile and assuming $35,000 for Ms. Thompson, (ii) payment of a monthly amount equivalent to the then current COBRA premium for up to one year in an involuntary termination and up to two years in a COC Termination for Mr. Kreiz, up to one year in an involuntary termination and up to 18 months in a COC Termination for Mr. Dickson, up to one year in an Involuntary Termination and up to 21 months in a COC Termination for Mr. Euteneuer, up to two years for Mr. Normile, and up to three months for Ms. Thompson following three months of continued benefits coverage. In the event that the executive obtains new employment, the other benefits described above will terminate; however, amounts shown represent the maximum period of continuation.

(7)

Under the terms of the Executive Severance Plan B, in the event that any payments thereunder would be subject to an excise tax under Section 4999 of the Code, the executive will be required to either pay the excise tax or have such payments reduced to an amount that would not trigger the excise tax if it would be more favorable on an after-tax basis. For Messrs. Kreiz and Euteneuer, the total payments and benefits payable to them upon a COC Termination would be subject to the excise tax under the valuation assumptions discussed in the footnotes above. Amounts shown for Mr. Kreiz reflect the full amount of the payments and benefits as it would be more favorable for him to collect on an after-tax basis without a reduction. Total value shown for Mr. Euteneuer reflects a reduction of $1,436,117 as it would be more favorable for him to collect after such reduction. We have assumed such reduction would apply to his cash severance. In each case, we have assumed the highest levels of federal and state income taxes apply.

Pay Ratio of CEO to Median Employee

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K (we refer to the statute and the regulation collectively as the “pay ratio rule”), we are providing information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Kreiz, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Given the reductions in our non-manufacturing work-force and other headcount changes in 2018, we have re-established our median employee for 2018. We continued to employ December 31 as the date for determining the employees to be considered in computing the pay ratio, and employed 2018 as the measurement period. We continued to use “base pay” as our consistently applied compensation measure, which was determined as base salary or base hourly wage multiplied by regularly scheduled hours, or, in the case of temporary employees, estimated hours. No cost-of-living adjustments were made. Based on our consistently applied compensation measure, a large number of our employees were at the median compensation level. The median employee was determined using a statistical sampling of this group. “Total Annual Compensation” of the CEO and median employee for purposes of the pay ratio was based on compensation reportable in the Summary Compensation Table, and for our CEO was annualized (as discussed below), according to applicable rules, instructions and interpretations.

We had 30,866 worldwide employees as of December 31, 2018 (including temporary and seasonal employees) and a significant global manufacturing labor workforce of approximately 20,122 employees (or 65% of our total workforce), with approximately 25,300 employees (or 82% of our total workforce) located outside the U.S., a majority of whom are employed in our manufacturing plants. Market levels of pay and wage rates are dramatically lower for foreign countries in which Mattel has manufacturing facilities. The Total Annual Compensation of our global median employee, determined in accordance with the pay ratio rule was $5,489, which was less than 16% of the median wage of our U.S. employees. The global median employee worked in our manufacturing facility in Indonesia.

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Because we had a CEO transition in April 2018, in accordance with SEC rules, we have elected to annualize Mr. Kreiz’s compensation (including his base salary, annual bonus payment, car allowance and Company contributions to the 401(k) Plan and DCP) for the period he served as our CEO in order to determine his Total Annual Compensation. As a result, Mr. Kreiz’s Total Annual Compensation for purposes of the pay ratio is $18,707,283, which is higher than the amount reflected as his total 2018 total compensation set forth in the Summary Compensation Table of $16,955,660.

2018 Total Annual Compensation of our CEO of $18,707,283, yielded a pay ratio of 3,408:1 when compared to the 2018 Total Annual Compensation for our global median employee of $5,489.

Supplemental Pay Ratio

We are presenting an alternative pay ratio that we believe facilitates a better understanding of our CEO annual equity grant practices.

The pay ratio above is based on our CEO’s 2018 Total Annual Compensation, which includes Mr. Kreiz’s one-time new-hire performance-based stock option grant, which was valued at $5 million based on a Black Scholes value using the 20-day average closing price prior to the date of grant and which had a grant date fair value of $4.44 million computed in accordance with FASB ASC Topic 718. Such grant is not representative of Mr. Kreiz’s intended annual LTI equity grant value, but instead was a special one-time equity grant that the Compensation Committee considered necessary to induce Mr. Kreiz to serve as our CEO. The value of the equity portion of Mr. Kreiz’s 2018 annual target TDC package that was established at the time of his hiring was set at $8.25 million, and was granted as 50% Performance Units, 25% stock options, and 25% RSUs. The aggregate grant date fair value of his 2018 annual equity awards as computed in accordance with FASB ASC Topic 718 was $8.72 million due to the fact that the number of Mr. Kreiz’s Performance Units granted on April 30, 2018 was based on the fair value of the Performance Units granted to the other NEOs on April 5, 2018.

The supplemental pay ratio excludes the one-time new-hire inducement grant to our CEO, and thus includes only the $8.72 million of his 2018 annual LTI equity grant value. For purposes of this ratio, Mr. Kreiz’s Total Annual Compensation is $14,262,839, which when compared to the Total Annual Compensation of our global median employee of $5,489, results in a pay ratio of 2,598:1.

	CEO Total Annual Compensation ($)		Median Employee Total Annual Compensation ($)	Pay Ratio
SEC Required Calculation	18,707,283		5,489	3,408:1
Supplemental Pay Ratio	14,262,839	(1)	5,489	2,598:1

(1)	CEO Total Annual Compensation for the Supplemental Pay Ratio is his Total Annual Compensation, calculated as described above, less his one-time new-hire inducement option grant.

Given the one-time nature of our CEO’s new-hire performance-based stock option grant in 2018, we believe that this supplemental ratio allows for better comparability. However, we also believe that there are a number of reasons why our pay ratio is not comparable to that of other companies, including that other companies may have a median employee that works in the U.S., outsource manufacturing, have different types of workforce, operate in different countries, or utilize different compensation practices. Further, in calculating their own pay ratios, other companies may utilize methodologies, exclusions, estimates, and assumptions that substantially differ from Mattel’s calculation approach.

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Executive Officers and Executive Compensation

Compensation Risk Review

Our Compensation Committee enlisted FW Cook for assistance in performing a detailed risk assessment of our executive compensation plans, policies and programs to determine whether those programs encourage excessive risk taking. FW Cook employed a framework to assist the committee in ascertaining any potential material adverse risks and how they may link with Mattel’s compensation programs. The results of FW Cook’s assessment, along with our HR Department’s assessment of our Company-wide compensation plans, policies and programs, were presented to our Compensation Committee in November 2018. FW Cook and our HR Department advised the Compensation Committee that our Company-wide compensation plans, policies and programs did not present any risks that are reasonably likely to have a material adverse effect on Mattel. As part of its review and assessment, our Compensation Committee also considered the following characteristics of our compensation programs, among others, that discourage excessive or unnecessary risk taking:

◾	Our compensation programs appropriately balance short- and long-term incentives and fixed and variable pay.

◾	Long-term incentives provide a portfolio approach using Performance Units, stock options and time-vesting RSUs.

◾

Under our MIP, we use measures from the income statement and balance sheet. In addition, performance against individualized strategic objectives is taken into account. The performance measures are defined at the beginning of the performance period, with specific exclusions addressed in detail.

◾	Our Compensation Committee may apply negative discretion in determining annual cash incentives earned under our MIP.

◾	Cash and shares earned under our MIP and LTIP, respectively, are capped.

◾	An established performance evaluation approach based on quantitative and qualitative performance is used on a Company-wide basis.

◾

Stock ownership guidelines for our most senior executives have been in place for over a decade and provide that if the target level ownerships are not met within the compliance deadline, executive officers shall retain 100% of after-tax shares acquired from equity awards until such guidelines are met. Our stock ownership guidelines are reviewed annually by our Compensation Committee for individual compliance.

◾	We have a Clawback Policy, Insider Trading Policy, and formal equity grant procedures in place.

Based on this assessment, the Compensation Committee believes that our compensation programs do not present any risk that is reasonably likely to have a material adverse effect on the Company.

Report of the Compensation Committee

The Compensation Committee reviewed and discussed Mattel’s Compensation Discussion and Analysis with Mattel’s management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

COMPENSATION COMMITTEE

Michael J. Dolan (Chair)

R. Todd Bradley

Dr. Judy D. Olian

March 19, 2019

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Advisory Vote to Approve
Named Executive Officer Compensation (“Say-On-Pay”)

We are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our NEOs as described in the “Compensation Discussion and Analysis” and set forth in the executive compensation tables above on pages 44 through 89.

The Board believes that the information provided in the “Compensation Discussion and Analysis” and the executive compensation tables demonstrates that our executive compensation programs are designed appropriately, emphasize pay for performance and are working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The Board has determined to hold a “Say-on-Pay” advisory vote every year. In accordance with this determination and Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking our stockholders to approve the following advisory resolution at the 2019 Annual Meeting:

“RESOLVED, that the stockholders of Mattel approve, on an advisory basis, the compensation of Mattel’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion of this Proxy Statement.”

The Say-on-Pay vote is advisory, and therefore not binding on Mattel, the Compensation Committee or the Board. Although non-binding, the Compensation Committee and the Board will review and consider the voting results when making future decisions regarding our executive compensation programs.

The Board recommends a vote FOR approval of the executive compensation of Mattel’s named executive officers.

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Proposals Relating to Compensation

Approval of Second
Amendment to Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan

The Board recommends that the stockholders vote FOR the approval of the Second Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan.

The share reserve under the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (as amended, the “2010 Plan”) has been significantly depleted. If our stockholders do not approve an increase in the share reserve under the 2010 Plan, we may not have sufficient shares to cover our annual equity award grants scheduled to be made in August 2019, and we will lose access to an important compensation tool that is key to our ability to attract, motivate, reward, and retain our key employees and directors.

Consequently, on March 19, 2019, upon the recommendation of our Compensation Committee, our Board adopted, subject to stockholder approval, the Second Amendment (the “Amendment”) to the 2010 Plan. The 2010 Plan, as amended by the Amendment, is hereinafter referred to as the “Amended Plan.”

The Amendment makes the following key changes to the 2010 Plan (along with certain other clarifying changes):

◾	Increase to the maximum number of shares that may be issued pursuant to the 2010 Plan by 14 million shares;

◾	Revision of the full-value share debiting rate (as described below) from 3.0:1 to 2.7:1 for awards granted on or after March 1, 2019;

◾

Implement an annual non-employee director compensation limit of $750,000 that applies to both cash and equity compensation (the prior annual non-employee director compensation limit of $500,000 applied only to equity compensation); and

◾

Clarification of the change in control provisions of the 2010 Plan relating to when an award will be treated as assumed for purposes of determining the extent to which vesting will be accelerated in connection with a change in control of Mattel or a qualifying termination of employment following a change in control.

If stockholders do not approve this Proposal 4, the Amendment will not become effective, the proposed additional shares will not become available for issuance under the 2010 Plan, and the 2010 Plan will continue as in effect prior to the Amendment, subject to previously authorized share limits.

Mattel’s NEOs and members of the Board will be eligible to receive grants under the Amended Plan and therefore have an interest in this Proposal.

A copy of the Amendment is attached as Appendix A to this Proxy Statement, and a conformed copy of the 2010 Plan, as amended by the Amendment, is attached as Appendix B to this Proxy Statement. Other than the limited amendments described herein, we are not making other changes to the 2010 Plan.

Background and Purpose of the Amended Plan

The Compensation Committee and the Board are asking Mattel’s stockholders to approve the Amendment because the Compensation Committee and the Board believe that it is in the best interest of Mattel and its stockholders to provide, through the Amended Plan, a comprehensive equity and long-term compensation program designed to enable Mattel to attract, retain, and reward employees, non-employee directors, and other persons providing services to the Company. The Compensation Committee and the Board also believe that long-term equity compensation is essential to link executive compensation with long-term stockholder value creation. Equity compensation represents a significant portion of the compensation package for our key employees. Since our equity awards generally vest over several years, the

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value ultimately realized from these awards depends on the long-term value of our common stock. We strongly believe that granting equity awards motivates employees to think and act like owners, rewarding them when value is created for stockholders.

The Amended Plan provides for a broad range of awards to enable Mattel to respond to market trends and to structure incentives to align to its business goals. In particular, the Amended Plan authorizes the grant of stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, dividend equivalents, unrestricted stock, and performance awards (in the form of equity or cash).

The Amended Plan also incorporates several provisions that we believe are key compensation and governance best practices (certain of which were included in the First Amendment to the 2010 Plan approved by stockholders at our 2018 Annual Meeting of Stockholders), including the following:

◾	Minimum vesting requirement. No awards granted under the Amended Plan may vest until the first anniversary of the applicable grant date (subject to limited exceptions).

◾

Aggregate non-employee director compensation limits. Under the Amended Plan, the sum of the aggregate grant date fair value of all equity-based grants and any cash fees paid to a single non-employee director, for services as a non-employee director, in a calendar year may not exceed $750,000.

◾

Payment of dividends and dividend equivalents only if underlying awards vest. Under the Amended Plan, neither dividends nor dividend equivalents may be paid with respect to unvested awards unless and until the underlying award subsequently vests.

◾	No discretion to accelerate vesting of awards upon a change in control. The Amended Plan prohibits discretionary acceleration of vesting in connection with a change in control.

◾

Limitation on vesting of performance-vesting awards in connection with a change in control. If performance-vesting awards granted on or after the date of the 2018 Annual Meeting are not replaced with a qualifying replacement award in connection with a change in control, the Amended Plan provides that such awards will vest based on the greater of (a) actual performance as of the change in control or (b) pro-rated target performance based on a shortened performance period as of the change in control.

◾

No replacement or repricing of awards without stockholder approval. Under the Amended Plan, awards may not be replaced, repriced or re-granted through cancellation or modification without stockholder approval in relation to a change in control or otherwise.

Current Overview of Outstanding Equity Information

The 2010 Plan is the only active equity plan under which equity awards may be made by Mattel. Certain outstanding awards, as set forth in the table below, were granted under the Mattel, Inc. 2005 Equity Compensation Plan (the “2005 Plan”). The Amended Plan authorizes an additional 14 million shares for issuance of equity awards under the Amended Plan (representing approximately 4.1% of the outstanding shares of Mattel common stock as of March 1, 2019). In setting and recommending to stockholders the number of additional shares to authorize under the Amended Plan pursuant to the Amendment, the Compensation Committee and the Board considered the historical number of equity awards granted under the 2010 Plan, as well as the Company’s three-year average burn rate for the preceding three fiscal years as follows:

Year	Stock Options Granted (a)	Full-Value Awards Granted (RSUs) (b)	Performance Units Earned (c)	Total (a)+(b)+(c)	Weighted Average Common Shares Outstanding	Burn Rate
2018	3,379,000	3,345,000	0	6,724,000	345,012,000	1.95%
2017	7,776,000	4,205,000	0	11,981,000	343,564,000	3.49%
2016	3,498,000	1,608,000	0	5,106,000	341,480,000	1.50%
Three-Year Average						2.31%

Mattel’s average burn rate for the preceding three fiscal years as set forth in the table above was 2.31%. The burn rate is the ratio of the number of shares underlying awards granted under the 2010 Plan during a fiscal year (or, with respect to Performance Units, earned under the 2010 Plan during a fiscal year) to the number of Mattel’s weighted average common shares outstanding at the corresponding fiscal year end.

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Proposals Relating to Compensation

Set forth below is the number of shares available for issuance pursuant to outstanding and future equity awards under the 2010 Plan and the 2005 Plan, as of March 1, 2019:

Plan Name	Shares Subject to Outstanding Stock Options(1)	Shares Subject to Outstanding Full-Value Awards (RSUs and Performance Units)(2)	Shares Remaining Available for Future Grant
2005 Plan	338,781	0	0
2010 Plan	21,487,514	5,796,751	18,992,814	(3)

(1)	As of March 1, 2019, the 21,826,295 stock options outstanding had a weighted average exercise price of $25.43 and a weighted average life of 6.51 years.

(2)

Includes the target number of Performance Units that can be earned as of March 1, 2019, assuming achievement of performance-related conditions at target and no TSR adjustment that may be earned for the three-year performance cycle. The maximum number of Performance Units that can be earned as of March 1, 2019, assuming maximum achievement of performance-related conditions and the maximum TSR adjustment that may be earned, as well as dividend equivalents on those units, for the three-year performance cycle, is 1,978,473 Performance Units.

(3)

Due to a ministerial error, Mattel’s 2018 Form 10-K, filed on February 22, 2019, incorrectly stated that the Number of Securities Remaining Available for Future Grant under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) was approximately 6 million shares, whereas the number should have been approximately 19 million shares.”

The aggregate shares shown in the table above represent a fully diluted overhang of approximately 11.9% based on Mattel common shares outstanding as of March 1, 2019. If the Amendment is approved, the additional 14 million shares available for issuance would increase the overhang to approximately 14.9%. Mattel calculates the fully diluted “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards.

When considering the number of additional shares to add to the 2010 Plan, the Compensation Committee and the Board reviewed, among other things, the potential dilution to Mattel’s current stockholders as measured by burn rate and overhang, projected future share usage and projected future forfeitures. The projected future usage of shares for long-term incentive awards under the 2010 Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the 14 million shares to be added to the 2010 Plan pursuant to the Amendment, in combination with the remaining authorized shares and shares added back to the 2010 Plan from forfeitures of awards granted under the 2010 Plan and the 2005 Plan, are projected to satisfy Mattel’s equity compensation needs through at least the 2020 Annual Meeting of Stockholders. In light of the factors considered by the Board and Compensation Committee, the Board and Compensation Committee believe that this number of shares represents reasonable potential equity dilution and provides a significant incentive for officers, employees, and non-employee directors to increase the value of the Company for all stockholders. The Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the Amended Plan while minimizing stockholder dilution.

In light of the factors described above, and the fact that our ability to continue to grant equity and equity-based compensation is vital to our ability to continue to attract and retain key personnel in the labor markets in which we compete, the Board has determined that the size of the share reserve under the Amended Plan is reasonable and appropriate at this time.

Summary of the Amended Plan

The material terms of the Amended Plan are summarized below and qualified in their entirety by reference to the Amendment attached as Appendix A to this Proxy Statement, and the conformed copy of the 2010 Plan, as amended by the Amendment, attached as Appendix B to this Proxy Statement. Other than the limited amendments described herein and set forth in the Amendment, we are not making other changes to the 2010 Plan.

Persons Eligible for Grants. The Amended Plan permits the Compensation Committee to make grants to employees, non-employee directors and consultants of Mattel. As of March 1, 2019, we had approximately 30,490 worldwide employees and 8 non-employee directors. Under our current equity compensation program, eligibility for awards is generally limited to employees at the level of manager and above and non-employee directors (1,946 employees, 7 executive officers and 8 non-employee directors as of March 1, 2019). Consultants do not receive awards pursuant to our current equity compensation program. Recipients of grants are referred to in this Proposal as participants.

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Shares Available under the Amended Plan. Without giving effect to the Amendment, the maximum number of shares of our common stock for which grants may be made under the 2010 Plan is equal to the sum of (x) 90 million shares, (y) the number of shares which as of the date of the 2010 annual stockholder meeting (the “Effective Date”) remained available for issuance under the 2005 Plan, or 6,636,782 shares, and (z) any shares subject to awards outstanding under the 2005 Plan as of the Effective Date that were or are thereafter forfeited or otherwise terminate or expire for any reason without the issuance of shares, all of which may be granted as incentive stock options pursuant to Section 422 of the Code. As of March 1, 2019, the number of shares subject to awards outstanding under the 2005 Plan that could be added to the 2010 Plan if they were forfeited, terminated or expired is 338,781 shares.

As of March 1, 2019, there were approximately 18,992,814 million shares available for grant under the 2010 Plan, without giving effect to any potential increase from outstanding awards that may hereafter be forfeited, terminated or expired under the 2005 Plan.

If our stockholders approve the Amendment, the maximum number of shares of our common stock which may be issued under the Amended Plan will be increased by 14 million shares and thus equal to the sum of (x) 104 million shares, (y) the number of shares which as of the Effective Date remained available for issuance under the 2005 Plan, or 6,636,782 shares, and (z) any shares subject to awards outstanding under the 2005 Plan as of the Effective Date which, on or after the Effective Date, are forfeited or otherwise terminate or expire for any reason without the issuance of shares, all of which may be granted as incentive stock options pursuant to Section 422 of the Code.

For purposes of calculating the shares that remain available for grants under the Amended Plan, each stock option or SAR will be treated as using one available share for each share actually subject to the grant, and each other type of grant (referred to in this Proposal as “full-value grants”) will be treated as using more than one available share for each share actually subject to the grant. This higher debiting rate for full-value grants is referred to in this Proposal as the “full-value share debiting rate.” Without giving effect to the Amendment, the full-value share debiting rate under the 2010 Plan is three-to-one (3.0:1) or such higher rate as the Compensation Committee may determine. The Amendment amends the 2010 Plan to provide for a full-value share debiting rate of three-to-one (3.0:1) for awards granted prior to March 1, 2019 and a full-value share debiting rate of two and seven-tenths-to-one (2.7:1) for awards granted on or after March 1, 2019. These different debiting rates for full-value grants and stock options and SARs are designed to reflect the possibility that full-value grants may be more dilutive than stock options and SARs. Having a higher debiting rate for full-value grants is intended to protect Mattel’s existing stockholders from the possibly greater dilutive effect of full-value grants.

If a stock option or SAR expires without having been exercised, or is settled for cash in lieu of shares, the shares subject to the grant will be added back to the number of shares remaining available for future grants under the Amended Plan. Under the Amended Plan, if a full-value grant is forfeited or otherwise terminates without the issuance of shares or is settled for cash in lieu of shares, the number of shares remaining available for future grants under the Amended Plan will be increased by the number of shares not issued as a result, multiplied by the full-value debiting rate that was actually used for such full-value award to reduce the number of shares available under the Amended Plan. Shares tendered by a participant or withheld by Mattel in payment of the grant price or to satisfy any tax withholding obligation of an option or other grant and shares purchased on the open market with the cash proceeds from the exercise of options will count against the number of shares available under the Amended Plan and will not be added back to the number of shares remaining available for future grants under the Amended Plan. Further, in the event that a SAR may be settled in shares, the number of shares deemed subject to the grant shall be the number of shares with respect to which such SAR may be exercised and not the number of shares that may be distributed in settlement of such exercise.

The maximum number of shares of Mattel common stock as to which grants may be made to a single participant in a single calendar year is 5,000,000 shares and the maximum aggregate amount of cash that may be paid in cash with respect to one or more cash-based grants to a single participant in a single calendar year is $20,000,000. Without giving effect to the Amendment, the 2010 Plan provides that the maximum aggregate grant date fair value of grants that may be made to a single non-employee director in a single calendar year is $500,000. The Amendment amends the 2010 Plan to provide that, notwithstanding any provision in the Amended Plan to the contrary, the sum of the aggregate grant date fair value of equity-based grants and the amount of any cash-based awards or other cash fees that may be granted or paid to a single non-employee director as compensation for such non-employee director’s services as a non-employee director of the Company in a single calendar year may not exceed $750,000.

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Proposals Relating to Compensation

The Amended Plan provides that in the event of a stock dividend, declaration of an extraordinary cash dividend, stock split, reverse stock split, share combination, recapitalization (or any similar event affecting the capital structure of Mattel), merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, or disaffiliation of a subsidiary, affiliate, or division (or any similar event affecting Mattel), the Compensation Committee or the Board will make substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares of common stock or other securities reserved for grants under the Amended Plan, (ii) the limitations described above, (iii) the number and kind of shares or other securities subject to outstanding grants, and (iv) the exercise price of outstanding options and SARs.

The Amended Plan also provides that if a grant is made pursuant to the conversion, replacement, or adjustment of outstanding equity awards in connection with any acquisition, merger, or other business combination or similar transaction involving Mattel (this kind of grant is referred to in this Proposal as a “Substitute Grant”), then the number of shares available under the Amended Plan will not be reduced as a result, to the extent the Substitute Grant is permitted without stockholder approval by the listing standards of the Nasdaq Stock Market.

Administration of the Amended Plan. The Amended Plan is administered by the Compensation Committee, or such other committee of members of the Board as the Board may designate from time to time. The Compensation Committee is required to have at least three members, and all of its members must qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”), and must meet the independence requirements of the listing standards of the Nasdaq Stock Market. The Compensation Committee may include all members of the Board, if they all meet the foregoing requirements.

The Compensation Committee is authorized to construe and interpret the Amended Plan, the rules and regulations under the Amended Plan, and all grants under the Amended Plan; to adopt, amend, and rescind rules and procedures relating to the administration of the Amended Plan as, in its opinion, may be advisable in the administration of the Amended Plan; and, except as provided in the Amended Plan, to make all other determinations deemed necessary or advisable under the Amended Plan. The Compensation Committee may, except to the extent prohibited by applicable law or the listing standards of the Nasdaq Stock Market, allocate all or any portion of its responsibilities and powers to any one or more of its members or to any other person or persons selected by it, including without limitation Mattel’s Chief Executive Officer. However, the Compensation Committee’s ability to delegate its authority is limited in certain respects pursuant to the Amended Plan, including that the Compensation Committee may not make any delegation of its authority to grant awards to Mattel’s directors and executive officers, except to the extent permitted by Rule 16b-3.

Types of Awards. The Amended Plan authorizes the Compensation Committee to grant stock options, SARs, restricted stock, RSUs, dividend equivalents, and unrestricted stock, in each case based on Mattel common stock. The Amended Plan also authorizes the Compensation Committee to grant performance awards payable in the form of Mattel common stock or cash.

Stock Options. The Compensation Committee may grant stock options qualifying as incentive stock options under the Internal Revenue Code (“ISOs”) and non-qualified stock options. The term of each stock option will be fixed by the Compensation Committee, but may not exceed ten years, or in the case of a ten percent stockholder, five years. The exercise price for each stock option will also be fixed by the Compensation Committee, but (except in the case of Substitute Grants) may not be less than the fair market value of Mattel common stock on the date of grant. ISOs may only be granted to employees of Mattel and corporations connected to it by chains of ownership of voting power representing fifty percent or more of the total outstanding voting power of all classes of stock of the lower-tier entity. Stock options will vest and become exercisable as determined by the Compensation Committee. Participants who hold stock options are not entitled to dividends or dividend equivalents.

Stock Appreciation Rights (SARs). The exercise price of a SAR may be paid in cash, in shares of Mattel common stock, or a combination, as determined by the Compensation Committee. SARs may be granted under the Amended Plan either with a stock option (“tandem SARs”) or separately (“free-standing SARs”). Participants who hold SARs are not entitled to dividends or dividend equivalents.

Tandem SARs may be granted at the time the related stock option is granted or, in the case of a non-qualified stock option, after the grant. Tandem SARs must vest and be exercisable, and terminate, at the same time as the related stock option. The exercise of a tandem SAR will result in the termination of the related stock option to the same extent, and vice versa.

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The term of each free-standing SAR will be fixed by the Compensation Committee, but may not exceed ten years. The exercise price of each free-standing SAR will also be fixed by the Compensation Committee, but (except in the case of Substitute Grants) may not be less than the fair market value of Mattel common stock on the date of grant. Free-standing SARs will vest and become exercisable as determined by the Compensation Committee.

Restricted Stock. The Compensation Committee may also award restricted stock, which consists of shares of Mattel common stock subject to such vesting requirements as the Compensation Committee may determine. These requirements may include continued services for a specified period and/or achievement of specified performance goals. The participant will not be permitted to dispose of restricted stock until it vests, but will be entitled to vote the shares. Under the Amended Plan, dividends may only be paid to the participant in respect of unvested shares of restricted stock (and any other awards with respect to which dividends may be earned under the Amended Plan) to the extent that the underlying award (or applicable portion thereof) vests.

Restricted Stock Units (RSUs). The Compensation Committee may also award RSUs representing a specified number of hypothetical shares of Mattel common stock, the vesting of which is subject to such requirements as the Compensation Committee may determine. These requirements may include continued services for a specified period and/or achievement of specified performance goals. Upon or after vesting, RSUs will be settled in cash or shares of Mattel common stock or a combination, as determined by the Compensation Committee. A participant to whom RSUs are granted will not have any rights as a stockholder with respect to the units, unless and until they are settled in shares of Mattel common stock.

Dividend Equivalents. The Compensation Committee may include dividend equivalents on shares of Mattel common stock that are subject to full-value grants (such as RSUs) but dividend equivalents may not be granted or paid with respect to shares that are subject to options or SARs. The Compensation Committee may make separate grants of dividend equivalents with respect to a specified number of hypothetical shares. A dividend equivalent means a right to receive payments, in cash or shares of Mattel common stock, representing the dividends and other distributions with respect to a specified number of hypothetical shares of Mattel common stock, as and when such other dividends and other distributions are actually made to holders of Mattel common stock. The Compensation Committee may specify such other terms as it deems appropriate for dividend equivalents, including when and under what conditions the dividend equivalents will be paid and whether any interest accrues on any unpaid dividend equivalents. Under the Amended Plan, dividend equivalents with respect to grants (or any portion thereof) that are unvested may only be paid to the participant to the extent that the grant (or portion thereof) vests, and any dividend equivalents with respect to any portion of a grant that does not vest will be forfeited.

Performance Awards. Performance awards may also be granted pursuant to the Amended Plan. Performance awards are payable upon the attainment of pre-established performance goals and criteria established by the Compensation Committee. Performance awards may be paid in cash, shares of Mattel common stock or a combination of cash and shares, as determined by the Compensation Committee.

The terms of the Amended Plan provide the Compensation Committee with the authority to specify whether performance awards are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) which, prior to the enactment of the Tax Cuts and Jobs Act, was an exception to the limitation under Section 162(m) on the tax deductibility of annual compensation paid to certain executives. However, as discussed below under the heading “Certain Material U.S. Federal Income Tax Consequences – Limits on Mattel’s Deductions”, effective for tax years commencing after December 31, 2017, our ability to rely on this exception for new grants was eliminated, and the limitation on deductibility generally was expanded to include all named executive officers. As a result, under current tax law, the Compensation Committee no longer expects to grant performance awards that are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m).

Grants to Non-Employee Directors. The Amended Plan provides that on the date of each annual stockholders meeting, each non-employee director will receive a grant of (i) non-qualified stock options, (ii) restricted stock, or (iii) RSUs, as determined by the Compensation Committee or the Board pursuant to the written Summary of Compensation of the Non-Employee Members of the Board of Directors, or any successor summary or program.

Bonus Grants and Grants in Lieu of Cash Compensation. The Compensation Committee is authorized to grant shares of Mattel common stock as a bonus, or to grant shares of Mattel common stock or make other grants in lieu of Company obligations to pay cash or deliver other property under the Amended Plan or under other plans or compensatory arrangements of Mattel. Non-employee directors may also elect to receive grants of shares of Mattel common stock in lieu of all or a portion of their annual cash retainer fees.

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Minimum Vesting. The Amended Plan includes a minimum vesting requirement that provides that, subject to the provisions of the Amended Plan with respect to adjustments to grants in connection with certain corporate transactions and the treatment of grants upon a change in control, grants under the Amended Plan may vest no earlier than the first anniversary of the date of grant. However, grants in respect of an aggregate of up to five percent of shares of Mattel common stock available for grants under the Amended Plan may be granted without respect to the minimum vesting provisions. In addition, the Amended Plan further provides that this vesting limitation will not preclude or limit any grant or other arrangement (or any action by the Committee) from providing for accelerated vesting of such grant in connection with or following a participant’s death, disability or termination of service (referred to in the Amended Plan as a “severance”).

Consequences of Severance and Change in Control. The Amended Plan sets forth the consequences of a participant’s severance on his or her grants, unless the Compensation Committee determines otherwise or unless the participant has an individual arrangement that requires a different result. Under these general rules, except as explained below, a participant’s unvested awards are forfeited upon the participant’s severance, and vested stock options remain exercisable for 90 days or until the end of their term, whichever period is shorter.

For Cause. If the severance is for cause, all of the participant’s then-outstanding grants will be immediately forfeited, including vested stock options.

Death or Disability. If a severance results from the participant’s death or disability:

◾

The participant’s stock options and SARs that were granted at least six months before such severance will vest in full and remain exercisable for the earlier of five years after the date of such severance or the remainder of their term, and any other stock options that are vested will remain exercisable for the earlier of 90 days or the remainder of their term;

◾	The participant’s unvested restricted stock that was granted at least six months before such severance will vest in full and all other then-outstanding unvested restricted stock will be forfeited; and

◾

The participant’s unvested RSUs that were granted at least six months before such severance will vest in full and be settled in accordance with the terms of such grant and all other then-outstanding unvested RSUs will be forfeited.

Retirement. If a severance results from retirement:

◾

Involuntary or voluntary retirement. The participant’s stock options and SARs that were granted at least six months before such severance will vest in full and remain exercisable for the earlier of five years after the date of such severance or the remainder of their term, and any other stock options that are vested will remain exercisable for the earlier of 90 days or the remainder of their term; and

◾

Involuntary retirement only. The participant’s unvested RSUs that were granted at least six months before such severance will vest in full and be settled in accordance with the terms of such grant and all other then-outstanding unvested RSUs will be forfeited.

For purposes of the Amended Plan, “retirement” means a severance other than as a result of the participant’s death or termination by Mattel for cause, after attaining age 55 with at least five years of service, and “involuntary retirement” means a severance that is classified by Mattel as an involuntary separation and that qualifies as a retirement.

Change in Control. Pursuant to the Amendment, the Amended Plan provides that in the event of a change in control of Mattel:

(i)

with respect to grants that are not subject to performance-based vesting, unless a qualifying replacement award is provided to replace the applicable grant, any outstanding option or stock appreciation right will vest and be fully exercisable as of the date of the change in control, any outstanding grant of restricted stock or restricted stock units will also become fully vested as of the date of the change in control, and in the case of restricted stock units will be settled immediately (unless otherwise deferred) in cash or common stock as provided in the terms of the award;

(ii)

with respect to grants that are not subject to performance-based vesting (other than those which are replaced by qualifying replacement awards and cease to be subject to performance-based vesting conditions), if a qualifying replacement award is provided to the applicable participant to replace such grant, then, in the event that the participant is terminated by Mattel without cause within the 24-month period immediately following the change in control, then, any such qualifying replacement award that relates to (x) options or stock appreciation rights outstanding as of immediately prior to the participant’s severance shall become fully vested and exercisable as of the date of such severance and remain exercisable until the earlier of (A) the second anniversary of the severance and (B) the end of the applicable term

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Proposals Relating to Compensation

of the award, and (y) restricted stock or restricted stock units outstanding as of immediately prior to such severance, will be fully vested as of the date of such severance, and any such qualifying replacement award that relates to restricted stock units shall be settled immediately (unless otherwise deferred) upon such severance in cash or common stock as provided in the terms of the award; and

(iii)

unless a qualifying replacement award is provided to the applicable participant to replace the applicable grant, any grant that is subject to performance-based vesting and that is granted on or after the effective date of the First Amendment to the 2010 Plan shall, immediately prior to, and subject to the consummation of, such change in control, vest and be settled immediately (unless otherwise deferred) in cash or common stock as provided in the terms of the award, based on the greater of (x) actual performance through the date of the change in control or (y) prorated target performance based on the number of days elapsed in the applicable performance period through the date of the change in control;

in each case, subject to the terms of any grant, Individual agreement, program or the Amended Plan.

For purposes of the above rules, the Amendment defines a “qualifying replacement award” as an award that (i) is of the same type as the grant it is replacing (the “Replaced Award”), (ii) has a value that is no less than the value of such Replaced Award as of the date of the applicable change in control, (iii) if such Replaced Award was an equity-based award, relates to publicly traded equity securities of Mattel or of the ultimate parent entity, as applicable, following such change in control, (iv) contains terms relating to vesting (including with respect to a severance) that are no less favorable to the applicable participant than those of such Replaced Award, and (v) has other terms and conditions that are no less favorable to the applicable participant than the terms and conditions of such Replaced Award as of the date of such change in control. Without limiting the generality of the foregoing, a qualifying replacement award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the above conditions are satisfied will be made by the Compensation Committee, as constituted immediately before the applicable change in control, in its sole discretion.

Notwithstanding the foregoing, except to the extent that a qualifying replacement award is not provided to the applicable participant to replace the applicable grant described above, (1) in no event will any grant granted on or after the effective date of the First Amendment to the 2010 Plan provide for accelerated vesting or exercisability (as applicable) solely upon the occurrence of a change in control, and (2) in no event shall either the Board or the Compensation Committee accelerate the vesting or exercisability (as applicable) of any grant, in whole or in part, solely upon the occurrence of a change in control.

If a grant under the Amended Plan is treated as “deferred compensation” subject to Section 409A of the Internal Revenue Code, the foregoing rules will apply upon a change in control only to the extent specifically provided in the applicable grant agreement and consistent with the tax requirements applicable to deferred compensation. Section 409A of the Internal Revenue Code is discussed in greater detail below under the heading “Certain Material U.S. Federal Income Tax Consequences – Section 409A of the Internal Revenue Code.”

In addition, unless the Compensation Committee specifically establishes otherwise for a particular stock option or SAR, the minimum period to exercise vested stock options and SARs after a severance other than for cause is two years (or, if earlier, until the end of the applicable term of the award), if the severance occurs during the 24-month period following a change in control.

Termination, Rescission and Recapture. In order to better align participants’ long-term interests with those of Mattel and its subsidiaries and affiliates, the Amended Plan provides that, subject to certain limitations, Mattel may terminate outstanding grants, rescind exercises, payments or deliveries of shares pursuant to grants, and/or recapture proceeds of a participant’s sale of shares of Mattel common stock delivered pursuant to grants if the participant violates specified confidentiality and intellectual property requirements or engages in certain activities against the interest of Mattel or any of its subsidiaries and affiliates. These provisions apply only to grants made to employees for services as such, and they do not apply to participants following any severance that occurs within 24 months after a change in control.

Compensation Recovery Policy (Clawback Policy). Grants made under the Amended Plan on or after August 29, 2013, or grants with a performance period or, in the case of long-term incentive equity awards, a performance cycle that commences on or after August 29, 2013, are subject to the terms and conditions of the Mattel, Inc. Compensation Recovery Policy, as may be amended from time to time, to the extent applicable.

100	Mattel, Inc.

Proposals Relating to Compensation

Transferability. Grants under the Amended Plan are generally non-transferable other than by will or the laws of descent, and stock options and SARs generally may be exercised, during a participant’s lifetime, only by the participant. However, the Compensation Committee may allow transfers of non-qualified stock options, free-standing SARs and other grants. In no event may a grant be transferable for consideration absent stockholder approval.

Tax Withholding. Participants are required to pay to Mattel, or make arrangements satisfactory to Mattel regarding the payment of, any taxes that are required to be withheld with respect to grants under the Amended Plan. Unless otherwise determined by Mattel, the legally required minimum withholding obligations (or higher level of withholding, if permissible without adverse accounting consequences) may be settled with shares of Mattel common stock, including shares that are part of the grant that gives rise to the withholding requirement.

Amendment and Termination of the Amended Plan. The Amended Plan may be amended or terminated by the Board at any time, and outstanding grants may be amended by the Compensation Committee. Any such amendment or termination may not adversely affect any grants that are then outstanding without the consent of the affected participant, except for amendments made to cause the Amended Plan or a grant to comply with applicable law, stock exchange rules or accounting rules.

Except as described above under “Shares Available Under the Amended Plan” regarding adjustments to reflect changes in capitalization and corporate transactions, no stock option or SAR may be modified by reducing its exercise price, or cancelled and replaced with a new stock option or SAR with a lower exercise price without stockholder approval. Further, no stock option or SAR may be cancelled in exchange for cash or another grant when the stock option or SAR per share exercise price exceeds the fair market value of the underlying share of Mattel common stock without stockholder approval.

Any amendment to the Amended Plan must be approved by the stockholders if so required by the listing standards of the Nasdaq Stock Market or if it would affect the prohibition on option exchange or repricing described above. If it is not terminated sooner, the Amended Plan will terminate on March 26, 2025, except with respect to then-outstanding grants.

Estimate of Benefits; New Plan Benefits

Because grants under the Amended Plan to participants are generally within the discretion of the Compensation Committee, it is not possible to determine the future grants that will be made to participants, other than non-employee directors, under the Amended Plan.

The Amended Plan authorizes the grant of equity-based awards to non-employee directors pursuant to our director compensation program as in effect from time to time, as described under the heading “Director Compensation – Narrative Disclosure to Director Compensation Table.” Historically, our non-employee directors have received annual equity grants under the 2010 Plan in accordance with our director compensation program. The table below sets forth the aggregate grant date fair value of annual equity-based awards that all non-employee directors as a group are expected to receive in 2019 pursuant to our director compensation program as currently in effect. If our stockholders do not approve this Proposal 4, we expect that sufficient shares will remain available for grant under the 2010 Plan to issue an annual equity grant in respect of 2019 to our non-employee directors under the 2010 Plan, as in effect prior to the Amendment.

Name	Dollar Value	Number of Units(1)
2018 NEOs and Current Positions
Ynon Kreiz – Chief Executive Officer (since April 26, 2018) and Director	–	–
Richard Dickson – President and Chief Operating Officer	–	–
Joseph J. Euteneuer – Chief Financial Officer	–	–
Robert Normile – Executive Vice President, Chief Legal Officer and Secretary	–	–
Amanda J. Thompson – Executive Vice President and Chief People Officer	–	–
Margaret H. Georgiadis – Former Chief Executive Officer and Director (until April 26, 2018)	–	–
All current executive officers as a group	–	–
All current non-executive officer directors as a group	$1,120,000	–
All non-executive officer employees as a group	–	–

(1)

The number of RSUs granted to non-executive director nominees on the 2019 Annual Meeting date cannot be determined at this time since the $140,000 grant value will be converted to a number of RSUs using Mattel’s closing stock price on the 2019 Annual Meeting date.

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Proposals Relating to Compensation

History of Grants Under the 2010 Plan

The following table shows the number of shares of our common stock subject to equity awards granted or earned under the 2010 Plan since its inception through March 1, 2019 for certain individuals:

Name	Stock Options	RSUs	Performance Units(1)
2018 NEOs and Current Positions
Ynon Kreiz – Chief Executive Officer (since April 26, 2018) and Director	1,444,745	136,369	273,042
Richard Dickson – President and Chief Operating Officer	2,540,540	326,278	179,648
Joseph J. Euteneuer – Chief Financial Officer	842,872	223,655	89,359
Robert Normile – Executive Vice President, Chief Legal Officer and Secretary	780,425	123,773	100,393
Amanda J. Thompson – Executive Vice President and Chief People Officer	180,477	100,615	34,751
Margaret H. Georgiadis – Former Chief Executive Officer and Director (until April 26, 2018)	2,352,818	827,525	304,340
All current executive officers as a group	5,998,054	1,051,106	703,650
All current non-executive officer directors as a group	–	185,515	–
Nominees for election as a director
R. Todd Bradley		9,162
Adriana Cisneros		7,347
Michael J. Dolan		42,817
Soren T. Laursen		16,035
Ann Lewnes		26,690
Roger Lynch		7,347
Dominic Ng		42,817
Dr. Judy D. Olian		6,518
Vasant M. Prabhu		42,817
Associates of any such directors, executive officers or nominees	–	–	–
Other persons who received or are to receive 5% of such options or rights	–	–	–
All non-executive officer employees as a group	5,828,820	7,835,192	459,879

(1)	With respect to completed performance periods, reflects shares earned. With respect to ongoing performance periods, reflects target Performance Units granted.

Certain Material U.S. Federal Income Tax Consequences

The following is a brief description of the principal United States federal income tax consequences related to grants made under the Amended Plan and certain other United States federal income tax issues. It is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. A participant will not be subject to tax at the time a non-qualified stock option is granted, and no tax deduction will then be available to Mattel. Upon the exercise of a non-qualified stock option, an amount equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise will be included in the participant’s ordinary income and Mattel will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will generally be treated by the participant or transferee of the non-qualified stock option as either capital gain or capital loss.

Incentive Stock Options (ISOs). A participant will not be subject to regular income tax at the time an ISO is granted or exercised, and no tax deduction will then be available to Mattel; however, the participant may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the ISO over the exercise price. Upon disposition of the shares acquired upon exercise of an ISO, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the participant has not disposed of the shares within two years after the date of grant or within one year after the date of exercise and has been employed by Mattel at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the participant disposes of the shares without satisfying both the holding period and employment requirements, the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price but, in the case of a failure to satisfy the holding period requirement, not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss.

102	Mattel, Inc.

Proposals Relating to Compensation

Mattel is not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Grants. The current federal income tax consequences of other grants authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); RSUs, dividend equivalents, unrestricted stock and performance awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid (other than employment taxes which are generally paid at the time such compensation is deferred or vested). In each of the foregoing cases, Mattel will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) with respect to covered employees.

Section 162(m) of the Internal Revenue Code. Section 162(m) generally places a $1,000,000 annual limit on a publicly held corporation’s tax deduction for compensation paid to certain executive officers. Prior to the enactment of the Tax Cuts and Jobs Act, this limit did not apply to compensation that satisfied the applicable requirements for the “qualified performance-based compensation” exception to the Section 162(m) deductibility limitation. However, under the Tax Cuts and Jobs Act enacted in 2017, effective for tax years commencing after December 31, 2017, the performance-based compensation exception, and our ability to rely on this exception, were eliminated (other than with respect to certain grandfathered arrangements in effect on November 2, 2017), and the limitation on deductibility generally was expanded to include all named executive officers. As a result, under current tax law, the Compensation Committee no longer expects to be able to grant awards under the Amended Plan that are intended to qualify for the performance-based compensation exception to the Section 162(m) deductibility limit.

As one of the factors in its decisions regarding grants under and administration of the Amended Plan, the Compensation Committee will consider the anticipated effect of Section 162(m). These effects will depend upon a number of factors, including the timing of executives’ vesting in or exercise of previously granted equity awards and receipt of other compensation. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control may also affect the deductibility of compensation. For these and other reasons, Mattel’s tax deductions for grants under the Amended Plan may be limited or eliminated as a result of the application of Section 162(m).

Section 280G of the Internal Revenue Code. If awards under the Amended Plan are granted, vest or are paid contingent on a change in control or a subsequent termination of employment, some or all of the value of the award may be considered an “excess parachute payment” under Section 280G of the Internal Revenue Code, which would result in the imposition of a 20 percent federal excise tax on the recipients of the excess parachute payments and a loss of Mattel’s deduction for the excess parachute payments.

Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code (“Section 409A”), which was enacted as part of the American Jobs Creation Act in late 2004, substantially changes the federal income tax law applicable to non-qualified deferred compensation, including certain equity-based compensation. The terms and conditions governing any grants that the Compensation Committee determines will be subject to Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Mattel common stock pursuant thereto, must be set forth in writing, and must comply in all respects with Section 409A. In addition, to the extent any grant is subject to Section 409A, notwithstanding any provision of the Amended Plan to the contrary, the Amended Plan does not permit the acceleration of the time or schedule of any distribution related to such grant, except as permitted by Section 409A.

Board Recommendation

The Board believes that the Amended Plan, which continues to provide the ability to link participants’ pay to stockholder returns, is a critical compensation component in Mattel’s ability to attract, retain and motivate employees, non-employee directors and consultants by aligning their interests with the interests of Mattel’s stockholders.

The Board of directors recommends a vote FOR the second amendment to the Mattel, Inc. amended and restated 2010 equity and long-term compensation plan.

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Stockholder Proposal

Stockholder Proposal
Regarding an Amendment to Stockholder Proxy Access Provisions

John Chevedden, whose address is 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, has requested that the following proposal be included in this Proxy Statement and has indicated that he intends to bring such proposal before the 2019 Annual Meeting of Stockholders. If Mr. Chevedden, or a representative who is qualified under state law, is present at the 2019 Annual Meeting and properly submits the proposal for a vote, then the proposal will be voted upon at the 2019 Annual Meeting. Mr. Chevedden has submitted documentation indicating that he is the beneficial owner of at least 200 shares of Mattel common stock and has advised Mattel that he intends to continue to hold the requisite amount of shares through the date of the 2019 Annual Meeting. Mr. Chevedden’s proposal and his related supporting statement are followed by a recommendation from the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the stockholder.

Stockholder Proposal

Proposal 5 – Enhance Shareholder Proxy Access

RESOLVED: Stockholders ask the board of directors to amend its proxy access bylaw provisions and any associated documents, to include the following change:

A shareholder proxy access director candidate shall not need to obtain a specific percentage vote in order to qualify as a shareholder proxy access director candidate at any future shareholder meeting.

This proposal is important because a shareholder proxy access candidate might not obtain the currently required 25%-vote (and thus unfortunately be disqualified the following year under our rule) even if he or she is better qualified than certain existing directors. Shareholders may simply believe that at the time of the annual meeting that the company is not ready for a proxy access candidate and hence may not support the candidate because the timing is not right.

A year later a majority of shareholders might determine that circumstances have changed and the timing is right. Hence shareholders should be able to vote for such a highly qualified candidate.

The following are just a few of the scores of companies that do not require a proxy access director candidate to obtain a specific percentage vote in order to be a candidate in the following year:

Citigroup (C)

eBay (EBAY)

FedEx (FDX)

Goodyear (GT)

Home Depot (HD)

Stockholder proposals such as this have taken a leadership role in improving the governance rules of our company for the benefit of all shareholders. After receiving shareholder proposals Mattel adopted a shareholder right to call a special meeting (2011) and a rudimentary version of a shareholder right to proxy access for shareholder nominees for director (2017) which this proposal seeks to improve.

An improvement in shareholder proxy access is more important at Mattel where there is no oversight of our relatively new CEO by an independent Board Chairman. Meanwhile our stock has plunged from $47 to $13 in the 5-years leading up to the due date for this proposal.

Michael Dolan was our Lead Director with limited oversight of our CEO. However Mr. Dolan should be disqualified as Lead Director, due to his long-tenure with Mattel which can seriously erode director independence. Mr. Dolan received 10-times as many negative votes as the other Mattel directors in 2018.

Please vote yes:

Enhance Shareholder Proxy Access — Proposal 5

104	Mattel, Inc.

Stockholder Proposals

Board’s Statement AGAINST Stockholder Proposal

The Board recommends that stockholders vote AGAINST this stockholder proposal for the following reasons:

The Board Has Provided Stockholders with a Meaningful and Carefully Considered Proxy Access Right. This stockholder proposal is unnecessary because Mattel’s Bylaws already provide stockholders with an appropriate proxy access right. After engaging with a number of our stockholders and carefully considering their feedback regarding proxy access, in January 2017, the Board amended Mattel’s Bylaws to implement proxy access on terms the Board determined to be in the best interests of Mattel and its stockholders.

Mattel’s Proxy Access Right Balances Strong Stockholder Rights with the Protection of All Stockholders’ Interests. The Board carefully considered the views of different stockholders and other stakeholders when adopting proxy access.

Based on feedback from stockholders and the Board’s own thoughtful and thorough deliberations, the Board determined to adopt a proxy access bylaw with terms that were consistent with proxy access provisions adopted by similar companies seeking to implement meaningful proxy access rights for their stockholders, and also tailored to the Company’s particular circumstances. The provisions adopted by the Board were and remain consistent with the best practices of other U.S. public companies with proxy access rights. Currently, the Company’s Bylaws prohibit re-nomination of a candidate who was nominated using the proxy access provision at either of the preceding two annual meetings and did not receive support of at least 25% of the shares voted in the prior election. The proposal requests that this limitation be removed. The Board strongly believes that a re-nomination threshold prevents a candidate who has not demonstrated the ability to garner significant stockholder support from continuing to impose the expense and disruption of invoking the proxy access process. The provision also prevents such a candidate from needlessly limiting the opportunity of other candidates who may have more support to use the proxy access provisions.

The change requested by the proposal has limited acceptance. Of the approximately 340 companies in the S&P 500 that had adopted proxy access as of the end of 2018, the vast majority (approximately two-thirds) included a limitation on the resubmission of nominees who had not achieved a minimum level of support, as requested by the proposal. Further, of the S&P 500 companies that include such a limitation, over three-quarters take the same approach as Mattel, prohibiting re-nomination for two years if 25% support is not achieved.

Mattel Has Strong Corporate Governance Practices and a Record of Accountability to Stockholders. The Company’s current corporate governance structure reflects the Board’s ongoing commitment to strong and effective governance practices and responsiveness to stockholders. We regularly assess and refine our corporate governance policies and procedures to take into account evolving best practices and to address feedback provided by our stockholders.

In addition to adopting a proxy access bylaw, we have implemented numerous other corporate governance enhancements over the last several years, to ensure Board accountability and to provide our stockholders with a meaningful voice in the nomination and election of directors. The following corporate governance measures are in place to safeguard our stockholders’ interests:

◾	Annual Board elections with majority voting standard;

◾	Stockholder right to call special meetings and act by written consent;

◾	Highly qualified and engaged Board with the relevant business experience and skills to oversee management;

◾	Ongoing Board refreshment; the current Board includes both experienced members as well as five new directors who joined during the last year, four of whom are independent;

◾	Meaningful evaluation process at the Board and Committee level; the Board conducts an annual self-evaluation to determine whether it and its Committees are functioning effectively;

◾	Regular executive sessions; the independent directors meet in executive session without the presence of management at least once every quarter; and

◾

A robust stockholder engagement program that informs boardroom discussions on critical Board, governance, and compensation matters; in 2018, our management team, together with an independent member of the Board, engaged in outreach activities and discussions with stockholders representing more than 80%, in total, of Mattel’s outstanding shares.

In light of the Board’s ongoing commitment to effective corporate governance, as evidenced by the adoption of a proxy access bylaw and by the other actions described above and elsewhere in this Proxy Statement, the Board believes that the change to our existing proxy access right requested by this stockholder proposal is not necessary. Removing the re-nomination limitation would disrupt the balanced approach currently reflected in our proxy access provisions.

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Stock Ownership and Reporting

Principal Stockholders

As of March 22, 2019, the only persons known by Mattel to own beneficially, or to be deemed to own beneficially, 5% or more of Mattel common stock were as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Owned(1)
PRIMECAP Management Company	50,887,939	(2)	14.7%
177 E. Colorado Blvd., 11th Floor
Pasadena, California 91105
Southeastern Asset Management, Inc.	39,847,540	(3)	11.5%
6410 Poplar Ave., Suite 900
Memphis, Tennessee 38119
The Vanguard Group	36,861,957	(4)	10.7%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
Dodge & Cox	35,371,257	(5)	10.2%
555 California Street, 40th Floor
San Francisco, California 94104
BlackRock, Inc.	30,506,609	(6)	8.8%
55 East 52nd Street
New York, New York 10055
Franklin Resources, Inc.; Charles B. Johnson; Rupert H. Johnson, Jr., and	30,448,882	(7)	8.8%
Templeton Global Advisors Limited
One Franklin Parkway
San Mateo, California 94403-1906
Capital Research Global Investors	28,801,123	(8)	8.3%
333 South Hope Street
Los Angeles, California 90071
Vanguard Chester Funds-Vanguard Primecap Fund	26,246,638	(9)	7.6%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
The Growth Fund of America	24,162,047	(10)	7.0%
6455 Irvine Center Drive
Irvine, California 92618
Parnassus Investments	21,391,928	(11)	6.2%
1 Market Street, Suite 1600
San Francisco, California 94105

(1)	The percentages shown are based on 345,418,392 shares of Mattel common stock outstanding as of March 22, 2019 and may differ from the percentages reflected in the filings referenced below.

(2)

As reported in a Schedule 13G/A filed with the SEC on February 8, 2019 by PRIMECAP Management Company. The Schedule 13G/A states that PRIMECAP Management Company has sole voting power as to 16,299,764 shares and sole dispositive power as to 50,887,939 shares.

(3)

As reported in a Schedule 13G/A filed with the SEC on February 14, 2019 by Southeastern Asset Management, Inc. The Schedule 13G/A states that Southeastern Asset Management, Inc. has sole voting power as to 8,777,677 shares, shared voting power as to 28,986,068 shares, no voting power as to 2,083,795 shares, sole dispositive power as to 13,482,641 shares, and shared dispositive power as to 26,364,899 shares.

(4)

As reported in a Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group. The Schedule 13G/A states that The Vanguard Group has sole voting power as to 407,136 shares, shared voting power as to 72,571 shares, sole dispositive power as to 36,402,504 shares, and shared dispositive power as to 459,453 shares.

106	Mattel, Inc.

Stock Ownership and Reporting

(5)

As reported in a Schedule 13G/A filed with the SEC on February 14, 2019 by Dodge & Cox. The Schedule 13G/A states that Dodge & Cox has sole voting power as to 33,823,807 shares and sole dispositive power as to 35,371,257 shares.

(6)

As reported in a Schedule 13G/A filed with the SEC on February 6, 2019 by BlackRock, Inc. The Schedule 13G/A states that BlackRock, Inc. has sole voting power as to 27,261,196 shares and sole dispositive power as to 30,506,609 shares.

(7)

As reported in a Schedule 13G filed with the SEC on January 28, 2019 by Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr., and Templeton Global Advisors Limited. The securities reported in the Schedule 13G are beneficially owned by investment management subsidiaries of FRI. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. The Schedule 13G states that: (i) Templeton Global Advisors Limited has sole voting power as to 23,533,530 shares, shared voting power as to 10,211 shares and sole dispositive power as to 23,662,641 shares; (ii) Templeton Investment Counsel, LLC has sole voting power as to 1,405,269 shares, sole dispositive power as to 1,482,569 shares and shared dispositive power over 135,100 shares; (iii) Franklin Templeton Investment Management Limited has sole voting power as to 1,209,492 shares and sole dispositive power as to 1,209,492 shares; (iv) Franklin Templeton Investments Australia Limited has sole voting power as to 378,000 shares and sole dispositive power as to 823,800 shares; (v) Fiduciary Trust Company International has sole voting power as to 19,500 shares and sole dispositive power as to 19,500 shares; (vi) Franklin Templeton Investments (Asia) Ltd. has sole voting power as to 61,620 shares and sole dispositive power as to 61,620 shares; (vii) Templeton Asset Management Ltd. has sole voting power as to 8,000 shares and sole dispositive power as to 1,173,000 shares; and (viii) Franklin Templeton Investments Corp. has sole voting power as to 1,881,160 shares and sole dispositive power as to 1,881,160 shares.

(8)

As reported in a Schedule 13G filed with the SEC on February 14, 2019 by Capital Research Global Investors. The Schedule 13G states that Capital Research Global Investors has sole voting power as to 28,801,123 shares and sole dispositive power as to 28,801,123 shares.

(9)

As reported in a Schedule 13G filed with the SEC on January 31, 2019 by Vanguard Chester Funds-Vanguard Primecap Fund. The Schedule 13G states that Vanguard Chester Funds-Vanguard Primecap Fund has sole voting power as to 26,246,638 shares and sole dispositive power as to 0 shares.

(10)

As reported in a Schedule 13G filed with the SEC on February 14, 2019 by The Growth Fund of America. The Schedule 13G states that The Growth Fund of America has sole voting power as to 0 shares and sole dispositive power as to 0 shares.

(11)

As reported in a Schedule 13G filed with the SEC on February 12, 2018 by Parnassus Investments. The Schedule 13G states that Parnassus Investments has sole voting power as to 21,391,928 shares and sole dispositive power as to 21,391,928 shares.

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Stock Ownership and Reporting

Security Ownership of Management and the Board

The following table sets forth information regarding the beneficial ownership of Mattel common stock as of March 22, 2019, the record date, by (i) our NEOs, as described under the section “Executive Officers and Executive Compensation – Compensation Discussion and Analysis,” (ii) each current non-employee director and nominee for director, and (iii) all current directors and executive officers of Mattel as a group.

Name of Beneficial Owner	Current Position with Mattel	Amount and Nature of Beneficial Ownership(1)(2)
NEOs
Ynon Kreiz	Chief Executive Officer and Director	71,425
Richard Dickson	President and Chief Operating Officer	1,748,756
Joseph J. Euteneuer	Chief Financial Officer	292,730
Robert Normile	Executive Vice President, Chief Legal Officer and Secretary	814,225
Amanda J. Thompson	Executive Vice President and Chief People Officer	61,877
Margaret H. Georgiadis	Former Chief Executive Officer	264,685	(3)
Current Non-NEO Directors and Nominees
R. Todd Bradley	Director	0
Adriana Cisneros	Director	0
Michael J. Dolan	Director	135,539
Soren T. Laursen	Director	3,500
Ann Lewnes	Director	11,207
Roger Lynch	Director	8,000
Dominic Ng	Director	9,500
Dr. Judy D. Olian	Director	0
Vasant M. Prabhu	Director	38,921
All current Directors, Nominees and Executive Officers, as a group (15 persons)(3)		3,460,365	(4)

(1)

Each director and executive officer named above beneficially owns or controls less than 1.0% of Mattel’s common stock. Except as otherwise noted, the directors and executive officers named above have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. There were 345,418,392 shares of Mattel common stock outstanding as of March 22, 2019. None of the shares listed are pledged shares in accordance with Mattel’s Insider Trading Policy.

(2)

Includes (i) shares which the individuals shown have the right to acquire upon vesting of RSUs, or upon exercise of vested stock options, as of March 22, 2019 or within 60 days thereafter, and (ii) shares held through the Mattel stock fund of the Mattel, Inc. Personal Investment Plan, a 401(k) tax-qualified savings plan, as set forth in the table below.

(3)	The amount reflects shares of Mattel common stock held as of Ms. Georgiadis’ last day of employment.

(4)	The amount stated represents approximately 1.0% of the outstanding shares of Mattel common stock as of March 22, 2019.

108	Mattel, Inc.

Stock Ownership and Reporting

Name of Beneficial Owner	Stock Options	RSUs	401(k) Shares
NEOs
Ynon Kreiz	0	0	0
Richard Dickson	1,624,040	0	3,046
Joseph J. Euteneuer	237,499	0	0
Robert Normile	671,922	0	15,234
Amanda J. Thompson	43,750	0	0
Margaret H. Georgiadis (former CEO)	0	0	0
Current Non-NEO Directors and Nominees
R. Todd Bradley	0	0	0
Adriana Cisneros	0	0	0
Michael J. Dolan	0	4,619	0
Soren T. Laursen	0	0	0
Ann Lewnes	0	4,619	0
Roger Lynch	0	0	0
Dominic Ng	0	0	0
Dr. Judy D. Olian	0	0	0
Vasant M. Prabhu	0	4,619	0
All current Directors, Nominees and Executive Officers, as a group (15 persons)	2,577,211	13,857	18,280

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Mattel’s directors and certain of its officers, and persons who own more than 10% of a registered class of Mattel’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Such officers, directors and greater than 10% stockholders are also required to furnish Mattel with copies of all Section 16(a) forms they file.

Based on its review of all Section 16(a) forms received by it and other information, Mattel believes that for the year ended December 31, 2018, all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with.

Equity Compensation Plan Information

The following table provides information as of December 31, 2018 regarding existing compensation plans under which equity securities of Mattel are authorized for issuance.

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	27,973,632	(2)	$25.47	(3)	18,524,569	(4)
Equity compensation plans not approved by security holders(5)	319,323	(6)	–		–
Total	28,292,955		$25.47	(3)	18,524,569

(1)	Consists of the 2005 Plan and the Amended 2010 Plan.

(2)

Represents 22,019,251 shares of Mattel common stock to be issued upon exercise of outstanding options, 4,933,851 shares subject to outstanding time-vesting RSUs, 168,286 shares issuable from outstanding Performance Units awarded under the 2017-2019 LTIP, and 852,244 shares issuable from outstanding Performance Units awarded under the 2018-2020 LTIP, which, for the Performance Units, assumes target achievement of performance-related conditions and no TSR modifier or multiplier increase or decrease. Also includes dividend equivalents through the end of the applicable three-year performance period. The maximum number of shares issuable pursuant to outstanding 2017-2019 LTIP and 2018-2020 LTIP that could be earned as of December 31, 2018, assuming maximum achievement of performance-related conditions and the maximum TSR adjustment that may be earned for the three-year performance period, is 2,007,403 shares.

2019 Proxy Statement	109

Stock Ownership and Reporting

(3)

Represents the weighted-average exercise price of outstanding options and is calculated without taking into account the shares of common stock subject to outstanding time-vesting RSUs and Performance RSUs that become issuable without any cash payment required for such shares.

(4)

Represents the number of securities remaining available for issuance under our Amended 2010 Plan, assuming the issuance of target number of shares that could be earned as of December 31, 2018 under our 2017-2019 LTIP and 2018-2020 LTIP. Due to a ministerial error, Mattel’s 2018 Form 10-K filed on February 22, 2019 incorrectly stated that the Shares Remaining Available for Future Grant was approximately 6 million shares, whereas the number should have been approximately 19 million shares.

(5)

Consists of the DCP and Director DCP (collectively, the “Deferred Compensation Plans”). Under our Deferred Compensation Plans, participating employees and directors may elect to defer compensation and, under the DCP, participating employees are credited with contributions from Mattel. Participants in the Deferred Compensation Plans may direct the manner in which the deferred amounts will be deemed invested, including in a phantom stock account representing hypothetical shares of Mattel common stock, which are “purchased” based on the market price prevailing at the time of the deemed purchase. When distributions are made in accordance with the Deferred Compensation Plans, the portion attributable to a participant’s stock equivalent account is distributed in the form of shares of Mattel common stock.

(6)	Represents 319,323 shares credited to the accounts of participants under our Deferred Compensation Plans.

110	Mattel, Inc.

2019 Annual Meeting and

Voting Information

General Meeting Information

Mattel’s 2019 Annual Meeting will be held on May 16, 2019 at 9:00 am (Los Angeles time) at the Mattel Conference and Leadership Center, 1955 East Grand Avenue, El Segundo, California 90245.

The Board is soliciting proxies to be voted at the 2019 Annual Meeting. As permitted by the SEC, Mattel is providing most stockholders with access to our proxy materials over the Internet rather than in paper form. Accordingly, on or around April 4, 2019, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access the proxy materials over the Internet to most stockholders, and mail printed copies of the proxy materials to the rest of our stockholders. A similar notice will be sent by brokers, banks, and other nominees to beneficial owners of shares for which they are the record holder. If you received a Notice by mail, you will not receive a printed copy of the proxy materials by mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and the 2018 Annual Report. The Notice also instructs you on how you may submit your proxy to vote via the Internet. If you received the Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such printed materials contained in the Notice.

To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting to Be Held on May 16, 2019

This Proxy Statement and our 2018 Annual Report are available on our website at http://mattel.gcs-web.com/financial-information. This website address contains the following documents: this Proxy Statement, the Notice of the 2019 Annual Meeting, and our 2018 Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Who Is Entitled to Vote

The Board has set March 22, 2019 as the record date for the 2019 Annual Meeting. If you were a stockholder at the close of business on the record date, then you are entitled to receive notice of, and to vote at, the 2019 Annual Meeting.

As of the close of business on the record date, there were 345,418,392 outstanding shares of Mattel common stock held by approximately 25,689 holders of record. At the 2019 Annual Meeting, each share of common stock will be entitled to one vote on each matter.

How to Vote if You are the Record Holder of Your Stock

If you are the record holder of your stock, you may submit your proxy to vote via the Internet, by telephone or by mail.

Internet and Telephone Voting

To submit your proxy via the Internet, follow the instructions on the Notice or go to the Web address stated on your proxy card. To submit your proxy by telephone, call the toll-free number on your proxy card.

Voting by Mail

As an alternative to submitting your proxy by telephone or via the Internet, you may submit your proxy by mail. If you received only the Notice, you may follow the procedures outlined in such Notice to request a paper copy of the proxy materials, including a proxy card to submit your proxy by mail.

If you received a paper copy of the proxy materials and wish to submit your proxy by mail, simply mark your proxy card, date, sign and return it in the postage-prepaid envelope provided. If you do not have the prepaid envelope, please mail your completed proxy card to the following address: Mattel, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

2019 Proxy Statement	111

2019 Annual Meeting and Voting Information

How to Vote if a Bank, Broker, or Other Nominee Is the Record Holder of Your Stock

If a bank, broker or other nominee was the record holder of your stock on the record date, you will be able to instruct your bank, broker, or other nominee on how to vote by following the instructions on the voting instruction form or notice that you receive from your bank, broker or other nominee.

Broker Voting and Broker Non-Votes

The term “broker non-votes” refers to shares held by a bank, broker or other nominee (for the benefit of its client) that are represented at the 2019 Annual Meeting, but with respect to which such bank, broker or nominee has not been instructed to vote by the beneficial holder on a particular proposal and does not have discretionary authority to vote on that proposal. Banks, brokers and nominees do not have discretionary voting authority on certain non-routine matters, including the election of directors, the Say-on-Pay vote, the approval of the Second Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Incentive Program, and the stockholder proposal regarding an amendment to stockholder proxy access provisions, and, accordingly, may not vote on such matters absent instructions from you, as the beneficial holder. Broker non-votes will not be counted in determining the number of votes cast on these non-routine matters. Brokers have discretionary authority to vote on the ratification of Mattel’s auditors. Broker non-votes will be counted for the purpose of determining the presence of a quorum. If you hold your shares in “street name” or through a broker, it is important that you give your broker your voting instructions.

Quorum and How Votes Are Counted

In order for there to be a vote on any matter at the 2019 Annual Meeting, there must be a quorum. In order to have a quorum, the holders of a majority of the voting power of shares of stock entitled to vote at the 2019 Annual Meeting must be present in person or by proxy. In determining whether we have a quorum at the 2019 Annual Meeting, we will count shares that are voted as well as abstentions and broker non-votes. If we fail to obtain a quorum at the 2019 Annual Meeting, the chair of the 2019 Annual Meeting or the holders of a majority of the shares of stock entitled to vote, present in person or by proxy, may adjourn the meeting to another place, date or time.

Votes Required to Elect Directors and Adopt Other Proposals

The following table summarizes the Board’s voting recommendations for each proposal, the vote required for each proposal to pass and the effect of abstentions and uninstructed shares on each proposal.

Matter		The Board’s Recommendation	Voting Standard	Abstentions	Broker Non-Votes
Proposal 1

Election of the 10 director nominees named in the Proxy Statement: R. Todd Bradley, Adriana Cisneros, Michael J. Dolan, Ynon Kreiz, Soren T. Laursen, Ann Lewnes, Roger Lynch, Dominic Ng, Dr. Judy D. Olian, and Vasant M. Prabhu

		FOR each Director Nominee	Majority of votes cast	No effect	No effect
Proposal 2	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2019	FOR
Proposal 3	Advisory vote to approve named executive officer compensation (“Say-on-Pay”)	FOR
Proposal 4	Approval of the Second Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	FOR
Proposal 5	Stockholder proposal regarding an amendment to stockholder proxy access provisions	AGAINST

112	Mattel, Inc.

2019 Annual Meeting and Voting Information

Election of Directors

Under our Bylaws, in any “uncontested election” of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), as is the case in this election, each director will be elected by the vote of a “majority of the votes cast,” assuming a quorum is present, meaning that the number of votes cast “for” a director’s election must exceed 50% of the total votes cast (“for” plus “against”) with respect to that director’s election. Abstentions and broker non-votes do not count as votes cast “for” or “against” a director’s election and, consequently, will have no effect on a director’s election.

In accordance with our Bylaws, any director nominee who fails to receive a majority of the votes cast for his or her election in an uncontested election will not be elected. Under Delaware law, however, each director holds office until his or her successor is duly elected and qualified. For this reason, any nominee currently serving on the Board who fails to receive a majority of the votes cast for his or her election in an uncontested election will not automatically cease to be a director, but instead will continue to serve on the Board as a “holdover director” until his or her successor is elected and qualified or until his or her earlier resignation or removal. To address this situation, our Bylaws provide that if any incumbent nominee is not elected at an annual meeting of stockholders and no successor has been elected at the annual meeting, that director must tender his or her resignation to the Board promptly following the certification of the election results. The Governance and Social Responsibility Committee will make a recommendation to the Board as to whether or not to accept the tendered resignation. Taking into account the committee’s recommendation, the Board will decide whether to accept the resignation and will publicly announce its decision within 90 days from the date the election results are certified. Any director who tenders his or her resignation will not participate in the recommendation of the committee or the decision of the Board with respect to his or her resignation. The committee, in making its recommendation, and the Board, in making its decision, may consider any factors or information that they consider appropriate and relevant. If the Board declines to accept a director’s resignation, that director will continue to serve on the Board until his or her successor is elected and qualified, or until the director’s earlier resignation or removal. If the Board accepts a director’s resignation, then the Board may fill any resulting vacancy by majority vote of the remaining directors or decrease the size of the Board in accordance with our Bylaws and applicable law.

Say-on-Pay Vote, Ratification of the Selection of PricewaterhouseCoopers LLP, Approval of the Second Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Incentive Program and Stockholder Proposal

For the advisory Say-on-Pay vote, the ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm, the approval of the Second Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Incentive Program, and the stockholder proposal regarding an amendment to stockholder proxy access provisions, each proposal requires the affirmative vote of the holders of a majority of the votes cast on such proposal, meaning that the number of votes “for” such proposal must exceed 50% of the total votes cast (“for” plus “against”) with respect to that proposal. Abstentions and broker non-votes will not be counted as votes cast “for” or “against” a proposal and, consequently, will have no effect on the outcome of any of the proposals to be considered at the 2019 Annual Meeting.

How Your Proxy Will Be Voted

If you are a record holder and submit your proxy without instructions as to how it is to be voted, the proxy holders identified on the proxy will vote your shares as follows:

◾	“FOR” proposal 1, the election as directors of the 10 nominees named in this Proxy Statement;

◾	“FOR” proposal 2, ratification of Mattel’s independent registered public accounting firm;

◾	“FOR” proposal 3, the advisory Say-on-Pay vote;

◾	“FOR” proposal 4, the Second Amendment to Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan; and

◾	“AGAINST” proposal 5, a stockholder proposal regarding an amendment to stockholder proxy access provisions.

If you indicate voting instructions when you submit your proxy, the proxy holders will follow your instructions in casting votes.

2019 Proxy Statement	113

2019 Annual Meeting and Voting Information

If you hold your shares through a broker and do not instruct the broker on how to vote your shares on the election of directors or on proposals 3, 4, or 5, your shares will not be voted for the election of any directors and will not be voted on proposals 3, 4, or 5, as applicable, and instead will be considered a broker non-vote as to those proposals. If you do not instruct the broker on how to vote your shares on proposal 2, the broker has discretion to vote your shares on proposal 2.

The Board does not know of any matters that will come before the 2019 Annual Meeting other than those described in the Notice of 2019 Annual Meeting. If any other matters are properly presented for consideration at the 2019 Annual Meeting, then the proxy holders will have discretion to vote on such matters as they see fit. This includes, among other things, considering any motion to adjourn the 2019 Annual Meeting to another time and/or place, including for the purpose of soliciting additional proxies for or against a given proposal.

How to Change Your Vote or Revoke Your Proxy

If you are the record holder of your stock, you may revoke your proxy at any time before it is voted by:

◾	Delivering to the Secretary of Mattel, at or before the taking of the vote at the 2019 Annual Meeting, a written notice of revocation bearing a later date than your proxy;

◾	Signing a later-dated proxy relating to the same shares and delivering it to the Secretary of Mattel at or before the taking of the vote at the 2019 Annual Meeting;

◾

If you submit your proxy by telephone or via the Internet, calling the telephone voting number or visiting the Internet voting site again and changing your voting instructions, up to 8:59 p.m. (Los Angeles time) or 11:59 p.m. (Eastern time) on May 15, 2019 (the business day before the 2019 Annual Meeting) or for holders of Mattel common stock in the Mattel, Inc. Personal Investment Plan, up to 8:59 p.m. (Los Angeles time) or 11:59 p.m. (Eastern time) on May 13, 2019 (three business days before the 2019 Annual Meeting); or

◾	Attending the 2019 Annual Meeting and voting in person, although attendance at the 2019 Annual Meeting will not, by itself, revoke a proxy.

If you are mailing a written notice of revocation or a later proxy, send it to: Secretary, TWR 15-1, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012. You may also hand deliver a written notice of revocation or a later-dated proxy to the Secretary of Mattel at the 2019 Annual Meeting, at or before the taking of the vote.

If you hold your shares through a broker, you must follow directions received from the broker in order to change your voting instructions or to vote at the 2019 Annual Meeting. You need to present a valid proxy from your broker authorizing you to vote your shares at the 2019 Annual Meeting, as well as a valid personal photo identification (as described below).

Admission Policy for 2019 Annual Meeting

Mattel restricts admission to the 2019 Annual Meeting to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding validly executed proxies from stockholders who held Mattel stock as of or after the close of business on March 22, 2019, and invited guests of Mattel.

You must bring certain documents with you in order to be admitted to the 2019 Annual Meeting and to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully, because they specify the documents that you must bring with you to the 2019 Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of Mattel stock as of the close of business on March 22, 2019. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of Mattel’s transfer agent, Computershare Trust Company, N.A. (“Computershare”). Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in “street name.” If you are unsure as to whether you were a record holder of Mattel common stock as of the close of business on March 22, 2019, please call Computershare at 1-888-909-9922.

114	Mattel, Inc.

2019 Annual Meeting and Voting Information

If you were a record holder of Mattel common stock as of the close of business on March 22, 2019, then you must bring:

◾	Valid personal photo identification (such as a driver’s license or passport).

At the 2019 Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 22, 2019.

If a broker, bank or other nominee was the record holder of your shares of Mattel common stock as of the close of business on March 22, 2019, then you must bring:

◾	Valid personal photo identification (such as a driver’s license or passport); and

◾	Proof that you owned shares of Mattel common stock as of the close of business on March 22, 2019.

Examples of proof of ownership include the following: (i) an original or a copy of the voting instruction form from your bank or broker with your name on it, (ii) a letter from your bank or broker stating that you owned Mattel common stock as of the close of business on March 22, 2019, or (iii) a brokerage account statement indicating that you owned Mattel common stock as of the close of business on March 22, 2019.

If you acquired your shares of Mattel common stock at any time after the close of business on March 22, 2019, you do not have the right to vote at the 2019 Annual Meeting, but you may attend the 2019 Annual Meeting if you bring:

◾	Valid personal photo identification (such as a driver’s license or passport); and

◾	Proof that you own shares of Mattel common stock. Examples of proof of ownership include the following:

–

If a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (i) a letter from your bank or broker stating that you acquired Mattel common stock after March 22, 2019, or (ii) a brokerage account statement as of a date after March 22, 2019 indicating that you own Mattel common stock; or

–	If you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation acceptable to Mattel that you bought the stock after March 22, 2019.

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 22, 2019, then you must bring:

◾	The validly executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 22, 2019; and

◾	Valid personal photo identification (such as a driver’s license or passport).

If you are a proxy holder for a stockholder of Mattel who acquired shares of Mattel common stock after the close of business on March 22, 2019, you do not have the right to vote at the 2019 Annual Meeting, but you may attend the 2019 Annual Meeting if you bring:

◾	The validly executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who acquired shares of Mattel common stock after the close of business on March 22, 2019; and

◾	Valid personal photo identification (such as a driver’s license or passport).

Shares may be voted in person at the 2019 Annual Meeting only by (i) the record holder as of the close of business on March 22, 2019 or (ii) a person holding a valid proxy executed by such record holder.

You may not use cameras, recording equipment or other similar electronic devices during the 2019 Annual Meeting.

Solicitation of Proxies

Mattel will pay the cost of soliciting proxies for the 2019 Annual Meeting. We expect that proxies will be solicited principally by mail. Officers and regular employees of Mattel may solicit proxies personally or by telephone, email or special letter, but they will not receive any additional compensation for these efforts.

2019 Proxy Statement	115

2019 Annual Meeting and Voting Information

In addition, Mattel has retained MacKenzie Partners, Inc. to assist in connection with the solicitation of proxies from stockholders whose shares are held in nominee name by various brokerage firms. We estimate the cost of this solicitation to be $17,500, plus out-of-pocket costs and expenses. Representatives of Broadridge Financial Solutions, Inc. will tabulate votes and act as Inspector of Election at the 2019 Annual Meeting.

Mattel will reimburse banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy materials or the Notice to the beneficial owners of the shares held by them.

Householding

The SEC rules permit us to deliver a single set of Mattel’s proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings to Mattel. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. Each record stockholder that receives paper copies of the proxy materials will receive a separate proxy card or voting instruction form. Also, householding will not in any way affect dividend check mailings.

We agree to deliver promptly, upon written or oral request, a separate copy of Mattel’s proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered, at no cost to you. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Deadline for 2020 Proposals and Nominations

Stockholder Proposals and Director Nominations

Stockholder Proposals Pursuant to Rule 14a-8

If a stockholder wishes to have a proposal included in the Company’s proxy materials for the 2020 annual meeting of stockholders (“2020 Annual Meeting”), the proposal must be received by our Secretary at the address set forth below no later than 5:00 p.m. (Los Angeles time) (the “close of business”) on December 6, 2019 and must otherwise comply with Rule 14a-8 under the Exchange Act.

Director Nominations Pursuant to Proxy Access Provisions

If a stockholder or group of stockholders wishes to nominate one or more director nominees to be included in the Company’s proxy materials for the 2020 Annual Meeting pursuant to the proxy access provisions of our Bylaws, proper written notice of any such nomination must be received by our Secretary at the address set forth below no earlier than the close of business on November 6, 2019 and not later than the close of business on December 6, 2019, and the nominating stockholder(s) and director nominee(s) must otherwise comply with the requirements specified in our Bylaws. If the date of the 2020 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of the 2019 Annual Meeting, such notice must be received no earlier than the close of business on the 150th day prior to such meeting and not later than the close of business on the later of the 120th day prior to such meeting or the 10th day following the public announcement of the meeting date. Any such notice must include the information specified in our Bylaws.

116	Mattel, Inc.

2019 Annual Meeting and Voting Information

Proposals to Conduct Business and Director Nominations Pursuant to Advance Notice Provisions

Under the advance notice provisions of our Bylaws, if a stockholder wishes to present a proposal or nominate a director nominee at the 2020 Annual Meeting that will not be included in our proxy materials pursuant to Rule 14a-8 or the proxy access provisions of our Bylaws, proper written notice of such proposal or nomination must be received by our Secretary at the address set forth below no earlier than the close of business on January 17, 2020 and not later than the close of business on February 16, 2020. If the date of the 2020 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of the 2019 Annual Meeting, such notice must be received by our Secretary no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the public announcement of the meeting date. Any such notice must include the information specified in our Bylaws.

All notices of proposals or nominations for the 2020 Annual Meeting must comply with our Bylaws and applicable law and must be addressed to:

Secretary, TWR 15-1

Mattel, Inc.

333 Continental Boulevard

El Segundo, CA 90245-5012

The chairman of the annual meeting of stockholders has the sole authority to determine whether any nomination or other proposal has been properly brought before the meeting in accordance with our Bylaws. If we receive a proposal other than pursuant to Rule 14a-8 or a nomination for the 2020 Annual Meeting, and such nomination or other proposal is not delivered within the time frame specified in our Bylaws, then the person(s) appointed by the Board and named in the proxies for the 2020 Annual Meeting may exercise discretionary voting power if a vote is taken with respect to that nomination or other proposal.

Corporate Information

Corporate Headquarters:	333 Continental Boulevard, El Segundo, California 90245-5012
Corporate Website:	www.corporate.mattel.com
Investor Relations Website:	http://mattel.gcs-web.com
State of Incorporation:	Delaware
Stock Symbol:	NASDAQ: MAT

2019 Proxy Statement	117

2019 Annual Meeting and Voting Information

Other Matters That May Come Before the 2019 Annual Meeting

As of the date of this Proxy Statement, the Board knows of no business, other than that described in this Proxy Statement, that will be presented for consideration at the 2019 Annual Meeting. If any other business comes before the 2019 Annual Meeting or any adjournment or postponement thereof, proxy holders may vote their respective proxies at their discretion.

By Order of the Board of Directors

ROBERT NORMILE

Secretary

El Segundo, California

April 4, 2019

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations concerning matters that are not historical facts. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Investors should not place undue reliance on the forward-looking statements, which speak only as of the date of this Proxy Statement. These forward-looking statements include, but are not limited to, statements related to risks associated with our compensation programs. Readers are cautioned that these forward-looking statements are all based on current expectations and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties disclosed in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018 and in our subsequent periodic reports on Form 10-Q and Form 8-K. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

118	Mattel, Inc.

Appendix A

SECOND AMENDMENT TO MATTEL, INC. AMENDED AND RESTATED

2010 EQUITY AND LONG-TERM COMPENSATION PLAN

This Second Amendment (“Second Amendment”) to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (as amended, the “2010 Plan”), is made and adopted by the Board of Directors (the “Board”) of Mattel, Inc., a Delaware corporation (the “Company”), on March 19, 2019, effective as of the date of the Annual Meeting that occurs in 2019, provided that it is approved by the Company’s stockholders on that date (the “Second Amendment Date”). Capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.	The Company currently maintains the 2010 Plan.

B.	The Board believes it is in the best interests of the Company and its stockholders to amend the 2010 Plan to increase the Share Limit and to incorporate the terms and conditions set forth herein.

AMENDMENT

The Plan is hereby amended as follows, effective as of the date of the Annual Meeting that occurs in 2019, provided that it is approved by the Company’s stockholders on that date.

1.	Section 5(a). Section 5(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Aggregate Limit. The maximum number of shares of Common Stock which may be issued pursuant to Grants under the Plan shall be equal to the sum of (x) 104 million shares of Common Stock, (y) the number of shares of Common Stock which as of the Effective Date remained available for issuance under the 2005 Plan, and (z) any shares of Common Stock subject to awards outstanding under the 2005 Plan as of the Effective Date which, on or after the Effective Date, are forfeited or otherwise terminate or expire for any reason without the issuance of shares to the holder thereof (the “Overall Share Limit”). The number of shares authorized for grant as Incentive Stock Options shall be no more than the Overall Share Limit. The foregoing shall be subject to adjustment as provided below in this Section 5 and in Section 17. Notwithstanding the foregoing, if a Grant (a “Substitute Grant”) is made pursuant to the conversion, replacement or adjustment of outstanding equity awards in connection with any acquisition, merger or other business combination or similar transaction involving the Company, the Overall Share Limit shall not be reduced as a result, to the extent the Substitute Grant is permitted without stockholder approval by the listing standards of the Nasdaq Stock Market.”

2.	Section 5(b)(i). The second sentence of Section 5(b)(i) of the Plan is hereby deleted and replaced in its entirety with the following:

“The “Full-Value Share Debiting Rate” means:

(A)	with respect to Full-Value Grants granted prior to March 1, 2019, three (3.0); and

(B)	with respect to Full- Value Grants granted on or after March 1, 2019, two and seven-tenths (2.7).”

3.	Section 5(d). Section 5(d) of the Plan is hereby deleted and replaced in its entirety with the following:

“Addbacks Relating to Full-Value Grants. To the extent that a Full-Value Grant is forfeited or otherwise terminates or expires without shares having been issued, or is settled for cash, the number of shares available under the Plan shall be increased by the Full-Value Share Debiting Rate actually used for such Full-Value Grant to reduce the number of shares available under the Plan, multiplied by the number of shares subject to such Full-Value Grant that is forfeited, not issued or is settled in cash.”

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Appendix A

4.	Section 5(e). The second sentence of Section 5(e) of the Plan is hereby deleted and replaced in its entirety with the following:

“Notwithstanding any provision in the Plan to the contrary, the sum of the aggregate grant date fair value of equity-based Grants and the amount of any cash-based Grants or other cash fees that may be granted or paid to a single Outside Director as compensation for services as an Outside Director in a single calendar year shall not exceed $750,000.”

5.	Section 18(a). Section 18(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“In the event of a Change in Control, (i) with respect to Grants that are not Performance Vesting Awards (as defined below), unless a Qualifying Replacement Award is provided to the applicable Participant to replace the applicable Grant, any such Grant that is an Option or Stock Appreciation Right then outstanding shall vest and be fully exercisable as of the date of the Change in Control, any such Grant of Restricted Stock or Restricted Stock Units then outstanding shall be fully vested as of the date of the Change in Control, and any such Grant of Restricted Stock Units then outstanding shall (subject to Section 18(c)) be settled immediately (in cash or Common Stock, determined in the manner provided for in the terms thereof, but subject to Section 17); (ii) with respect to Grants that are not Performance Vesting Awards (other than Performance Vesting Awards that are replaced by Qualifying Replacement Awards and cease to be subject to performance-based vesting conditions), if a Qualifying Replacement Award is provided to the applicable Participant to replace such Grant, then, in the event that the Participant incurs a Severance by the Company without Cause within the 24-month period immediately following the Change in Control, then, any such Qualifying Replacement Award that relates to (x) Options or Stock Appreciation Rights outstanding as of immediately prior to the Participant’s Severance shall become fully vested and exercisable as of the date of such Severance and remain exercisable until the earlier of (A) the second anniversary of the Severance and (B) the end of the applicable Term, and (y) Restricted Stock or Restricted Stock Units outstanding as of immediately prior to the Participant’s Severance shall be fully vested as of the date of such Severance, and any such Qualifying Replacement Award that relates to Restricted Stock Units shall (subject to Section 18(c)) be settled immediately upon such Severance (in cash or Common Stock, determined in the manner provided for in the terms thereof, but subject to Section 17); and (iii) unless a Qualifying Replacement Award is provided to the applicable Participant to replace the applicable Grant, any Performance Vesting Award granted on or after the Amendment Date shall, immediately prior to, and subject to the consummation of, such Change in Control, vest and (subject to Section 18(c)) be settled immediately (in cash or Common Stock, determined in the manner provided for in the terms thereof, but subject to Section 17) based on the greater of (x) actual performance through the date of the Change in Control or (y) prorated target performance, with the number of shares based on a fraction, the numerator which is the number of days elapsed in the applicable performance period through the date of the Change in Control, and the denominator of which is the total number of days in the applicable performance period; in each case, subject to the terms of any Grant, Individual Agreement, Program or Section 18(c). Notwithstanding the foregoing, except to the extent that a Qualifying Replacement Award is not provided to the applicable Participant to replace the applicable Grant as set forth in this Section 18(a), (1) in no event shall any Grant granted on or after the Amendment Date provide for accelerated vesting or exercisability (as applicable) solely upon the occurrence of a Change in Control, and (2) in no event shall either the Board or the Committee accelerate the vesting or exercisability (as applicable) of any Grant, in whole or in part, solely upon the occurrence of a Change in Control. For purposes of the Plan, “Performance Vesting Award” means a Grant that is subject to performance-based vesting.”

6.	Section 18(c). Section 18(c) of the Plan is hereby deleted and replaced in its entirety with the following:

“Notwithstanding the foregoing, with respect to any Grant that provides for the deferral of compensation and is subject to Code Section 409A, (i) if a Change in Control constitutes a payment event with respect to such Grant, the transaction or event described in Section 18(b) with respect to such Grant must, for purposes of such payment event, also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A, and (ii) the settlement provisions of this Section 18 shall not apply to such Grant and the settlement of such Grant shall be governed by the applicable Grant agreement, it being understood that this Section 18(c) shall not limit application of the vesting provisions of this Section 18 to any such Grant.”

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7.	Section 18(d). The following new Section 18(d) is hereby added to the Plan:

“(d) “Qualifying Replacement Award” means an award that (i) is of the same type as the Grant it is replacing (the “Replaced Award”), (ii) has a value that is no less than the value of such Replaced Award as of the date of the applicable Change in Control, (iii) if such Replaced Award was an equity-based award, relates to publicly traded equity securities of the Company or of the ultimate parent entity, as applicable, following such Change in Control, (iv) contains terms relating to vesting (including with respect to a Severance) that are no less favorable to the applicable Participant than those of such Replaced Award, and (v) has other terms and conditions that are no less favorable to the applicable Participant than the terms and conditions of such Replaced Award as of the date of such Change in Control. Without limiting the generality of the foregoing, a Qualifying Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this paragraph are satisfied shall be made by the Committee, as constituted immediately before the applicable Change in Control, in its sole discretion.”

8.	This Second Amendment shall be and, as of the Second Amendment Date, is hereby incorporated in and forms a part of the Plan.

9.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

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Appendix B

CONFORMED COPY OF THE MATTEL, INC. AMENDED AND RESTATED

2010 EQUITY AND LONG-TERM COMPENSATION PLAN

1.

Purpose. The purpose of the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (the “Plan”) is to promote the interests of Mattel, Inc., a Delaware corporation (“Mattel”), and its stockholders by enabling the Company to offer an opportunity to employees, Outside Directors, and Consultants to receive grants of equity-based and cash-based incentive awards, so as to better attract, retain, and reward them, to align the individual interests of the employees, Outside Directors and Consultants to those of Mattel stockholders and to provide such individuals with an incentive for outstanding performance to generate superior returns to Mattel stockholders.

2.	Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below.

(a)

“Affiliate” means a corporation or other entity controlled by, controlling or under common control with, Mattel, other than a Subsidiary. For purposes of determining eligibility for grants of Non-Qualified Stock Options and Stock Appreciation Rights or whether a Participant has experienced a “separation from service” (as such term is defined and used in Code Section 409A), an Affiliate means a “service recipient” (within the meaning of Code Section 409A); provided that such definition of “service recipient” shall be determined by (a) applying Code Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Treasury Regulations Section 1.414(c)-2, and (b) where the use of the following modified definition is based upon legitimate business criteria, by applying Code Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Code Section 1563(a)(1), (2) and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Treasury Regulations Section 1.414(c)-2.

(b)	“Annual Cash Retainer” has the meaning given in Section 15(b).

(c)	“Annual Grant” has the meaning given in Section 14(a).

(d)	“Annual Meeting” means an annual meeting of stockholders of Mattel.

(e)	“Board” means the Board of Directors of Mattel.

(f)	“Business Combination” has the meaning given in Section 18(b)(iii).

(g)

“Cause” means (i) “Cause” as defined in the Participant’s Individual Agreement, or (ii) if the Participant does not have an Individual Agreement or if it does not define “Cause,” (A) a Participant’s neglect of significant duties he or she is required to perform or a Participant’s violation of a material Company policy; (B) the commission by a Participant of an act of dishonesty, fraud, misrepresentation or other act of moral turpitude; (C) a Participant’s act or omission in the course of his or her employment which constitutes gross negligence; or (D) willful failure by a Participant to obey a lawful direction of the Board or the Company.

(h)	“Change in Control” has the meaning given in Section 18(b), as modified by Section 18(c).

(i)

“Code” means the United States Internal Revenue Code of 1986, as amended, the United States Treasury Regulations thereunder and other relevant interpretive guidance issued by the United States Internal Revenue Service or the United States Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(j)	“Code Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Code Section 162(m) that is set forth in Code Section 162(m)(4)(C).

(k)	“Committee” means the committee designated by the Board to administer the Plan in accordance with Section 3(a) below.

(l)	“Common Stock” means the common stock of Mattel, $1.00 par value per share, or any security issued in substitution, exchange, or in lieu thereof.

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Appendix B

(m)

“Company” means Mattel or any successor corporation, together with its Subsidiaries, as well as any Affiliate that is designated for participation in the Plan pursuant to Section 3(e), collectively or individually as the context requires.

(n)

“Consultant” means any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

(o)	“Corporate Transaction” has the meaning given in Section 17(a).

(p)

“Covered Employee” means any Participant who is or may be a “covered employee” (within the meaning of Code Section 162(m)(3)) in the tax year in which the Company is expected to claim a compensation deduction with respect to any Grant, as determined by the Committee.

(q)

“Disability” a Participant’s Severance will be considered to have occurred because of Disability if: (i) in the case of a Participant who was (before his or her Severance) an employee of the Company, there has been a determination that the Participant is permanently disabled and entitled to benefits under the applicable group long-term disability plan of the Company or, if there is no such applicable plan, under any government plan, program or related laws and regulations applicable to the Participant; and (ii) in the case of a Participant who was (before his or her Severance) an Outside Director or other non-employee service provider, the Committee determines that the Participant’s membership on the Board or status as a service provider has terminated as a result of his or her disability. Notwithstanding the foregoing, if a Severance that meets the foregoing definition of Disability is also a Retirement, it shall be treated for all purposes under the Plan as a Retirement and not a Disability. In addition, with respect to an Incentive Stock Option, Disability means a permanent and total disability as defined in Code Section 22(e)(3) and, with respect to all Grants, to the extent Grants are subject to Code Section 409A, “disability” within the meaning of Code Section 409A. For the avoidance of doubt, a Severance that occurs by reason of a Participant’s voluntary termination of his or her employment with the Company during his or her Disability shall not be considered to have occurred because of Disability.

(r)

“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by Mattel, of the stock of a Subsidiary or Affiliate) or a sale of a division of the Company.

(s)

“Dividend Equivalent” means a right, granted pursuant to Section 12, to receive payments, in cash or Common Stock, representing the dividends and other distributions with respect to a specified number of hypothetical shares of Common Stock, as and when such other dividends and other distributions are actually made to holders of Common Stock.

(t)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

(u)

“Fair Market Value” means, unless a different method or value is determined by the Committee or required under applicable law, the closing price of the Common Stock on the Nasdaq Stock Market at the close of normal trading hours for that day, or, if the Nasdaq Stock Market is closed on that day, the last preceding day on which the Nasdaq Stock Market was open.

(v)	“Free-Standing Stock Appreciation Right” means a Stock Appreciation Right not granted in conjunction with an Option.

(w)	“Full-Value Grant” means any Grant other than an Option or Stock Appreciation Right.

(x)	“Full-Value Share Debiting Rate” has the meaning given in Section 5(b)(i).

(y)

“Grant” means an award of an Option, Restricted Stock, Restricted Stock Units, Stock Appreciation Right, Dividend Equivalents, a Performance Award or unrestricted shares of Common Stock under the Plan. All Grants shall be evidenced by, and subject to the terms of, a written agreement, which agreement may (i) include, in the Company’s discretion, restrictive covenants, where lawful, and (ii) define additional Activities Against the Company’s Interest (within the meaning of Section 19(c)). Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

(z)	“Incentive Stock Option” means an option to purchase Common Stock that is specifically designated as an incentive stock option under Code Section 422 and that qualifies as such.

(aa)	“Incumbent Board” has the meaning given in Section 18(b)(ii).

(bb)	“Individual Agreement” of a Participant means any individual employment or severance agreement between the Company and the Participant or a Company severance arrangement applicable to the Participant.

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Appendix B

(cc)	“Involuntary Retirement” means the Severance of a Participant that is classified by the Company in its human resources database as an involuntary separation and that qualifies as a Retirement.

(dd)	“Mattel” has the meaning given in Section 1 above.

(ee)

“Non-Qualified Stock Option” means an option to purchase Common Stock that is specifically designated as not being an Incentive Stock Option or that is designated as an Incentive Stock Option but fails to qualify as such.

(ff)	“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(gg)	“Outside Director” means a director of Mattel who is not also an employee of the Company.

(hh)	“Outstanding Mattel Common Stock” has the meaning given in Section 18(b)(i).

(ii)	“Outstanding Mattel Voting Securities” has the meaning given in Section 18(b)(i).

(jj)	“Participant” means a person who has received a Grant.

(kk)

“Performance Award” means a cash bonus award, stock bonus award, performance award or other incentive award that is paid in cash, shares of Common Stock or a combination of both, awarded under Section 13.

(ll)

“Performance Goals” means performance goals established by the Committee in connection with any Grant. In the case of Qualified Performance-Based Grants, (i) such goals shall be based on one or more of the following business criteria with respect to Mattel, any Subsidiary or Affiliate or any of their respective worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions or employees and/or brands, groups of brands or specific brands: net operating profit after taxes (“NOPAT”); NOPAT less a capital charge; return on capital employed; revenue; earnings per share; earnings per share before or after funding for some or all of the Company’s incentive programs; operating profit; operating profit less a charge on one or more of the following items: working capital, inventory or receivables; net income; return on equity; cash flow return on investment; return on invested capital or assets; fair market value of stock; total stockholder return; EBIT; EBITA; EBITDA; OBIT; OBITDA; operating margin, gross margin, cash margin, cash generation; free cash flow; unit volume; market share; sales; asset quality; return on assets; return on operating assets; cost-saving levels; operating income; marketing-spending efficiency; core non-interest income; change in working capital; sales and sales unit volume; and strategic partnerships and transactions and marketing initiatives, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of other companies or to market performance indicators or indices; and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Code Section 162(m) and the regulations promulgated thereunder.

(mm)	“Person” has the meaning given in Section 18(b)(i).

(nn)	“Plan” means this Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan, as it may be amended or amended and restated from time to time.

(oo)

“Program” means any program adopted by the Committee pursuant to the Plan containing the terms and conditions intended to govern a specified type of Grant awarded under the Plan and pursuant to which such type of Grant may be awarded under the Plan.

(pp)	“Qualified Performance-Based Grant” means a Grant intended to qualify for the Section 162(m) Exemption, as provided in Section 20.

(qq)	“Recapture” has the meaning given in Section 19(a).

(rr)	“Rescission” has the meaning given in Section 19(a).

(ss)	“Restricted Stock” means shares of Common Stock issued pursuant to Section 11 below that are subject to restrictions on ownership.

(tt)

“Restricted Stock Units” means a Grant denominated in hypothetical shares of Common Stock granted pursuant to Section 11 below, to be settled, subject to the terms and conditions of the Restricted Stock Units, either by delivery of shares of Common Stock or by the payment of cash based upon the Fair Market Value of a specified number of shares, or a combination.

(uu)

“Retirement” means the Severance of a Participant who is an employee of the Company or an Outside Director, other than as a result of the Participant’s death or termination by the Company for Cause, at a time when the Participant has (i) attained at least 55 years of age, and (ii) completed at least five Years of Service. Notwithstanding the foregoing, the Committee may establish such other criteria governing the occurrence of a Retirement for purposes of the Plan, in its sole discretion.

(vv)	“Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and as amended from time to time.

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(ww)	“Section 16 Officer” means a person or entity that is subject to the provisions of Section 16 of the Exchange Act.

(xx)	“Section 409A Grant” has the meaning given in Section 21(d).

(yy)

“Severance” of a Participant means (i) for purposes of Grants made to a Participant as compensation for services as an employee of the Company, that the Participant has ceased to be an employee of the Company for any reason, regardless of whether the Participant serves as an other service provider to the Company thereafter; provided, however, that a Participant who continues to serve as an Outside Director immediately after such Participant has ceased to be an employee of the Company shall not be considered to have had a Severance with the Company by reason of such Participant ceasing to be an employee of the Company; (ii) for purposes of Grants made to a Participant as compensation for services as an Outside Director, that the Participant has ceased to be an Outside Director for any reason, and is neither employed by, nor providing services to, the Company in any other capacity; and (iii) for purposes of Grants made to a Participant as compensation for services in any capacity other than as an employee of the Company or an Outside Director, that the Participant has ceased (in the sole and absolute judgment and discretion of the Company) to provide such services, and is neither employed by the Company nor serving as an Outside Director. Severance shall be considered to occur at the close of business on the day on which the applicable relationship to the Company ends, whether or not that day is also the Participant’s last day worked (regardless of whether or not his or her Severance is later found to be invalid or in breach of applicable laws, rules and regulations governing the Participant’s employment or the performance of services or any applicable agreement governing the Participant’s employment or the performance of services) and shall not be extended by any notice period; provided, that the Company may in its sole discretion establish in writing a different date on which a particular Participant’s Severance shall be considered to occur. If a Participant is employed by or providing services to a Subsidiary or Affiliate that ceases to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of a Subsidiary), the relationship of the Participant to the Company as an employee or service-provider, as applicable, shall be considered to have ended as a result of that cessation unless that relationship is transferred to Mattel or one of its continuing Subsidiaries or Affiliates in connection therewith. Notwithstanding the foregoing, with respect to any Grant subject to Code Section 409A (and not exempt therefrom), “Severance” of a Participant means a Participant’s “separation from service” (as such term is defined and used in Code Section 409A).

(zz)	“Share Change” has the meaning given in Section 17(a).

(aaa)

“Stock Appreciation Right” means a right granted pursuant to Section 8 below to receive a payment in cash, shares of Common Stock or any combination thereof with respect to a specified number of shares of Common Stock equal to the excess of the Fair Market Value of the Common Stock on the date the right is exercised over the exercise price of the Stock Appreciation Right.

(bbb)

“Subsidiary” means any corporation (other than Mattel) in an unbroken chain of corporations beginning with Mattel if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Code Section 424(f).

(ccc)

“Substitute Grant” has the meaning given in Section 5(a). Such Substitute Grants shall be on such terms and conditions as the Committee may prescribe, subject to compliance with the Incentive Stock Option requirements of Code Section 422 and the nonqualified deferred compensation requirements of Code Section 409A, where applicable.

(ddd)	“Tandem Stock Appreciation Right” means a Stock Appreciation Right granted in conjunction with an Option.

(eee)

“Ten Percent Stockholder” means any person who owns (after taking into account the constructive ownership rules of Code Section 424(d)) more than ten percent of the capital stock of Mattel or of any of its Subsidiaries or “parent corporation” (as defined in Code Section 424(e)).

(fff)	“Term” means the period of time from the date of grant of an Option or Stock Appreciation Right through the latest date on which it may be exercised, as determined by the Committee.

(ggg)	“Termination” has the meaning given in Section 19(a).

(hhh)	“2005 Plan” means the Mattel, Inc. 2005 Equity Compensation Plan, as amended.

(iii)	“2010 Annual Meeting” means the Annual Meeting that occurs in 2010.

(jjj)

“Years of Service” of a Participants shall mean the aggregate period of time, expressed as a number of whole years and fractions thereof, during which the Participant served without interruption as an employee of the

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Appendix B

Company and/or an Outside Director; provided, that a period of such service before an interruption shall be included in determining Years of Service to the extent such service is recognized under the Company’s applicable general policy with respect to service recognition.

3.	Administration.

(a)

The Plan shall be administered by the Compensation Committee of the Board, or such other committee of Board members as the Board may designate from time to time (the “Committee”); provided, that the Committee shall at all times have at least three members; that the members of the Committee shall all qualify as “non-employee directors” for purposes of Rule 16b-3 and “outside directors” for purposes of and within the meaning of Code Section 162(m), and shall meet the independence requirements of the listing standards of the Nasdaq Stock Market; and that the Committee may include all members of the Board, if they all meet the foregoing requirements, provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3(a) or otherwise provided in any charter of the Committee.

(b)

The Committee may conduct its meetings in person or by telephone. Except to the extent provided in the charter of the Committee, one-third of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by a majority of the members present at any meeting or by all of the members in writing without a meeting.

(c)

The Committee is authorized to construe and interpret the Plan, the rules and regulations under the Plan, and all Grants under the Plan; and to adopt, amend and rescind rules and procedures relating to the administration of the Plan as, in its opinion, may be advisable in the administration of the Plan; and, except as provided herein, to make all other determinations deemed necessary or advisable under the Plan. All actions of the Committee in connection with the construction, interpretation and administration of the Plan and the Grants shall be final, conclusive, and binding upon all parties.

(d)

The Committee may, except to the extent prohibited by its charter, applicable laws or regulations or the listing standards of the Nasdaq Stock Market, allocate all or any portion of its responsibilities and powers to any one or more of its members or to any other person or persons selected by it, including without limitation to the Chief Executive Officer of Mattel. Any such delegation may be limited or indefinite in duration, as the Committee shall determine, but shall be subject to revocation by the Committee, at any time. Notwithstanding the foregoing, the Committee shall not make any delegation of its authority with regard to the granting of Grants to Section 16 Officers, except to the extent permitted by Rule 16b-3, nor shall it delegate its authority with respect to Qualified Performance-Based Grants, except to the extent permitted by the Code Section 162(m) Exemption.

(e)	The Committee may, but need not, designate any Affiliate to participate in the Plan.

(f)

The Committee, in its sole discretion, shall have the power and authority to adopt one or more Programs under the Plan from time to time containing such terms and conditions as the Committee may determine or deem appropriate in its discretion.

4.	Duration of Plan.

(a)

The 2010 Equity and Long-Term Compensation Plan is effective as of the date of the 2010 Annual Meeting (the “Effective Date”); the Amended and Restated 2010 Equity and Long-Term Compensation Plan shall be effective as of the date of the Annual Meeting that occurs in 2015, provided that it is approved by Mattel’s stockholders on that date.

(b)	Unless terminated earlier pursuant to Section 23, the Plan shall terminate on March 26, 2025, except with respect to Grants then outstanding.

5.	Shares Available; Vesting Limitations.

(a)

Aggregate Limit. The maximum number of shares of Common Stock which may be issued pursuant to Grants under the Plan shall be equal to the sum of (x) 104 million shares of Common Stock, (y) the number of shares of Common Stock which as of the Effective Date remained available for issuance under the 2005 Plan, and (z) any shares of Common Stock subject to awards outstanding under the 2005 Plan as of the Effective Date which, on or after the Effective Date, are forfeited or otherwise terminate or expire for any reason without the issuance of shares to the holder thereof (the “Overall Share Limit”). The number of shares authorized for grant as Incentive Stock Options shall be no more than the Overall Share Limit. The foregoing shall be subject to adjustment as provided below in this Section 5 and in Section 17. Notwithstanding the foregoing, if a Grant (a

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Appendix B

“Substitute Grant”) is made pursuant to the conversion, replacement or adjustment of outstanding equity awards in connection with any acquisition, merger or other business combination or similar transaction involving the Company, the Overall Share Limit shall not be reduced as a result, to the extent the Substitute Grant is permitted without stockholder approval by the listing standards of the Nasdaq Stock Market.

(b)	General Share-Counting Rules.

(i)

A Full-Value Grant shall reduce the number of shares available under the Plan by the Full-Value Share Debiting Rate multiplied by the number of shares that are subject to the Grant, and an Option or Stock Appreciation Right shall reduce the number of shares available under the Plan by one share for each share that is subject to the Grant (for the avoidance of doubt, in the event that a Stock Appreciation Right may be settled in shares, the number of shares deemed subject to the Grant for purposes of this sentence shall be the number of shares with respect to which such Stock Appreciation Right may be exercised and not the number of shares that may be distributed in settlement of such exercise). The “Full-Value Share Debiting Rate” means:

(A)	with respect to Full-Value Grants granted prior to March 1, 2019, three (3.0); and

(B)	with respect to Full- Value Grants granted on or after March 1, 2019, two and seven-tenths (2.7).

(ii)

Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall be counted against the number of shares available under the Plan and shall not be added back to the shares authorized for grant under this Section 5: (A) shares tendered by the Participant in payment of the grant or exercise price of an Option or other Grant, (B) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to a Grant and (C) shares purchased on the open market with the cash proceeds from the exercise of Options. To the extent that the Company grants Restricted Stock, any shares subject to the Restricted Stock repurchased by the Company under Section 11(c)(iii) at the same price paid by the Participant so that such shares are returned to the Company shall again be available for Grants.

(c)

Addbacks Relating to Options and Stock Appreciation Rights. If any Option (with or without a Tandem Stock Appreciation Right) or Free-Standing Stock Appreciation Right is forfeited or otherwise terminates or expires without having been exercised, or is settled for cash, the shares subject to that Grant shall again be available for Grants under the Plan. Notwithstanding the provisions of this Section 5, no shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Code Section 422.

(d)

Addbacks Relating to Full-Value Grants. To the extent that a Full-Value Grant is forfeited or otherwise terminates or expires without shares having been issued, or is settled for cash, the number of shares available under the Plan shall be increased by the Full-Value Share Debiting Rate actually used for such Full-Value Grant to reduce the number of shares available under the Plan, multiplied by the number of shares subject to such Full-Value Grant that is forfeited, not issued or is settled in cash.

(e)

Individual Limit. Notwithstanding any provision in the Plan to the contrary, subject to adjustment as provided below in Section 17, the maximum number of shares as to which Grants (i.e., Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents, Performance Awards or unrestricted shares of Common Stock) may be made to a single Participant in a single calendar year is five million, and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more cash-based Grants payable is $20,000,000. Notwithstanding any provision in the Plan to the contrary, the sum of the aggregate grant date fair value of equity-based Grants and the amount of any cash-based Grants or other cash fees that may be granted or paid to a single Outside Director as compensation for services as an Outside Director in a single calendar year shall not exceed $750,000. To the extent required by Section 162(m) of the Code, shares subject to awards which are canceled shall continue to be counted against this limit.

(f)

Stock Distributed. Any Common Stock distributed pursuant to a Grant may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

(g)

Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Sections 17 and 18 of the Plan, Grants made under the Plan on or after the effective date of the First Amendment to the Plan (the “Amendment Date”) shall vest no earlier than the first anniversary of such Grant’s date of grant; provided, however, that, notwithstanding the foregoing, Grants that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to this Section 5 (as such number of shares of

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Common Stock may be increased from time to time in accordance with the Plan) may be granted to any one or more Participants without respect to such minimum vesting provisions. For purposes of Grants to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one Annual Meeting to the next Annual Meeting. Notwithstanding the foregoing, nothing in this Section 5(g) shall preclude or limit any Grant or other arrangement (or any action by the Committee) from providing for accelerated vesting of such Grant in connection with or following a Participant’s death, Disability or Severance.

6.

Eligibility. Persons eligible to receive Grants under the Plan shall consist of employees of the Company, Outside Directors, and Consultants. However, Incentive Stock Options may only be granted to individuals who are employees of Mattel or a Subsidiary, and Grants to Outside Directors for service as such shall be made only pursuant to Sections 14 and 15 below.

7.	Options.

(a)

Grants of Options under the Plan shall be made on such terms and in such form as the Committee may approve, which shall not be inconsistent with the provisions of the Plan, but which need not be identical from Option to Option.

(b)

The exercise price per share of Common Stock purchasable under an Option shall be set forth in the Option. Except in the case of Substitute Grants, the per-share exercise price of a Non- Qualified Stock Option shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date of grant, and the per-share exercise price of an Incentive Stock Option, shall be no less than:

(i)	110% of the Fair Market Value of a share of Common Stock on the date of grant in the case of a Ten Percent Stockholder; or

(ii)	100% of the Fair Market Value of a share of Common Stock on the date of grant in the case of any employee who is not a Ten Percent Stockholder.

(c)

Except in the case of Substitute Grants, the aggregate Fair Market Value (determined as of the date of grant) of the number of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or such other limit as may be required by Code Section 422.

(d)

The timing and conditions for vesting and/or exercisability of Options shall be determined by the Committee, and may include continued services to the Company for a specified period and/or the achievement of one or more Performance Goals, or such other events or requirements as the Committee may determine.

8.	Stock Appreciation Rights.

(a)

Stock Appreciation Rights may be granted as Tandem Stock Appreciation Rights in conjunction with all or part of an Option granted under the Plan, or as Free-Standing Stock Appreciation Rights. Tandem Stock Appreciation Rights associated with Non-Qualified Stock Options may be granted either at the time the Non-Qualified Stock Option is granted or thereafter. Tandem Stock Appreciation Rights associated with Incentive Stock Options may be granted only at the time the Incentive Stock Option is granted.

(b)

A Tandem Stock Appreciation Right shall have the same exercise price as, and shall vest, be exercisable and terminate, at the same time as the associated Option. The exercise of a Tandem Stock Appreciation Right in whole or in part shall result in the termination of the associated Option to the same extent, and vice versa.

(c)

Except in the case of Substitute Grants, the per-share exercise price of a Free-Standing Stock Appreciation Right shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. The timing and conditions for vesting and/or exercisability of a Free-Standing Stock Appreciation Right shall be determined by the Committee, and may be conditioned upon continued services to the Company and/or the achievement of one or more Performance Goals, or such other events or requirements as the Committee may determine.

9.	Exercise of Options and SARs.

(a)

Options and Stock Appreciation Rights shall be exercised by following such procedures as may be established by Mattel from time to time, including through any automated system that Mattel may establish for itself or using the services of a third party, such as a system using an internet website or interactive voice response. Such procedures may be different for different Participants, different groups of Participants, and/or different Grants.

(b)

In order to exercise an Option, the holder thereof must make full payment of the exercise price in accordance with such methods as the Committee may approve from time to time. As of the Effective Date, the following methods by which payment may be made are:

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(i)	cash; and

(ii)

by the delivery to Mattel or its designated agent of a written or electronic notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable upon exercise of an Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale.

(c)

The Committee may establish such procedures as it deems appropriate for the exercise of Options and Stock Appreciation Rights (i) by the guardian or legal representative of a Participant who is incapacitated (regardless of whether such incapacity constitutes Disability), and (ii) by a transferee thereof as contemplated by Section 16.

10.	Termination of Options and Stock Appreciation Rights; Effect of Severance.

(a)

Each Option and Stock Appreciation Right shall terminate not later than the end of its Term. Unless a shorter term is specifically provided for by the Committee, the Term of an Option or Stock Appreciation Right shall end on the tenth anniversary of the date of grant or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, on the fifth anniversary of the date of grant.

(b)

Except to the extent the Committee specifically establishes otherwise for an Option or Stock Appreciation Right, subject to Section 19 (including Section 19A) below, and except as otherwise required by an Individual Agreement, the consequences of the Severance of a Participant shall be as follows:

(i)	in the case of the Participant’s Severance for Cause, all of the Participant’s then-outstanding Options and Stock Appreciation Rights (whether vested or unvested) shall terminate immediately;

(ii)

in the case of the Participant’s Severance as a result of his or her Retirement, death or Disability (A) all of the Participant’s then-outstanding Options and Stock Appreciation Rights that were granted at least six months before the date of Severance shall become fully vested and exercisable immediately, and shall remain exercisable until the earlier of (I) the fifth anniversary of the date of Severance and (II) the end of the applicable Term, (B) all of the Participant’s other then-outstanding vested Options and Stock Appreciation Rights shall remain exercisable until the earlier of (I) the 90th day after the date of the Severance and (II) the end of the applicable Term, and (C) all of the Participant’s other then-outstanding unvested Options and Stock Appreciation Rights shall terminate immediately; and

(iii)

in the case of the Participant’s Severance for any other reason, (A) all of the Participant’s then-outstanding vested Options and Stock Appreciation Rights shall remain exercisable until the earlier of (I) the 90th day after the date of the Severance and (II) the end of the applicable Term, and (B) all of the Participant’s then-outstanding unvested Options and Stock Appreciation Rights shall terminate immediately.

(c)

Notwithstanding the foregoing, except to the extent the Committee specifically establishes otherwise for an Option or Stock Appreciation Right and except as otherwise required by an Individual Agreement, the 90-day periods referred to in clauses (ii) and (iii) of Section 10(b) above shall be extended to a two-year period if the Severance occurs during the 24-month period following a Change in Control.

11.	Restricted Stock and Restricted Stock Units.

(a)

In General. The Committee may issue Grants of Restricted Stock and Restricted Stock Units upon such terms and conditions as it may deem appropriate, which terms need not be identical for all such Grants. The timing and conditions for vesting of such Grants shall be determined by the Committee, and may include continued services to the Company for a specified period and/or the achievement of one or more Performance Goals, or such other events or requirements as the Committee may determine.

(b)

Restricted Stock in General. Restricted Stock may be sold to Participants, or it may be issued to Participants without the receipt of any consideration, to the extent permitted by applicable laws and regulations. If the Participant is required to give any consideration, the payment shall be in the form of cash or such other form of consideration as the Committee shall deem acceptable, such as the surrender of outstanding shares of Common Stock owned by the Participant. A Participant may not assign or alienate his or her interest in the shares of Restricted Stock prior to vesting. Otherwise, the Participant shall have all of the rights of a stockholder of Mattel with respect to the Restricted Stock, including the right to vote the shares and to receive any dividends (subject to Section 12(a) of the Plan).

(c)

Consequences of Severance for Restricted Stock. Except to the extent the Committee specifically establishes otherwise for a Grant of Restricted Stock, subject to Section 19 (including Section 19A) below, and except as otherwise required by an Individual Agreement, the consequences of the Severance of a Participant shall be as follows:

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(i)

in the case of the Participant’s Severance as a result of his or her death or Disability, all of the Participant’s then-outstanding unvested Restricted Stock that was granted at least six months before the date of Severance shall be immediately vested and all of the Participant’s other then-outstanding unvested Restricted Stock shall be immediately forfeited;

(ii)	in all other cases, all of the Participant’s then-outstanding unvested Restricted Stock shall be immediately forfeited; and

(iii)

to the extent a price was paid by the Participant for the Restricted Stock, upon the Participant’s Severance during the restriction period of the Restricted Stock, the Company shall have the right to repurchase from the Participant any unvested Restricted Stock then subject to restrictions at a cash price equal to the price per share paid by the Participant for such Restricted Stock, or such other amount as may be specified in the applicable Program or Restricted Stock agreement.

(d)

Restricted Stock Units. A Participant may not assign or alienate his or her interest in Restricted Stock Units, and shall not have any of the rights of a stockholder of Mattel with respect to the Restricted Stock Units unless and until shares of Common Stock are actually delivered to the Participant in settlement thereof. Except to the extent the Committee establishes otherwise for a Grant of Restricted Stock Units, each Restricted Stock Unit shall be settled no later than the fifteenth day of the third month after the end of the calendar year in which such Restricted Stock Unit ceases to be subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. To the extent that settlement of a Restricted Stock Unit is at a later date, the terms and conditions of the Restricted Stock Unit shall be established and interpreted in accordance with Section 21 below.

(e)

Consequences of Severance for Restricted Stock Units. Except to the extent the Committee specifically establishes otherwise for a Grant of Restricted Stock Units, subject to Section 19 (including Section 19A) below, and except as otherwise required by an Individual Agreement, the consequences of the Severance of a Participant shall be as follows:

(i)	in the case of the Participant’s Severance for Cause, all of the Participant’s then-outstanding unvested Restricted Stock Units shall be immediately forfeited;

(ii)

in the case of the Participant’s Severance as a result of his or her Involuntary Retirement, death or Disability, all of the Participant’s then-outstanding unvested Restricted Stock Units that were granted at least six months before the date of Severance shall be immediately vested and settled in cash or Common Stock, as provided in the terms thereof; and

(iii)	in all other cases, all of the Participant’s then-outstanding unvested Restricted Stock Units shall be immediately forfeited.

12.	Dividends and Dividend Equivalents.

(a)

Notwithstanding anything herein to the contrary, the Committee may make any and all dividends and distributions with respect to Grants under the Plan (including, but not limited to, Grants of Restricted Stock) subject to vesting conditions, which may be the same as or different from the vesting conditions applicable to the underlying Grant; provided, that, notwithstanding anything herein to the contrary, any dividends payable with respect to any Grant or any portion of a Grant may only be paid to the Participant to the extent that the vesting conditions applicable to such Grant or portion thereof are subsequently satisfied and the Grant or portion thereof to which such dividend relates vests, and any dividends with respect to any Grant or any portion thereof that does not become vested shall be forfeited.

(b)

The Committee may include Dividend Equivalents on shares of Common Stock that are subject to Grants, and may make separate Grants of Dividend Equivalents with respect to a specified number of hypothetical shares. The Committee shall specify in the Grant such terms as it deems appropriate regarding the Dividend Equivalents, including when and under what conditions the Dividend Equivalents shall be paid, whether any interest accrues on any unpaid Dividend Equivalents, and whether they shall be paid in cash or in shares of Common Stock or a combination thereof; provided, that, notwithstanding anything herein to the contrary, Dividend Equivalents with respect to Grants (or any portion thereof) that are not vested at the time that the underlying dividend is paid may only be paid to the Participant to the extent that the applicable vesting conditions are subsequently satisfied and the Grant (or portion thereof) vests, and any Dividend Equivalents with respect to any portion of a Grant that does not become vested shall be forfeited. Unless the Committee otherwise specifies in the Grant, Dividend Equivalents shall be paid to the Participant no later than the later of the fifteenth day of the third month following the end of the calendar year in which the Dividend Equivalents are credited or the fifteenth day of the third month following the end of the calendar year in which the related Grant

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vests. Any Dividend Equivalents shall be treated separately from the right to other amounts under the Grant for purposes of the designation of time and form of payment required by Code Section 409A.

(c)	Notwithstanding anything in the foregoing to the contrary, neither dividends nor Dividend Equivalents shall be granted, paid or payable in respect of outstanding Options or Stock Appreciation Rights.

13.	Performance Awards.

(a)

The Committee is authorized to grant Performance Awards and to determine whether such Performance Awards shall be a Qualified Performance-Based Grant. The value of Performance Awards may be linked to any one or more of the Performance Goals or other specific criteria determined by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Performance Awards may be paid in cash, shares of Common Stock, or a combination of both, as determined by the Committee.

(b)

Without limiting Section 13(a), the Committee may grant Performance Awards in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such bonuses paid to a Participant which are intended to be Qualified Performance-Based Grants shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 20.

(c)

With respect to Performance Awards in the form of a cash bonus payable upon the attainment of objective Performance Goals, the Committee shall have the right to reduce (but not to increase) or eliminate the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the performance period, in determining the amount earned pursuant to such Performance Award.

14.

Outside Directors. Grants may be made to Outside Directors only in accordance with this Section 14 and Section 15(b). The terms and conditions of Grants to Outside Directors shall be the same as those provided for elsewhere in the Plan, except as specifically provided otherwise in this Section 14.

(a)

Effective on the date of each Annual Meeting, each Outside Director shall receive a Grant (the “Annual Grant”) of (i) Non-Qualified Stock Options and/or (ii) Restricted Stock, and/or (iii) Restricted Stock Units as determined by the Committee or the Board pursuant to the written Summary of Compensation of the Non-Employee Members of the Board of Directors, or any successor summary or policy.

(b)

Each Option granted to an Outside Director pursuant to this Section 14 shall have a per-share exercise price equal to the Fair Market Value of a share of Common Stock on the date of grant. The applicable Outside Director’s Option agreement shall govern the treatment of Annual Grants of Options upon an Outside Director’s Severance.

(c)

The applicable Outside Director’s Restricted Stock agreement and Restricted Stock Unit agreement shall govern the treatment of Annual Grants of Restricted Stock and Restricted Stock Units, respectively, upon an Outside Director’s Severance.

(d)

As of the Effective Date, (i) Grants made to Outside Directors pursuant to this Section 14 shall be in lieu of all future Grants to Outside Directors under Section 13 of the 2005 Plan, and (ii) the provisions of this Section 14 shall replace and supersede the relevant provisions of Section 13 of the 2005 Plan.

15.	Bonus Grants and Grants in Lieu of Compensation.

(a)

The Committee is authorized to grant shares of Common Stock as a bonus, or to make Grants in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements. Such grants shall be upon such terms and conditions as the Committee may deem appropriate.

(b)

Each Outside Director shall be eligible to be granted shares of Common Stock in lieu of all or a portion of his or her annual cash retainer fee for service on the Board (“Annual Cash Retainer”), subject to the following terms and conditions.

(i)

An Outside Director who has timely elected in advance, in accordance with the policies and procedures adopted by Mattel from time to time, to receive shares of Common Stock in lieu of all or a portion of such Outside Director’s Annual Cash Retainer with regard to a given year shall be granted shares of Common Stock on the date the Annual Cash Retainer would have otherwise been paid by Mattel to the Outside Director. Such an election by the Outside Director shall be irrevocable with respect to the Annual Cash Retainer for such year.

(ii)	The number of shares of Common Stock granted pursuant to this Section 15(b) shall be the number of

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whole shares of Common Stock equal to the amount of the Outside Director’s Annual Cash Retainer which the Outside Director has elected pursuant to clause (i) above to be payable in shares of Common Stock, divided by the Fair Market Value per share on the date of grant.

16.	Non-transferability of Grants.

(a)

No Option or Free-Standing Stock Appreciation Right shall be transferable by a Participant other than (i) upon the death of the Participant, or (ii) in the case of a Non-Qualified Stock Option or Free-Standing Stock Appreciation Right, as otherwise expressly permitted by the Committee; provided, however, that in no event may an Option or Free-Standing Stock Appreciation Right be transferable for consideration absent stockholder approval. A Tandem Stock Appreciation Right shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of the Plan, only by the applicable Participant, the guardian or legal representative of such Participant as provided in Section 9(c), or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 16(a), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, that references to employment or other provision of services to the Company (such as the terms “Disability,” “Retirement” and “Severance”) shall continue to refer to the employment of, or provision of services by, the original Participant.

(b)	No other Grant shall be transferable except as specifically provided in the Grant; provided, however, that in no event may a Grant be transferable for consideration absent stockholder approval.

(c)

The Company may establish such procedures for making beneficiary designations or such other rules and procedures as may be appropriate under applicable laws and regulations for the treatment of Grants upon the death of a Participant.

17.	Adjustments.

(a)

In the event of (i) a stock dividend, declaration of an extraordinary cash dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of Mattel (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting Mattel or any of its Subsidiaries or Affiliates (each, a “Corporate Transaction”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares of Common Stock or other securities reserved for Grants under the Plan, (B) the limitations set forth in Sections 5(a) and 5(e), (C) the number and kind of shares or other securities subject to outstanding Grants, (D) the exercise price of outstanding Options and Stock Appreciation Rights.

(b)

In the case of Corporate Transactions, the adjustments pursuant to Section 17(a) may include, without limitation, (1) the cancellation of outstanding Grants in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Grants, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of Mattel and securities of entities other than Mattel) for the shares subject to outstanding Grants; and (3) in connection with any Disaffiliation, arranging for the assumption of Grants, or replacement of Grants with new awards based on other property or other securities (including, without limitation, other securities of Mattel and securities of entities other than Mattel), by the affected Subsidiary or Affiliate by the entity that controls the affected Subsidiary, Affiliate or division following such Disaffiliation (as well as any corresponding adjustments to Grants that remain based upon Company securities).

(c)

Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 17(a) to Grants that are considered “deferred compensation” within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A; (ii) any adjustments made pursuant to Section 17(a) to Grants that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Grants either (A) continue not to be subject to Code Section 409A or (B) comply with the requirements of Code Section 409A; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 17(a) to the extent the existence of such authority would cause a Grant that is not intended to be subject to Code Section 409A at the time of Grant to be subject thereto.

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18.	Effect of Change in Control.

(a)

In the event of a Change in Control, (i) with respect to Grants that are not Performance Vesting Awards (as defined below), unless a Qualifying Replacement Award is provided to the applicable Participant to replace the applicable Grant, any such Grant that is an Option or Stock Appreciation Right then outstanding shall vest and be fully exercisable as of the date of the Change in Control, any such Grant of Restricted Stock or Restricted Stock Units then outstanding shall be fully vested as of the date of the Change in Control, and any such Grant of Restricted Stock Units then outstanding shall (subject to Section 18(c)) be settled immediately (in cash or Common Stock, determined in the manner provided for in the terms thereof, but subject to Section 17); (ii) with respect to Grants that are not Performance Vesting Awards (other than Performance Vesting Awards that are replaced by Qualifying Replacement Awards and cease to be subject to performance-based vesting conditions), if a Qualifying Replacement Award is provided to the applicable Participant to replace such Grant, then, in the event that the Participant incurs a Severance by the Company without Cause within the 24-month period immediately following the Change in Control, then, any such Qualifying Replacement Award that relates to (x) Options or Stock Appreciation Rights outstanding as of immediately prior to the Participant’s Severance shall become fully vested and exercisable as of the date of such Severance and remain exercisable until the earlier of (A) the second anniversary of the Severance and (B) the end of the applicable Term, and (y) Restricted Stock or Restricted Stock Units outstanding as of immediately prior to the Participant’s Severance shall be fully vested as of the date of such Severance, and any such Qualifying Replacement Award that relates to Restricted Stock Units shall (subject to Section 18(c)) be settled immediately upon such Severance (in cash or Common Stock, determined in the manner provided for in the terms thereof, but subject to Section 17); and (iii) unless a Qualifying Replacement Award is provided to the applicable Participant to replace the applicable Grant, any Performance Vesting Award granted on or after the Amendment Date shall, immediately prior to, and subject to the consummation of, such Change in Control, vest and (subject to Section 18(c)) be settled immediately (in cash or Common Stock, determined in the manner provided for in the terms thereof, but subject to Section 17) based on the greater of (x) actual performance through the date of the Change in Control or (y) prorated target performance, with the number of shares based on a fraction, the numerator which is the number of days elapsed in the applicable performance period through the date of the Change in Control, and the denominator of which is the total number of days in the applicable performance period; in each case, subject to the terms of any Grant, Individual Agreement, Program or Section 18(c). Notwithstanding the foregoing, except to the extent that a Qualifying Replacement Award is not provided to the applicable Participant to replace the applicable Grant as set forth in this Section 18(a), (1) in no event shall any Grant granted on or after the Amendment Date provide for accelerated vesting or exercisability (as applicable) solely upon the occurrence of a Change in Control, and (2) in no event shall either the Board or the Committee accelerate the vesting or exercisability (as applicable) of any Grant, in whole or in part, solely upon the occurrence of a Change in Control. For purposes of the Plan, “Performance Vesting Award” means a Grant that is subject to performance-based vesting.

(b)	“Change in Control” means:

(i)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding shares of Common Stock (the “Outstanding Mattel Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of Mattel entitled to vote generally in the election of directors (the “Outstanding Mattel Voting Securities”); provided, that for purposes of this subsection (i), the following shall not constitute a Change in Control: (1) any acquisition directly from Mattel, (2) any acquisition by Mattel or any corporation controlled by Mattel, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Mattel or any corporation controlled by Mattel, (4) any acquisition by a Person of 35% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities as a result of an acquisition of Common Stock by Mattel which, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares beneficially owned by such Person to 35% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities; provided, that if a Person shall become the beneficial owner of 35% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities by reason of a share acquisition by Mattel as described above and shall, after such share acquisition by Mattel, become the beneficial owner of any additional shares of Common Stock, then such acquisition shall constitute a Change in Control or (E) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 18(b); or

(ii)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason

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to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Mattel’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)

Consummation by Mattel of a reorganization, merger or consolidation or sale or other deposition of all or substantially all of the assets of Mattel or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Mattel Common Stock and Outstanding Mattel Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Mattel or all or substantially all of Mattel’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Mattel Common Stock and Outstanding Mattel Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of Mattel or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	Approval by the stockholders of Mattel of a complete liquidation or dissolution of Mattel.

(c)

Notwithstanding the foregoing, with respect to any Grant that provides for the deferral of compensation and is subject to Code Section 409A, (i) if a Change in Control constitutes a payment event with respect to such Grant, the transaction or event described in Section 18(b) with respect to such Grant must, for purposes of such payment event, also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i) (5) to the extent required by Section 409A, and (ii) the settlement provisions of this Section 18 shall not apply to such Grant and the settlement of such Grant shall be governed by the applicable Grant agreement, it being understood that this Section 18(c) shall not limit application of the vesting provisions of this Section 18 to any such Grant

(d)

“Qualifying Replacement Award” means an award that (i) is of the same type as the Grant it is replacing (the “Replaced Award”), (ii) has a value that is no less than the value of such Replaced Award as of the date of the applicable Change in Control, (iii) if such Replaced Award was an equity-based award, relates to publicly traded equity securities of the Company or of the ultimate parent entity, as applicable, following such Change in Control, (iv) contains terms relating to vesting (including with respect to a Severance) that are no less favorable to the applicable Participant than those of such Replaced Award, and (v) has other terms and conditions that are no less favorable to the applicable Participant than the terms and conditions of such Replaced Award as of the date of such Change in Control. Without limiting the generality of the foregoing, a Qualifying Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this paragraph are satisfied shall be made by the Committee, as constituted immediately before the applicable Change in Control, in its sole discretion.”

19.	Termination, Rescission and Recapture.

(a)

Each Grant under the Plan is intended to align the Participant’s long-term interests with the long-term interests of the Company. If a Participant engages in certain activities discussed below, either during employment with the Company or after such employment terminates for any reason, the Participant is acting contrary to the long-term interests of the Company. Accordingly, except as otherwise expressly provided in the Grant or as otherwise required by an Individual Agreement or Program, Mattel may terminate any outstanding, unexercised,

B-13	Mattel, Inc.

Appendix B

unexpired, unpaid, or deferred Grant (“Termination”), rescind any exercise, payment or delivery pursuant to the Grant (“Rescission”) or recapture any cash or any Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Common Stock acquired pursuant to the Grant (“Recapture”), as more fully described below.

(b)

Each Participant shall comply with any agreement or undertaking regarding inventions, intellectual property rights, and/or proprietary or confidential information or material that the Participant signed or otherwise agreed to in favor of the Company.

(c)

A Participant will be acting contrary to the long-term interests of the Company if, during the restricted period set forth below, a Participant engages in any of following activities in, or directed into, any State, possession or territory of the United States of America or any country in which the Company operates, sells products or does business:

(i)

while employed by the Company, the Participant renders services to or otherwise directly or indirectly engages in or assists, any organization or business that is or is working to become competitive with the Company;

(ii)

while employed by the Company or at any time thereafter, the Participant (A) uses any confidential information or trade secrets of the Company to render services to or otherwise engage in or assist any organization or business that is or is working to become competitive with the Company or (B) solicits away or attempts to solicit away any customer or supplier of the Company if in doing so, the Participant uses or discloses any of the Company’s confidential information or trade secrets; or

(iii)

while employed by the Company or during a period of one year thereafter, the Participant solicits or attempts to solicit any non-administrative employee of the Company to terminate employment with the Company or to perform services for any organization or business that is or is working to become competitive with the Company.

The activities described in this Section 19(c) (and any additional activities as may be set forth in a Participant’s Grant, Individual Agreement or Program) are collectively referred to as ‘Activities Against the Company’s Interest.’

(d)

If Mattel determines, in its sole and absolute discretion, that: (i) a Participant has violated any of the requirements set forth in Section 19(b) above or (ii) a Participant has engaged in any Activities Against the Company’s Interest (the date on which such violation or activity first occurred being referred to as the ‘Trigger Date’), then Mattel may, in its sole and absolute discretion, impose a Termination, Rescission and/or Recapture of any or all of the Participant’s Grants or the proceeds received by the Participant therefrom, provided that such Termination, Rescission and/or Recapture shall not apply to a Full-Value Grant to the extent that both of the following occurred earlier than six months prior to the Trigger Date: (A) such Full-Value Grant vested and (B) Common Stock was delivered and/or cash was paid pursuant to such Full-Value Grant; and provided, further, that such Termination, Rescission and/or Recapture shall not apply to an Option or a Stock Appreciation Right to the extent that such Option or Stock Appreciation Right was exercised earlier than six months prior to the Trigger Date. Within ten days after receiving notice from Mattel that Rescission or Recapture is being imposed on any Grant, the Participant shall deliver to Mattel the cash or shares of Common Stock acquired pursuant to such Grant, or, if Participant has sold such Common Stock, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Common Stock that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), Mattel shall promptly refund the exercise price, without earnings, that the Participant paid for the Common Stock. Any payment by the Participant to Mattel pursuant to this Section 19(d) shall be made either in cash or by returning to Mattel the number of shares of Common Stock that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after a Participant’s Severance, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent equity interest in the organization or business.

(e)

Upon exercise of an Option or Stock Appreciation Right or payment or delivery of cash or Common Stock pursuant to a Grant, the Participant shall, if requested by the Company, certify on a form acceptable to Mattel that he or she is in compliance with the terms and conditions of the Plan and, if a Severance has occurred, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

2019 Proxy Statement	B-14

Appendix B

(f)

Notwithstanding the foregoing provisions of this Section 19, Mattel has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Grant shall not in any way reduce or eliminate Mattel’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Grant.

(g)	Nothing in this Section 19 shall be construed to impose obligations on any Participant to refrain from engaging in lawful competition with the Company after the termination of employment.

(h)

All administrative and discretionary authority given to Mattel under this Section 19 shall be exercised by the most senior human resources executive of Mattel or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(i)

Notwithstanding any provision of this Section 19, if any provision of this Section 19 is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Section 19 is illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law.

(j)

Notwithstanding the foregoing, this Section 19 shall not be applicable: (i) to any Participant who at no time is an employee of the Company; (ii) to any Grant made to a Participant for services as an Outside Director or in any capacity other than an employee of the Company; or (iii) to any Participant from and after his or her Severance if such Severance occurs within the 24-month period after a Change in Control.

19A.

Compensation Recovery Policy. Notwithstanding any provision in the Plan to the contrary, Grants under this Plan shall be subject to the terms and conditions of the Mattel, Inc. Compensation Recovery Policy, as may be amended from time to time, to the extent applicable. This Section 19A shall apply only to Grants made on or after August 29, 2013 or Grants with a performance period or, in the case of long-term incentive equity awards, a performance cycle that commences on or after August 29, 2013.

20.	Code Section 162(m).

(a)

The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted to Covered Employees qualify for the Code Section 162(m) Exemption, and all such Grants shall therefore be considered Qualified Performance-Based Grants, and the Plan shall be interpreted and operated consistent with that intention. When granting any Grant other than an Option or Stock Appreciation Right, the Committee may designate such Grant as a Qualified Performance-Based Grant, in which event the terms of such Grant (and of the grant thereof) shall comply with the requirements for the Code Section 162(m) Exemption.

(b)

Each Qualified Performance-Based Grant (other than an Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate, and no Qualified Performance-Based Grant may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Grant under the Plan, in any manner that would cause the Qualified Performance-Based Grant to cease to qualify for the Code Section 162(m) Exemption; provided, that (i) the Committee may provide, either in connection with the grant of the applicable Grant or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or Disability of the Participant (or under any other circumstance with respect to which the existence of such possible waiver will not cause the Grant to fail to qualify for the Code Section 162(m) Exemption), and (ii) the provisions of Section 18 shall apply notwithstanding this Section 20(b).

21.	Code Section 409A.

(a)

It is the intention of Mattel that no Grant shall be “nonqualified deferred compensation” subject to Code Section 409A, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Grants shall be interpreted, construed and administered in accordance with this intent, so as to avoid the imposition of taxes and penalties on Participants pursuant to Section 409A. The Company shall have no liability to any Participant or otherwise if the Plan or any grant,

B-15	Mattel, Inc.

Appendix B

vesting, exercise or payment of any Grant hereunder are subject to the additional tax and penalties under Code Section 409A. Notwithstanding any other provision of the Plan to the contrary, with respect to any Grant that is subject to Code Section 409A, if a Participant is a “specified employee” (as such term is defined in Code Section 409A and as determined by the Company) as of the Participant’s Severance, any payments (whether in cash, Common Stock or other property) to be made with respect to the Grant upon the Participant’s Severance will be accumulated and paid (without interest) on the earlier of (i) first business day of the seventh month following the Participant’s “separation from service” (as such term is defined and used in Code Section 409A) or (ii) the date of the Participant’s death.

(b)

The terms and conditions governing any Grants that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Grants in the event of a Change in Control, shall be set forth in writing, and shall comply in all respects with Code Section 409A. Additionally, to the extent any Grant is subject to Code Section 409A, notwithstanding any provision of the Plan to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Grant, except as permitted by Code Section 409A.

(c)

Notwithstanding any other provision of the Plan to the contrary, if a Change in Control occurs that is not a “change in control event” within the meaning of Code Section 409A, and payment or distribution of a Grant that is “nonqualified deferred compensation” subject to Code Section 409A would otherwise be made or commence on the date of such Change in Control (pursuant to the Plan, the Grant or otherwise), (i) the vesting of such Grant shall accelerate in accordance with the Plan and the Grant, (ii) such payment or distribution shall not be made or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Code Section 409A, and (iii) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section 409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee.

(d)

Any deferral election provided to the Company or the Participant under or with respect to any Grant that constitutes, or provides for, a deferral of compensation subject to Code Section 409A (a “Section 409A Grant”) shall satisfy the requirements of Code Section 409A(a)(4)(B) and the Treasury Regulations promulgated thereunder, to the extent applicable, and any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or by such later date as may be permitted by Code Section 409A and the Treasury Regulations promulgated thereunder.

(e)

In the event that a Section 409A Grant permits, under a subsequent election by the Company or the Participant, a delay in a distribution or payment of any shares of Common Stock or other property or amounts under such Section 409A Grant, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Code Section 409A(a)(4)(C) and the Treasury Regulations promulgated thereunder.

22.

Notice of Disqualifying Disposition. A Participant must notify Mattel if the Participant makes a disqualifying disposition of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted under the Plan.

23.	Amendments; Termination; Replacements; No Repricing.

(a)

The Board may at any time amend or terminate the Plan. However, no amendment or termination of the Plan may affect an outstanding Grant, except as permitted by Section 23(b) or (c). Furthermore, stockholder approval of an amendment of the Plan shall be required to the extent that (i) the amendment would affect Section 23(d) of the Plan or (ii) the listing standards of the Nasdaq Stock Market require such approval.

(b)

The Committee may adopt special rules, procedures, definitions and other provisions under the Plan, special amendments to Plan provisions, and sub-plans for purposes of complying with applicable local laws and regulations, which may be applicable to specified Grants and/or to specified Participants, as it deems appropriate in its discretion to comply with applicable local laws and regulations, and to otherwise take into account the effects of, and deal appropriately with, local laws, regulations and practices; provided, that none of the foregoing shall alter the rules regarding the shares available under the Plan set forth in Section 5, eligibility for Grants as set forth in Section 6, and the requirement that the per-share exercise price of Options and Stock Appreciation Rights generally be not less than 100% of the Fair Market Value on the date of grant set forth in Sections 7(b) and 8(c).

2019 Proxy Statement	B-16

Appendix B

(c)

The Board or the Committee may unilaterally modify the terms of any outstanding Grant; provided, that no such modification may be made that would impair the rights of the Participant holding the Grant without his or her consent, except to the extent the modification is made to cause the Plan or Grant to comply with applicable laws or regulations, stock exchange rules or accounting rules.

(d)

Notwithstanding any other provision of this Plan, except as permitted by Section 17 (or an exemption therefrom) and with the approval of Mattel’s stockholders, (i) in no event may any Option or Stock Appreciation Right be modified by reducing its exercise price, (ii) in no event may any Option or Stock Appreciation Right be cancelled and replaced with a new Option or Stock Appreciation Right with a lower exercise price, and (iii) in no event may any Option or Stock Appreciation Right be cancelled in exchange for cash or another Grant when the Option or Stock Appreciate Right per share exercise price exceeds the Fair Market Value of the underlying share of Common Stock.

24.

Tax Withholding. Participants shall be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes (or similar amounts due to any governmental or regulatory body) of any kind (if any) that are required by applicable laws or regulations to be withheld with respect to Grants. Unless otherwise determined by the Company, or as may be otherwise required by applicable laws or regulations, any such withholding obligations may be settled with Common Stock, including Common Stock that is part of the Grant that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding, unless higher withholding is permissible without adverse accounting consequences, may be settled with Common Stock. The obligations of the Company under the Plan shall be conditional on such payment or arrangements (to the extent applicable), and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

25.	No Additional Rights.

(a)	Neither the adoption of the Plan nor the granting of any Option or Restricted Stock shall:

(i)	affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law; or

(ii)

confer upon any Participant the right to continue performing services for the Company, nor shall it interfere in any way with the right of the Company to terminate the services of any Participant at any time, with or without cause, or to change all other terms and conditions of employment or engagement.

(b)

No Participant shall have any rights as a stockholder with respect to any shares covered by a Grant until the date a certificate has been delivered to the Participant or book entries evidencing such shares have been recorded by the Company or its transfer agent following the exercise of an Option or the receipt of Restricted Stock.

26.	Securities Law Restrictions.

(a)	No securities shall be issued under the Plan unless the Committee shall be satisfied that the issuance will be in compliance with applicable federal, state, local and foreign securities laws.

(b)

The Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

(c)

Certificates or book entries evidencing shares of Common Stock delivered under the Plan may be subject to such restrictions as the Committee may deem advisable. The Committee may cause a legend to be placed on the certificates or book entries to refer to those restrictions.

(d)	All transactions involving Grants and all transactions pursuant to the Plan are subject to Mattel’s Insider Trading Policy or any similar or successor policy.

27.

Indemnification. To the maximum extent permitted by law, Mattel shall indemnify each member of the Committee and of the Board, as well as any other employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual’s duties under the Plan, unless the losses are due to the individual’s gross negligence or lack of good faith. The Company will have the right to select counsel and to control the prosecution or defense of the suit. The Company will not be required to indemnify any person for any amount incurred through any settlement unless Mattel consents in writing to the settlement.

B-17	Mattel, Inc.

Appendix B

28.

Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have employees, Outside Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other law, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which employees, Outside Directors or Consultants outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Grant to such individuals outside the United States to comply with law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 5 or the individual limits contained in Section 5(e); and (e) take any action, before or after a Grant is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

29.	Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

To signify its adoption of the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan, Mattel has caused its execution.

2019 Proxy Statement	B-18

UNO
WILD
MEGA BLOKS
Polly Pocket
EnchanTimals
CARING IS OUR EVERYTHING
PooParoos
Little People
MEGA CONSTRUX

© 2019 Mattel. All Rights Reserved.

MATTEL, INC.

333 CONTINENTAL BLVD.

EL SEGUNDO, CA 90245-5012

VOTE BY INTERNET - www.proxyvote.com

Use the Internet for electronic delivery of information and to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or, for PIP Shares, until the PIP Shares Special Voting Cut-Off Date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. See reverse side for information on voting PIP Shares.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or, for PIP Shares, until the PIP Shares Special Voting Cut-Off Date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, on or before May 15, 2019 or, if applicable, the PIP Shares Special Voting Cut-Off Date.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Mattel, Inc. in mailing proxy materials, you can consent to receiving all future proxy materials electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E65850-P16603 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MATTEL, INC.
The Board of Directors recommends a vote “FOR” all nominees listed.
1.	Election of Directors.
	Nominees:	For	Against	Abstain
	1a. R. Todd Bradley	☐	☐	☐
	1b. Adriana Cisneros	☐	☐	☐	The Board of Directors recommends a vote “FOR” Proposal 3.		For	Against	Abstain
	1c. Michael J. Dolan	☐	☐	☐	3. Advisory vote to approve named executive officer compensation, as described in the Mattel, Inc. Proxy Statement.		☐	☐	☐
	1d. Ynon Kreiz	☐	☐	☐	The Board of Directors recommends a vote “FOR” Proposal 4.
	1e. Soren T. Laursen	☐	☐	☐	4. Approval of Second Amendment to Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan.		☐	☐	☐
	1f. Ann Lewnes	☐	☐	☐	The Board of Directors recommends a vote “AGAINST” Proposal 5.
	1g. Roger Lynch	☐	☐	☐	5. Stockholder proposal regarding an amendment to stockholder proxy access provisions.		☐	☐	☐
	1h. Dominic Ng	☐	☐	☐
	1i Dr. Judy D. Olian	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
	1j. Vasant M. Prabhu	☐	☐	☐
The Board of Directors recommends a vote “FOR” Proposal 2.							Yes	No
2.	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel, Inc.’s independent registered public accounting firm for the year ending December 31, 2019.	☐	☐	☐	Please indicate if you plan to attend this meeting.		☐	☐

(NOTE: Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title as such.)

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

MATTEL, INC.

2019 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The 2019 Annual Meeting of Stockholders of Mattel, Inc. will be held on Thursday, May 16, 2019 at 9:00 a.m. (Los Angeles time), at the Mattel Conference and Leadership Center, 1955 East Grand Avenue, El Segundo, CA 90245. We will consider and act on the following items of business at the Annual Meeting:

1.  Election of the ten director nominees named in the Mattel, Inc. Proxy Statement.

2.  Ratification of the selection of PricewaterhouseCoopers LLP as Mattel, Inc.’s independent registered public accounting firm for the year ending December 31, 2019.

3.  Advisory vote to approve named executive officer compensation, as described in the Mattel, Inc. Proxy Statement.

4.  Approval of Second Amendment to Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan.

5.  Stockholder proposal regarding an amendment to stockholder proxy access provisions.

6.  Such other business as may properly come before the Annual Meeting.

The Mattel, Inc. Proxy Statement describes each of the items of business above in more detail. The Board of Directors recommends a vote FOR each of the ten director nominees named in the Proxy Statement, a vote FOR the proposals described above in items 2, 3 and 4 and a vote AGAINST item 5.

If you were a holder of record of Mattel, Inc. Common Stock at the close of business on March 22, 2019, you are entitled to notice of and to vote at the Annual Meeting. A list of record holders of Mattel, Inc. Common Stock entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at Mattel, Inc.’s offices at 333 Continental Boulevard, El Segundo, CA 90245-5012, during normal business hours for ten days prior to the Annual Meeting and at the Annual Meeting.

The Mattel Conference and Leadership Center is accessible to those who require special assistance. If you require special assistance, please call the center at 310-252-4500.

By Order of the Board of Directors

Robert Normile, Secretary

El Segundo, California, April 4, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2019 Proxy Statement and Notice of Annual Meeting of Stockholders, 2018 Annual Report and

Admission Policy are available at www.proxyvote.com.

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E65851-P16603

MATTEL, INC.

The undersigned stockholder of Mattel, Inc. hereby appoints Ynon Kreiz, Robert Normile and Michael J. Dolan, and each of them, as proxy holders with full power of substitution, to represent and to vote all shares of Mattel, Inc. Common Stock held of record by the undersigned on March 22, 2019, at Mattel, Inc.’s Annual Meeting of Stockholders, to be held on May 16, 2019, and any adjournment or postponement thereof, with all powers the undersigned would possess if personally present. The proxy holders will vote as directed by the undersigned. If the undersigned gives no directions, the proxy holders will vote in accordance with the Board’s recommendations. The proxy holders will vote in their discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof, including, among other things, any proposal to adjourn the meeting to another time or place for the purposes of soliciting additional proxies. If any of the nominees for director listed on the reverse side should be unavailable, the persons named as proxy holders named herein may vote for substitute nominees at their discretion.

The following applies only with regard to any shares of Mattel, Inc. Common Stock that you held as of March 22, 2019 as a participant in the Mattel, Inc. Personal Investment Plan (“PIP”), a 401(k) plan (“PIP Shares”): As a named fiduciary for voting purposes, you hereby direct Benefit Trust Company, as Trustee for the PIP, to vote the PIP Shares. You understand that you may mail this proxy card on a confidential basis to Broadridge, acting as tabulation agent, or vote by Internet or telephone as described on the reverse side of this card, and that the voting instructions must be received by Broadridge no later than 11:59 p.m., Eastern Time, on May 13, 2019 (“PIP Shares Special Voting Cut-Off Date”). If the instructions are not received by that date, or if the instructions are invalid because this form is not properly signed and dated, the PIP Shares will be voted in accordance with the terms of the PIP.

Your telephone or Internet vote authorizes the named proxy holders and/or the PIP Trustee to vote the shares in the same manner as if you marked, signed and returned your proxy card.

If you vote your proxy via telephone or Internet, you do not need to mail back your proxy card.

(Continued, and to be marked, dated and signed on reverse side.)

ADMISSION POLICY

MATTEL, INC.

2019 Annual Meeting of Stockholders

Thursday, May 16, 2019

Mattel Conference and Leadership Center

1955 East Grand Avenue

El Segundo, California 90245

9:00 A.M., Los Angeles time (registration will begin at 8:00 A.M., Los Angeles time)

IMPORTANT:    In order to be admitted to the 2019 Annual Meeting, you must bring with you all of the items that are required pursuant to the Admission Policy. The Admission Policy is printed below and on the reverse side of this card. In addition, please note that you may not use cameras, recording equipment or other similar electronic devices during the 2019 Annual Meeting.

ADMISSION POLICY FOR THE 2019 ANNUAL MEETING

Mattel restricts admission to the 2019 Annual Meeting to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding validly executed proxies from stockholders who hold Mattel stock as of or after the close of business on March 22, 2019 and invited guests of Mattel.

You must bring certain documents with you in order to be admitted to the 2019 Annual Meeting and to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully, because they specify the documents that you must bring with you to the 2019 Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of Mattel stock as of the close of business on March 22, 2019. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of Mattel’s transfer agent, Computershare Trust Company, N.A. (“Computershare”). Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in “street name.” If you are unsure as to whether you were a record holder of Mattel common stock as of the close of business on March 22, 2019, please call Computershare at 1-888-909-9922.

If you were a record holder of Mattel common stock as of the close of business on March 22, 2019, then you must bring:

•	Valid personal photo identification (such as a driver’s license or passport).

At the 2019 Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 22, 2019.

If a broker, bank or other nominee was the record holder of your shares of Mattel common stock as of the close of business on March 22, 2019, then you must bring:

•	Valid personal photo identification (such as a driver’s license or passport); and

•	Proof that you owned shares of Mattel common stock as of the close of business on March 22, 2019.

(continued on reverse)

Examples of proof of ownership include the following: (i) an original or a copy of the voting instruction form from your bank or broker with your name on it, (ii) a letter from your bank or broker stating that you owned Mattel common stock as of the close of business on March 22, 2019, or (iii) a brokerage account statement indicating that you owned Mattel common stock as of the close of business on March 22, 2019.

If you acquired your shares of Mattel common stock at any time after the close of business on March 22, 2019, you do not have the right to vote at the 2019 Annual Meeting, but you may attend the 2019 Annual Meeting if you bring:

•	Valid personal photo identification (such as a driver’s license or passport); and

•	Proof that you own shares of Mattel common stock. Examples of proof of ownership include the following:

•

If a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (i) a letter from your bank or broker stating that you acquired Mattel common stock after March 22, 2019, or (ii) a brokerage account statement as of a date after March 22, 2019 indicating that you own Mattel common stock; or

•	If you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation acceptable to Mattel that you bought the stock after March 22, 2019.

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 22, 2019, then you must bring:

•	The validly executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 22, 2019; and

•	Valid personal photo identification (such as a driver’s license or passport).

If you are a proxy holder for a stockholder of Mattel who acquired shares of Mattel common stock after the close of business on March 22, 2019, you do not have the right to vote at the 2019 Annual Meeting, but you may attend the 2019 Annual Meeting if you bring:

•	The validly executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who acquired shares of Mattel common stock after the close of business on March 22, 2019; and

•	Valid personal photo identification (such as a driver’s license or passport).

Shares may be voted in person at the 2019 Annual Meeting only by (i) the record holder as of the close of business on March 22, 2019, or (ii) a person holding a valid proxy executed by such record holder.